                                  EXHIBIT 10.75

                           Purchase and Sale Agreement

                               dated March 4, 2004

                     REAL ESTATE PURCHASE AND SALE AGREEMENT

                            dated as of March 4, 2004

                                 by and between

                         CNL RETIREMENT PROPERTIES, INC.
                                 (as Purchaser)

                         MEDICAL OFFICE PROPERTIES, INC.
                           (as parent of the Sellers)

                                       and

           THE PROPERTY OWNERS OF THE MEDICAL OFFICE PROPERTIES, INC.
             MEDICAL OFFICE BUILDING PORTFOLIO AS IDENTIFIED HEREIN (individually, a Seller, and collectively, as Sellers)

                                TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.

                                                                            Page

                                    EXHIBITS

Exhibit A         Reports for which Reliance Letters (or Updated Reports) shall be Delivered
Exhibit B         Allocation of Purchase Price and Deposit
Exhibit B-1       Excluded Properties for Bilateral Right of Termination
Exhibit C         Form of Deed
Exhibit D         Form of Assignment and Assumption Agreement
Exhibit D-1       Bill of Sale
Exhibit D-2       Schedule of Reserve and Deposit Credits
Exhibit E         Form of Tenant Estoppel Certificate
Exhibit F         Purchaser's Required Assumption Conditions Composite
Exhibit G         Transfer Restriction Waivers and Consents
Exhibit H         Seller Disclosure Schedule
Exhibit I         Form of Asset Management and Transition Services Agreement
Exhibit J         Form of Non-Solicitation Agreement
Exhibit K         Composite State-specific Riders
Exhibit L         Service Contracts to be Terminated

                     REAL ESTATE PURCHASE AND SALE AGREEMENT

      This REAL ESTATE PURCHASE AND SALE AGREEMENT is made and entered into as of March ___, 2004 (the "Effective Date") by and between CNL Retirement Properties, Inc., a Maryland corporation and its permitted successors and assigns ("Purchaser"), Medical Office Properties, Inc., a Maryland corporation ("MOP"), and the twenty-three (23) entities constituting the property owners of the medical office properties listed in Recital A below (the twenty-three (23) entities are referred to individually as a "Seller" and collectively as the "Sellers") which entities are owned directly or indirectly by MOP. Capitalized terms not otherwise defined herein have the meanings set forth in Article I.

                                    RECITALS

      A. Sellers own or lease the twenty-two (22) medical office properties comprised of approximately 1,310,112 square feet of medical office space and commonly known by the following names and located at the following addresses:

      NAME OF BUILDING                               ADDRESS                              NAME OF SELLER
      ----------------                               -------                              --------------
"Encino Medical Plaza"                    5400 Balboa Parkway                      5400 Balboa Boulevard, LLC
                                          Encino, CA 91316

"Sherman Oaks Medical Center"             4835, 4849 Van Nuys Boulevard            HCFP Sherman, LLC
                                          Sherman Oaks, CA 91403

"Valencia Medical Center"                 25880 Tournament Road                    HCFP REIT - Valencia LLC
                                          Valencia, CA 91355

"Aurora Medical Center I"                 1421 South Potomac Avenue                MedOffice AMC I, LLC
                                          Aurora, CO 80012

"Aurora Medical Center II"                1411 South Potomac Avenue                MedOffice AMC II, LLC
                                          Aurora, CO 80012

"Rocky Mountain Cancer Center"            1800 Williams Street                     MedOffice Rocky Mountain LLC
                                          Denver, CO 80218

"BayCare Health"                          16255 Bay Vista Drive                    MedOffice BayCare LLC
                                          Clearwater, FL 33760

"The Diagnostic Clinic"                   1601 West Bay Drive                      Largo Medical Campus LLC
                                          Largo, FL 33770

"Tampa Medical Tower"                     2727 Dr. Martin Luther King Jr.          Tampa Medical Tower LLC
                                          Boulevard
                                          Tampa, FL 33607

          NAME OF BUILDING                         ADDRESS                                   NAME OF SELLER
          ----------------                         -------                                   --------------
"Dorsey Hall Medical Center"              9501 Old Annapolis Road                  HCFP REIT - Dorsey LLC
                                          Columbia, MD 21042

"Randolph Medical Center"                 4701 Randolph Road                       Randolph Medical Center, LLC
                                          Rockville, MD 20851

"Independence Park: 4204 Tech Drive"      4204 Technology Drive                    4204 Technology Drive, LLC
                                          Durham, NC 27704

"Independence Park: 4228 Tech Drive"      4228 Technology Drive                    4228 Technology Drive, LLC
                                          Durham, NC 27704

"Independence Park: 4233 Tech Drive"      4233 Technology Drive                    4233 Technology Drive, LLC
                                          Durham, NC 27704

"Independence Park: 4323 Ben Franklin     4323 Ben Franklin Drive                  4323 Ben Franklin Boulevard, LLC
Blvd."                                    Durham, NC 27704

"Boardwalk Medical Office"                1110 Cottonwood Lane                     Boardwalk Medical Building, LP
                                          Irving, TX 75038

"Las Colinas Medical Plaza II"            7200 Highway 161                         MOP Las Colinas, LP
                                          Irving, TX 75039

"Medical Place One"                       1315 St. Joseph Parkway                  Medical Place I, LP
                                          Houston, TX 77002

"Northwest Regional Medical"              13725 Northwest Boulevard                MedOffice Corpus Christi Medical
                                          Corpus Christi, TX 78410                 Building LP

"Plano Medical Pavilion"                  3801 West 15th Street                    MedOffice Plano Medical Building LP
                                          Plano, TX 75075

"Chesapeake Medical Center"               300 Medical Parkway                      300 Medical Parkway LLC
                                          Chesapeake, VA 23320

"Yorktown 50"                             8316 Arlington Boulevard                 HCFP REIT - Yorktown LLC
                                          Fairfax, VA 22031                        Yorktown MOB II LLC

      Collectively, the above buildings are referred to as the "MOBs" and each, individually, as a "MOB."

      B. Purchaser is a Maryland corporation, and enters into this Agreement with the intent of assigning at Closing its rights hereunder to Affiliates of Purchaser (each a "Property Transferee") that will each purchase one or more of the Properties and thereby the Property Transferees will acquire all of Sellers' right, title and interest in and to the Properties.

      C. Subject to the terms and conditions hereof, the Sellers have agreed to sell to Purchaser, and the Purchaser has agreed to purchase from Sellers, the fee simple interest (or in the case of Medical Place One, a ground leasehold interest pursuant to the Ground Lease) in and to the MOBs, together with the rights, privileges and real, personal and intangible property appurtenant thereto, including excess lands contiguous or adjacent to an MOP which are owned by Sellers, all as more particularly described in Section 2.01 of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01 Definitions and Construction.

            (a) Certain Defined Terms. For purposes of this Agreement, the following terms shall have the respective meanings set forth below. All other capitalized terms, when used in this Agreement, shall have the respective meanings assigned to them where they first appear and are defined in this Agreement.

            "Accounting Firm" has the meaning ascribed to it in Section 4.02(b).

            "Action or Proceeding" means any action, suit, litigation, proceeding, mediation, arbitration or Governmental Entity investigation or audit.

            "Actionable Claim" has the meaning ascribed to it in Section
5.15(b).

            "Ad Valorem Taxes" has the meaning ascribed to it in Section
4.02(a).

            "Affiliate," means any Person owned by, under common control with, or controlled directly or indirectly by, another Person. For purposes of this Agreement, an "Affiliate" shall also mean and include a parent entity, or the Person which controls (directly or indirectly) another Person.

            "Agreement" means this Real Estate Purchase and Sale Agreement.

            "Allocation" has the meaning ascribed to it in Section 2.02.

            "As-Built Drawings" means, with respect to each Property, the final "as-built" plans and specifications for the Improvements located on such Property, which are to be furnished by Sellers at Closing to the applicable Property Transferee to the extent same are in the possession of a Seller or a Seller's Representatives.

            "Asset Management and Transition Services Agreement" has the meaning ascribed to it in Section 8.01, and a copy of which is attached hereto at
Exhibit I.

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

            "Assignment and Assumption Agreements" has the meaning ascribed to it in Section 4.01(a)(x).

            "Authorized Officers" means with respect to a party hereto such party's President, Chief Executive Officer, Chief Financial Officer, and senior or executive Vice President (or their equivalent).

            "Assignment and Assumption of Ground Lease" has the meaning ascribed to it in Section 4.01(a)(xi).

            "Assignment and Assumption of Contracts" has the meaning ascribed to it in Section 4.01(a)(xii).

            "Business Day" means any day on which banks are not required or authorized by Law or executive order to close in the State of Maryland or the State of Florida.

            "Claims" has the meaning ascribed to it in Section 5.15(b).

            "Closing" has the meaning ascribed to it in Section 4.01

            "Closing Date" has the meaning ascribed to it in Section 4.01

            "Confidential Information" has the meaning ascribed to it in Section 7.07(b).

            "Confidentiality Agreement" means the Confidentiality Agreement dated as of September 19, 2003 between Purchaser and CSFB.

            "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or arrangement (whether written or oral) setting forth a legal obligation or right of a party thereto with respect to the subject matter thereof (including all written and verbal amendments, supplements thereto, restatements thereof and consents, waivers and notices thereunder which affect the rights and/or obligations of any of the parties thereto).

            "Conveyed Property" means a Property other than an Excluded
Property.

            "CSFB" means Credit Suisse First Boston LLC, financial advisors to MOP.

            "Damages" means the aggregate amount of any loss, liability, claim, damage (excluding any consequential, speculative, punitive, special or exemplary damages), expense (including without limitation, costs of investigation and defense, reasonable consultants', accountants' and attorneys' fees), whether or not involving a third-party claim, arising from a breach of the express representations and warranties made by MOP or a Seller set forth in this Agreement.

            "Deeds" has the meaning ascribed to it in Section 4.01(a)(iv).

            "Defaulted Property" has the meaning ascribed to it in Section
10.04.

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

            "$" means United States dollars.

            "Deposit" has the meaning ascribed to it in Section 2.05.

            "Effective Date" means the date shown in the preamble to this Agreement.

            "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge or encumbrance.

            "Environmental Claim" means any written or oral notice, claim, demand or other communication, alleging or asserting liability for investigatory costs, cleanup costs, Governmental Entity response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by the Person against whom such liability is alleged or asserted or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or any liability under any Environmental Law. The term "Environmental Claim" shall include any claim by any Governmental Entity for enforcement, cleanup, removal, response, remedial or other action or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" means any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material..

            "Escrow Agent" shall mean the Title Company.

            "Escrow Agreement" has the meaning ascribed to it in Section 2.05.

            "Excluded Assets" means, with respect to any Property:

                  (a) all cash, marketable securities and bank accounts, except security deposits of Tenants of such Property;

                  (b) all insurance policies relating to the Properties and all rights of Sellers and MOP of every nature and description under or arising out of such insurance policies (including the right to any refund for the cancellation of such policies) other than the right to the proceeds thereunder to the extent assigned to Purchaser pursuant to Section 4.04 or any other provision of this Agreement;

                  (c) subject to Section 4.02, all claims for refunds of Taxes paid by Sellers or MOP attributable to such Property relating to any period, or any portion of any period, ending on or prior to the Closing Date; and

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                  (d)   all claims for Tenant Delinquent Rents that are
delinquent as of the Closing Date and are payable under Leases that terminated on or prior to the Closing Date.

            "Excluded Property" has the meaning ascribed to it in Section 2.04.

            "Existing Secured Indebtedness" shall mean any and all secured indebtedness encumbering the Properties or any Property, whether secured by a mortgage, deed of trust, deed to secure debt or similar instrument, with the holders or beneficiaries of such Existing Secured Indebtedness, and the estimated amounts of all Existing Secured Indebtedness as of January 1, 2004, being set forth in Section 5.10(c) of the Seller Disclosure Schedule.

            "Expense Estimate" has the meaning ascribed to it in Section 4.02(a)(xii).

            "Expenses" means, with respect to any party hereto, all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants and fees, costs and expenses incurred in connection with the assumption, defeasance or prepayment of the Existing Secured Indebtedness) reasonably incurred by or on behalf of such party in connection with or related to the negotiation, authorization, preparation, execution and performance of its obligations pursuant to this Agreement, and the consummation of the transactions contemplated hereby, and all other matters and proceedings related to this Agreement, the transactions contemplated hereby and the Closing of such transactions.

            "GAAP" means Generally Accepted Accounting Principles as adopted by the American Institute of Certified Public Accountants, consistently applied.

            "Governmental Entity" means any United States federal, state or local and any foreign governmental, political subdivision, regulatory or administrative authority, agency or commission, board, or any court or administrative tribunal.

            "Ground Lease" means that certain Medical Office Building Ground Lease by and between CHRISTUS St. Joseph Hospital, a Texas non-profit corporation d/b/a CHRISTUS St. Joseph Hospital, as Ground Lessor and Medical Place I, L.P., a Delaware limited partnership, as Ground Lessee, dated June 4, 2003, as amended.

            "Hazardous Material" means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls, (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste or hazardous waste under any applicable Environmental Law or (iii) any "microbial matter," with microbial matter meaning living and non-living fungi or bacterial matter that reproduces through the release of spores or splitting of cells, including but not limited to mold, mildew and viruses.

            "Hazardous Material Activities" has the meaning ascribed in Section 5.09.

            "Improvements" shall have the meaning ascribed in Section 2.01(b).

            "Indebtedness" of any Person means all obligations of such Person
(i) for borrowed money, whether or not evidenced by notes, bonds, debentures or similar instruments,

(ii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iii) under capital leases, and (iv) in the nature of guarantees of the obligations described in clauses (i) through (iii) above of any other Person.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

            "IRS" means the United States Internal Revenue Service.

            "Law" means any U.S. federal, state, or local, and any foreign, statute, law, ordinance, regulation, rule, code, order, judgment, decree, or other requirement or rule of law, as in effect from time to time, including the Foreign Corrupt Practices Act.

            "Lease" means any written lease by any Tenant of any space at any Property, as same may be amended, which Leases that are in effect as of the date hereof being listed at Section 5.10(a) of the Seller Disclosure Schedule.

            "Leased Real Property" means the parcel of real property ground leased under the Ground Lease.

            "Legal Expenses" of a Person means any and all reasonable out-of-pocket fees, costs and expenses of any kind incurred by such Person and its counsel in investigating, preparing for, defending against, providing evidence, producing documents or responding to subpoenas in connection with, or taking other action with respect to any threatened or asserted claim of a third party or Governmental Entity, including expenses of investigation, court costs, and fees and reasonable expenses of attorneys, accountants and experts.

            "Liquidated Transaction Costs" has the meaning ascribed to it in
Section 7.05.

            "Major Tenants" means any Tenant that occupies, as of the Effective Date, at least ten percent (10%) of the rentable area of a particular Property, as shown in Section 5.11 of the Seller Disclosure Schedule.

            "Material Contract" has the meaning ascribed to it in Section
5.10(a).

            "MedPlace Option Agreement" has the meaning ascribed to it in
Section 7.04.

            "MOB" or "MOBs" has the meaning ascribed to it in the Recitals to this Agreement.

            "MOP" means Medical Office Properties, Inc., a Maryland corporation.

            "MOP Shareholder Approval" means the affirmative vote of the holders of at least two-thirds of the shares outstanding and entitled to vote at a special meeting of shareholders of MOP in favor of the transactions contemplated by this Agreement and the dissolution and liquidation of MOP, but not including the execution and delivery of this Agreement or the obligation to pay the Liquidated Transaction Costs pursuant to Section 7.05, each of which has already been authorized and approved.

            "Mortgagee" shall mean any mortgagee or beneficiary under any Existing Secured Indebtedness, which Mortgagees are listed in Section 5.10(c) of the Seller Disclosure Schedule.

            "Non-Solicitation Agreement" has the meaning ascribed to it in
Section 8.02.

            "Order" means any writ, judgment, decree, stipulation, determination, injunction or similar order or award of any Governmental Entity (in each such case whether preliminary or final).

            "Permits" means permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Entities.

            "Permitted Encumbrance" has the meaning ascribed to it in Section 3.03(a).

            "Person" means an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, entity or Governmental Entity.

            "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.

            "Property" or "Properties" means individually or collectively the MOBs, and all of Seller's right title and interest in the Real Property, Improvements, Personalty, Leases, Contracts, and Intangible Property related to each such MOB.

            "Property Transferee" has the meaning ascribed to it in Recital B hereof.

            "Purchase Price" has the meaning ascribed to it in Section 2.02, which shall be subject to adjustments, credits and prorations as provided herein.

            "Purchaser's Assumption Conditions" has the meaning ascribed to it in Section 7.03.

            "Purchaser's Reports" has the meaning ascribed to it in Section
3.01.

            "Purchaser's Title Objections" has the meaning ascribed to it in
Section 3.03(a).

            "Real Estate Records" means, for any Property, all of the documents relating to the Property including, without limitation, all instruments, notices, agreements, contracts, bills, invoices, surveys, engineering reports, environmental reports, Leases, assignments, and plans and specifications, building permits, approvals issued by Governmental Entities and all Permits, Releases, Orders, Tenants, or Rents that relate to such Property and are in the possession of the respective Seller, except for memoranda prepared by Seller that are confidential and do not relate to the ownership or operation of the Properties, Permits, Releases, an Order, a Tenant, or Rents, provided that copies of the foregoing retained by MOP or a Seller shall not be deemed to be "Real Estate Records".

            "Real Property" means with respect to each MOB, the real property described in Section 2.01 of the Seller Disclosure Schedule, together with all easements, rights of way, privileges, licenses and appurtenances which MOP or Seller may now own or hereafter acquire with respect thereto.

            "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration from or into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

            "Reliance Letters" means letters issued by certain third parties to Purchaser (or to MOP or a Seller with specific permission that Purchaser may rely thereon) relating to certain environmental, engineering, property condition and other reports prepared by such third parties, which reports are listed on Exhibit A.

            "Rent Rolls" has the meaning ascribed to it in Section 5.11 and is attached to this Agreement as Section 5.11 of the Seller Disclosure Statement, and as updated by Sellers and MOP as of the Closing Date pursuant to Section 4.01(a)(xviii).

            "Rents" has the meaning ascribed to it in Section 4.02(a).

            "Representatives," with respect to a party, shall mean such party's directors, partners, members, officers, employees, agents, Affiliates, consultants, attorneys, investment bankers or other representatives.

            "Required Tenant Estoppel Certificates" has the meaning ascribed to it in Section 7.02.

            "Seller" means with respect to each Property, the Seller identified in Recital A hereof, and collectively, as described in the preamble to this Agreement.

            "Seller Disclosure Schedule" has the meaning ascribed to it in
Article V.

            "Settlement Statement" has the meaning ascribed to it in Section 4.02(b).

            "Survey" or "Surveys" has the meaning ascribed to it in Section 3.03(b).

            "Survey Notice" has the meaning ascribed to it in Section 3.03(b).

            "Tax" or "Taxes" means (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Taxing Authority, including, without limitation, taxes or other charges on or with respect to Rents, income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes, license, registration and documentation fees, and customs' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in clause (i) or clause (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

            "Tax Return" means any return, statement, report or form (including any estimated tax reports and returns, withholding tax reports and returns and information reports and returns) required to be filed with respect to any Tax.

            "Taxing Authority" means any Governmental Entity or taxing authority responsible for the assessment, collection or administration of any Tax.

            "Tenant" means any of those tenants under the Leases, and under any other Lease entered into by a Seller after the date of this Agreement, pursuant to the terms hereof.

            "Tenant Delinquent Rents" has the meaning ascribed to it in Section 4.02(a)(v).

            "Title Company" shall mean LandAmerica Family Title Insurance Underwriters, or such other title insurance company as shall be approved by Purchaser and MOP.

            "Title Commitment" has the meaning ascribed to it in Section
3.03(a).

            "Title Defect" has the meaning ascribed to it in Section 3.03(a).

            "Title Review Period" has the meaning ascribed to it in Section 3.03(a).

            "Transfer Restrictions" has the meaning ascribed to it in Section 7.04.

            "Transfer Restriction Consents" means the consents required under
Section 7.04 from the beneficiaries of the Transfer Restrictions.

            "Transfer Taxes" means any Tax imposed upon the transfer of any of the Properties, including, without limitation, any recordation, sales, use, documentary, transfer or value added Tax, but not including income Taxes.

            (b) Construction. Unless the context of this Agreement otherwise clearly requires, (i) words of any gender include each other gender and the neuter; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision; (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement; (v) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation" except when preceded by a negative predicate;
(vi) "material", "materially", "material default(s)" or material breach(es) means, when used with respect to a specific individual Property, and shall include changes, effects, events, occurrences, states of facts, developments, breaches or defaults which, individually or in the aggregate, and irrespective of when discovered or disclosed, are equal to or in excess of three percent (3%) of the Allocated Purchase Price for such Property (the "3% Threshold"), as the Allocated Purchase Prices are shown on Exhibit B; and (vii) when a reference is made in this Agreement to a schedule or exhibit, such reference shall be to a schedule or exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. The term "party" or "parties" (but not the term "third party") when used herein refer to Purchaser, on the one hand, and MOP and Sellers, on the other hand. When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means, in the case of Purchaser, the actual knowledge of the employee holding the office of an Authorized Officer of Purchaser, and, in the case of MOP and Sellers, the actual knowledge of the employee holding the office of an Authorized Officer of MOP. Neither Purchaser nor MOP shall be subject to any express or implied duty or obligation upon such Authorized Officer, to conduct any further inquiry or investigation, other than that with respect to any representation or warranty expressly made by MOP or any Seller in this Agreement concerning a Property or the Properties, MOP and the respective Seller (through its Authorized Officers) shall have made a reasonable inquiry of the property manager employed by MOP or such Seller for such Property or Properties prior to making the representation hereunder. Such "reasonable inquiry" of a property manager shall mean, for purposes of this Agreement, that either MOP or the respective Seller (through their Authorized Officers) shall have inquired of the respective property manager as to the representations and warranties made in Sections 5.04(b), 5.05, 5.06, 5.07, 5.08(a), 5.08(c) and (d), 5.09, 5.10(a)(i),
(iii) and (iv), and 5.11, and shall certify to Purchaser at Closing that each such property manager shall have advised MOP or the respective Seller, orally or in writing that, to their knowledge, the representations and warranties made in such sections or subsections are not incorrect with respect to the property managed by them (except as may be modified by the matters set forth on the Seller Disclosure Schedule). In this Agreement, any reference to a party conducting its business or other affairs or taking any action in the "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the specified business as heretofore conducted to the extent: (a) such action is consistent with such party's past practices and is taken in the ordinary course of such party's normal day-to-day operations; and (b) such action is not required to be authorized by such party's shareholders, such party's board of directors or any committee of such party's board of directors and does not require any other separate or special authorization of any nature from a third party.

                                   ARTICLE II

                        SALE OF ASSETS AND PURCHASE PRICE

      Section 2.01 Purchase and Sale. Subject to the terms and conditions of this Agreement, Sellers agree to sell to Purchaser, and Purchaser agrees to purchase from Sellers, the property described in Subsections 2.01(a) through (f) below (collectively, the "Property").

            (a) Real Property and Easements. A fee simple interest, or in the case of Medical Place One a ground leasehold estate, in and to the Real Property with respect to each MOB;

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            (b)   Improvements. A fee simple interest in each of the MOBs and all other buildings, structures, fixtures and other improvements located on the Real Property (collectively, the "Improvements"), including without limitation all surface and structured parking facilities associated with any MOB; provided, however, that in the case of Aurora I and Aurora II it is understood that each of the MOBs rights to parking shall arise under and be governed by the applicable license agreement;

            (c) Personalty. All equipment, machinery, fixtures, furnishings and other items of personal property owned by Sellers, located on or used in connection with the Real Property, if any, (collectively the "Personalty");

            (d) Leases. All of Sellers' right, title and interest under, in and to those certain leases, if any, described in the Seller's Disclosure Statement, and all modifications or amendments thereto, and new leases entered into after the Effective Date in accordance with the terms of this Agreement (each a "Lease," and collectively, the "Leases");

            (e) Contracts. All of Sellers' right, title and interest under, in and to those certain service contracts, construction contracts, tenant improvement contracts and agreements listed in the Sellers' Disclosure Statement, and all such contracts and agreements entered into after the Effective Date in accordance with the terms of this Agreement (as hereinafter defined) hereunder (each a "Contract," and collectively, the "Contracts"); and

            (f) Intangible Property. All of Sellers' right, title and interest in and to the following property, to the extent assignable, (collectively, the "Intangible Property"): (1) all security deposits, licenses and permits relating to the ownership, operation and development of the Real Property, a listing of which MOP and Seller shall add in an amendment to the Seller Disclosure Statement within ten (10) Business Days following the Effective Date; (2) any rights held by Sellers to utilize and retain the name of the MOBs; (3) all guaranties, certificates, and warranties received by Sellers from any contractor, manufacturer or other Person in connection with the acquisition, construction or operation of any of the Real Property a listing of which MOP and Seller shall add in an amendment to the Seller Disclosure Statement within ten
(10) Business Days following the Effective Date; (4) all agreements, contracts, covenants, and restrictions related to or benefiting the Real Property and any and all assignable rights of Sellers thereunder, including development rights and entitlements, air rights, density rights, signage rights, and drainage rights, and all occupancy or rental support agreements relating to each of the Properties; (5) all approvals, licenses, authorizations, permits, and applications with or from Governmental Entities related to or benefiting the Real Property, a listing of which MOP and Seller shall add in an amendment to the Seller Disclosure Statement within ten (10) Business Days following the Effective Date; (6) all trademarks, service marks, trade names, fictitious names, telephone and facsimile numbers, post office box numbers, and other intangible personal property of or related to the Real Property and owned by MOP or Sellers a listing of which MOP and Seller shall add in an amendment to the Seller Disclosure Statement within ten (10) Business Days following the Effective Date. As to the Intangible Property not delineated on the Seller Disclosure Schedule as of the Effective Date but revealed in an amendment thereto as contemplated in this subparagraph (f), if the new matters shown on the Seller Disclosure Schedule reveal that the Seller lacks the approvals, authorizations, permits, etc. necessary to operate the Property in accordance with applicable legal requirements or if, in the Purchaser's

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

reasonable opinion, the newly disclosed matters are material or have a material adverse effect on the Property (or Properties) or the operation thereof, then Purchaser shall have the option to treat the applicable Property or Properties as Excluded Properties in accordance with the provisions of Section 2.04

      Section 2.02 Purchase Price; Allocation. The aggregate cash purchase price for the Properties is Two Hundred and Fifty-Six Million Five Hundred Thousand Dollars ($256,500,000), subject to adjustment as provided herein (the "Purchase Price"). The Purchase Price shall be paid at Closing by way of a combination of the assumption by Purchaser (or its permitted successors and assigns) of the Existing Secured Indebtedness and a cash payment equal to the difference between the Purchase Price (as adjusted by Section 2.03 and any other provisions of this Agreement) and the principal amount of Existing Secured Indebtedness being assumed by Purchaser. The Purchase Price shall be adjusted at Closing as set forth in this Agreement. The initial allocation of the Purchase Price among the Properties is set forth on Exhibit B (the "Allocation"). .Purchaser may modify the Allocation provided that any revisions thereto shall be reasonable and consistent with the asset valuation prepared by Purchaser or its advisors. Purchaser shall provide MOP with information supporting any proposed modification of the Allocation. Subject to modifications of the Allocation pursuant to this Section 2.02 and as a result of the exclusion of Excluded Properties pursuant to the provisions of this Agreement, the Allocation shall be conclusive and binding upon Purchaser, Sellers and MOP for all purposes, and each of Purchaser, Sellers and MOP agrees that all returns and reports and all financial statements shall be prepared in a manner consistent with (and neither Purchaser, Sellers nor MOP shall otherwise file a Tax return position inconsistent with) the Allocation. If such Allocation is disputed by any Governmental Entity, the party receiving notice of such dispute shall promptly notify the other party hereto of the existence thereof, and shall cooperate with the other party in resolving such dispute.

      Section 2.03 Satisfaction of Existing Secured Indebtedness. Subject to
Section 2.04 with respect to Excluded Properties, and Section 7.03 with respect to Assumption of Existing Secured Indebtedness, and notwithstanding the Purchaser's obligation to assume all of the Existing Secured Indebtedness for which consents have been obtained from Mortgagees, Purchaser shall have the right to elect to have MOP or Sellers satisfy the Existing Secured Indebtedness with respect to a particular Property or Properties at Closing. An election by Purchaser under this Section 2.03 shall increase the portion of the Purchase Price being paid in cash by an amount equal to the amount necessary to satisfy in full the Existing Secured Indebtedness designated for satisfaction by Purchaser. Purchaser shall pay and be responsible for any and all prepayment penalties, premiums, or fees, defeasance costs, Legal Expenses of any Mortgagee and any other costs and expenses required in connection with such satisfaction or defeasance. Purchaser must notify MOP and the Escrow Agent in writing of an election under this Section 2.03 fifteen (15) days prior to the Closing Date, which notice shall include a description of the particular Existing Secured Indebtedness (and the applicable Properties) that the Purchaser is electing that a Seller or MOP satisfy at Closing. In the event Purchaser fails to provide such notice before the fifteenth (15th) day prior to the Closing Date, such right shall be void and of no further force and effect as to any Existing Secured Indebtedness not mentioned in such notice. MOP shall notify Purchaser in writing, within five (5) days of the receipt of Purchaser's notice, whether any Existing Secured Indebtedness identified by Purchaser for satisfaction may not be so satisfied as a result of any "lock-out" or similar provision, in which

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event, Purchaser shall assume such Existing Secured Indebtedness if the applicable Mortgagee consent to assumption has been obtained consistent with Purchaser's Assumption Conditions described in Schedule 7.03 hereof(and Purchaser shall use its commercially reasonable best efforts to obtain such consents) or, failing receipt of such consent, the Property encumbered by such Existing Secured Indebtedness shall be treated as an Excluded Property.

      Section 2.04 Allocable Reduction in Purchase Price; Excluded Property. Pursuant to the terms and conditions of Sections 3.03(a) and (b) (Title and Survey Objections), 4.04 (Risk of Loss), 7.02 (Tenant Estoppels) 7.03 (Mortgagee Consent), 7.04 (Transfer Restriction Consents) and 10.04 (Defaulted Properties) of this Agreement, Purchaser has certain rights, upon delivery of written notice to MOP as specified in said Sections (and in no event later than the Closing
Date), to exclude certain Property or Properties from the conveyance pursuant to this Agreement (any of such Properties so excluded by Purchaser being an "Excluded Property"). In the event that Purchaser so excludes any Excluded Property, any and all of each party's rights, liabilities, obligations, representations and warranties with respect to the Excluded Property shall be void and of no further force and effect; provided, however, such rights, liabilities and obligations, together with all of the terms of this Agreement, shall remain in full force and effect with respect to all Conveyed Properties (i.e., all Properties other than any Excluded Properties). The Purchase Price shall be reduced by the value allocated to any Excluded Property in the Allocation, and the Deposit shall be proportionately reduced and the Deposit allocated to the Excluded Property shall be returned to Purchaser. Notwithstanding anything in this Agreement to the contrary, in the event that the Purchase Price payable at Closing, taking into account reductions to the Purchase Price resulting from all Excluded Properties, as determined by the Allocation, is reduced to less than $192,375,000.00, then this Agreement may be terminated by Purchaser effective upon delivery of written notice to MOP, which notice must be delivered no later than the earlier to occur of (A) the fifth
(5th) day following the first date on which the value of the Excluded Properties causes the Purchase Price, as shown on the Allocation, to be less than $192,375,000.00 and (B) the Closing Date; or, in the absence of such notice by Purchaser, Purchaser shall pay the allocated Purchase Price for and take title to the Conveyed Properties in accordance with this Agreement: provided, further, notwithstanding any provision of this Agreement to the contrary, if Purchaser elects to treat a Property or Properties as an Excluded Property(ies) and the election is solely by reason of its election under Section 3.03 (a) or (b) or
Section 7.03, and if the Property(ies) to be so excluded is one of the Properties listed on Exhibit B-1, then, in such event, either Purchaser or Seller shall have the right to terminate this Agreement, in which case the Purchaser shall immediately receive back the Deposit, and neither party shall have any further liability to the other under this Agreement. Notwithstanding the foregoing, however, prior to exercising its right to exclude a Property or Properties listed on Exhibit B-1 solely by reason of its election under Section
3.03 (a) or (b) or Section 7.03, Purchaser shall notify Seller of its intent to exclude such Property(ies), giving Seller its reasons therefor, and Seller shall have two (2) Business Days thereafter to notify Purchaser if Seller would exercise its right of termination hereunder. If Seller advises Purchaser that it would terminate this Agreement if Purchaser excludes the Property(ies) pursuant to this proviso, then Purchaser shall have the right to (a) rescind its notice to exclude the Property(ies) or (b) accept Seller's notice of termination.

      Section 2.05 Deposit. On the next Business Day following the date a fully-executed copy of this Agreement is delivered to the Escrow Agent by MOP, Purchaser shall deliver to the

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

Escrow Agent by wire transfer the amount of Fifteen Million and No/100 Dollars ($15,000,000.00) (which amount, together with all interest accrued thereon, if any, is herein called the "Deposit"). The Deposit has been allocated among the Properties in the manner described in Exhibit B. The Deposit shall be invested by the Escrow Agent in an insured interest-bearing accounts and/or certificates as Purchaser shall direct, and shall be held by Escrow Agent pursuant to an Escrow Agreement by and between Escrow Agent, MOP and Purchaser (the "Escrow Agreement"). Purchaser agrees to promptly deliver or cause the Escrow Agent to deliver written acknowledgment by the Escrow Agent that the executed copy of this Agreement and the Deposit have been received by and are being held by the Escrow Agent pursuant to the terms of this Agreement and the Escrow Agreement. If the Closing occurs, the Deposit shall be paid to MOP and applied to the payment of the Purchase Price at Closing. If Purchaser terminates this Agreement in accordance with any express right to terminate granted to Purchaser by the terms of this Agreement, then the Deposit shall be returned to Purchaser, and no party hereto shall have any further obligations under this Agreement except for such obligations which by their terms expressly survive any termination of this Agreement. As set forth and pursuant to the terms of Section 10.01, the Deposit shall be paid by Escrow Agent to Seller upon Purchaser's failure to Close. If Purchaser terminates this Agreement in accordance with any express right to terminate granted to Purchaser by the terms of this Agreement, Purchaser agrees to deliver to MOP copies of the following third party reports prepared for
Purchaser: surveys, appraisals, environmental reports, property inspection reports and reports dealing with Americans with Disability Act compliance (collectively, the "Third Party Reports"). The obligation to deliver the Third Party Reports shall survive the termination of this Agreement.

                                   ARTICLE III

                                   INSPECTIONS

      Section 3.01 Inspection. Purchaser has completed the due diligence inspections and investigations of the Properties and of any financial records pertaining to the operation of the Properties that it deems necessary or appropriate in order to enter into this Agreement and for the Deposit to be "unrefundable" hereunder except under the circumstances expressly set forth in this Agreement, which, among other things, provides for a return of the allocable portion of the Deposit with respect to an Excluded Property or all Deposits for all Properties in the event of a termination under Section 2.04 hereof. Prior to Closing, upon reasonable prior notice to MOP, Sellers shall grant Purchaser the right to inspect the Properties pursuant to this Article III, but Purchaser acknowledges that it shall have no right to terminate this Agreement solely as a result of any such Inspections. All inspections under this
Article III shall be subject to MOP's prior approval, and shall be conducted at any reasonable times during business hours, and shall be subject to the rights and operations of Tenants. Provided each is available every Business Day prior to Closing and upon reasonable notice, MOP and its Representatives shall have the right to be present during any inspection pursuant to this Article III. Notwithstanding anything herein to the contrary, Seller shall have no obligation to permit Purchaser to conduct any environmental testing or investigation or any inspection which would materially alter the physical condition of the Property. Upon reasonable prior notice to MOP, MOP shall, at the specific request of Purchaser, use commercially reasonable best efforts to arrange and permit face to face meetings between Purchaser (or its Representatives) and Major Tenants; provided, however, that Purchaser shall not divulge to any Major Tenant the economic terms and conditions of Purchaser's purchase hereunder, and MOP shall have the right to have its Representatives present

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

at any such meeting. Purchaser shall consult with MOP during any appraisal process and shall instruct the appraiser to provide MOP with a complete copy of any appraisal prepared by such appraiser of any Property following the earlier of the date on which the MOP Shareholder Approval is obtained or the Deposit is returned to Purchaser pursuant to Section 2.05. All information provided by a Seller or MOP to Purchaser, or obtained by or prepared for Purchaser relating to the Properties in the course of Purchaser's inspections pursuant to this Article III or prior to entering into this Agreement, including, without limitation, any environmental assessment or audit or updates thereto, or any appraisal of any Property (collectively, the "Purchaser's Reports") shall be treated as Confidential Information by Purchaser and Purchaser shall instruct all of its Representatives as to the confidentiality of all such information.

      Section 3.02 Restoration. Purchaser shall restore the Properties to their condition existing immediately prior to Purchaser's inspection thereof, and Purchaser shall be liable for all damage or injury to any person or property resulting from, relating to or arising out of any such inspection, whether occasioned by the acts of Purchaser or any of its Representatives, and Purchaser shall indemnify and hold harmless Sellers, MOP and their Representatives from any liability resulting therefrom. This indemnification obligation of Purchaser shall survive the Closing or the termination of this Agreement, as applicable and shall also apply with respect to any damage or injury with respect to any Excluded Property. Upon MOP's request, Purchaser shall provide MOP with proof of liability insurance (which shall be reasonably acceptable to MOP) prior to any inspection of any Property under this Article III.

      Section 3.03 Title Commitments and Surveys.

            (a) Title Commitments. In the event that any matter appearing in any title commitment or title policy previously delivered to Purchaser, or any update thereto or new title commitment obtained by Purchaser (any of same being a "Title Commitment") other than Permitted Encumbrances, is unacceptable to Purchaser (each a "Title Defect"), Purchaser shall have notified MOP in writing of such facts and the reasons therefor ("Purchaser's Title Objections"). The parties acknowledge that, as of the date hereof, Purchaser has delivered to MOP Purchase Title Objections with respect to all of the Properties. Anything herein to the contrary notwithstanding, Purchaser's Title Objections may not include
(i) any of the Existing Secured Indebtedness, (ii) any inchoate mechanic liens for completed construction, or construction in progress, provided the same is paid or transferred to bond by MOP or the respective Seller prior to or at Closing, (iii) any Lease, except for Transfer Restrictions contained in any Lease, which shall be governed by Section 7.04 hereof, (iv) utility easements provided same are customary in connection with (or which reasonably serve) the Improvements and do not lie under any building areas, (v) liens for unpaid taxes, charges or assessments which are not yet due and payable but not yet delinquent, provided the same are paid at Closing or, as applicable, prorated in the manner set forth in Section 4.02(a), or (vi) zoning or other building regulations provided the same do not prohibit or impair in any material respects the use of the Properties as each is currently being used, as contemplated by this Agreement (each of same being a "Permitted Encumbrance"). MOP shall respond in writing to any of Purchaser's Title Objections no later than the close of business on March 8, 2004, as to whether MOP intends to cause (or to cause the Title Company to cause) same to be eliminated, insured over, modified or cured prior to the Closing Date. Notwithstanding anything to the contrary contained herein, Sellers and MOP shall have no obligation to take any steps or bring any action or proceeding or otherwise to incur

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

any effort or expense whatsoever to eliminate, insure over or modify any Title Objections except as the same relate to liens other than the liens securing the Existing Secured Indebtedness, judgments or consensual liens which are outstanding that have been reduced to a sum certain or liquidated amount and have not been bonded off. In the event MOP so informs Purchaser in writing that MOP is unable or unwilling to eliminate, cure or modify all of the Title Defects by the Closing Date, or if MOP has not timely responded in writing to Purchaser's Title Objections, Purchaser may (as its sole and exclusive remedy) treat the Property or Properties that is or are the subject of Purchaser's Title Defects as an Excluded Property by delivering notice thereof in writing to MOP within five (5) Business Days following the date upon which Purchaser receives the notice provided for above from MOP regarding MOP's intent to cure Title Objections, such collective title review and objections periods being hereinafter referred to as the "Title Review Period"), and such affected Property or Properties shall thereupon be an Excluded Property for all purposes under this Agreement. Provided, however, prior to excluding any Property under this Section 3.03 (a), Purchaser shall contact MOP in order to apprise MOP of Purchaser's intention to so exclude a Property or Properties. Upon the expiration of the Title Review Period, except for any of the Title Defects that MOP or the Title Company has agreed in writing to cure, insure over, or eliminate, and except for Properties excluded by Purchaser as described in the preceding sentence, Purchaser shall be deemed to have accepted the form and substance of all exceptions to the Title Commitments and other items shown thereon which shall thereupon be deemed to be Permitted Encumbrances.

            (b) Survey Review. Seller has provided certain surveys with respect to the Properties and Purchaser has ordered updated surveys of each Property (the "Survey" or "Surveys"). Purchaser or its counsel shall have provided written notice (the "Survey Notice") to Seller of any conditions on the Surveys which are unacceptable ("Survey Defects"), and the parties acknowledge that as of the date hereof, Purchaser has delivered to MOP Survey Notices for all of the Properties except for the Yorktown undeveloped parcel (`Yorktown B"), the Survey for which has been ordered and for which the Survey Notice, if any, will be delivered by Purchaser to Seller within three (3) days from Purchaser's receipt of the Survey for Yorktown B. MOP shall respond to the matters raised in the Survey Notice for Yorktown B within two (2) Business Days from Seller's receipt of the Survey Notice for Yorktown B. The Survey Notice may include, but is not limited to the following:

                  (1)   any encroachments onto the Real Property;

                  (2) any encroachments of the Improvements onto the lands of others;

                  (3) any encroachments of the Improvements onto easements or beyond setback lines located on the Real Property;

                  (4) no means of physical and legal ingress to and egress from a publicly dedicated roadway;

                  (5)   failure of the Real Property legal description to close;

                  (6) slivers, strips, gores, or hiatuses contained in the Real Property; or

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

                  (7) any other matters that reasonably cause the Title Company to refuse to delete the survey and unrecorded easement exceptions to the Commitment.

      All such encroachments or other Title Defects so noted in the Survey Notice are to be regarded for all purposes under this Agreement as Title Defects and, as such, are to be treated in the manner provided in Section 3.03(a). Any such Title Defects shown on the Survey and not noted in the Survey Notice shall be deemed to be Permitted Encumbrances.

      Section 3.04 Service Contracts. Sellers and/or MOP shall provide to Purchaser as an amendment to the Seller Disclosure Schedule, within ten (10) days from the Effective Date, a list of all service, maintenance or similar Contracts for and relating to any of the Properties, together with copies thereof. Purchaser shall have five (5) days from its receipt of said Contracts within which to advise Seller which of said Contracts are to be terminated at Closing. Sellers or MOP shall terminate, as of Closing, any service, maintenance or similar Contracts so identified by Purchaser to be terminated, so long as same may be terminable without cause and without cost to Sellers on thirty (30) days or less notice. Any other service, maintenance or similar Contracts shall be assumed by Purchaser at Closing.

                                   ARTICLE IV

                       CLOSING; PRORATIONS AND ADJUSTMENTS

      Section 4.01 Closing. Unless this Agreement shall have been otherwise terminated pursuant to its terms, the Closing of the purchase and sale of the Properties (the "Closing") shall take place on April 15, 2004, or such other date as the parties hereto agree in writing, but only after and subject to the satisfaction or waiver of each of the conditions set forth in Article IX (the "Closing Date"). The Closing shall take place in part at the offices of Greenberg Traurig, P.A., 450 South Orange Avenue, Suite 650, Orlando, Florida 32801, or at such other location or locations as the parties may agree. At the
Closing: Provided, however, in the event either party is unable, after using commercially reasonable efforts, to accomplish the tasks required for satisfaction of the Conditions to Closing, as stated in Article IX and elsewhere in the Agreement (e.g., Purchaser's inability to timely obtain agreements from Mortgagee(s) consistent with the Purchaser's Required Assumption Conditions or Seller's inability to timely obtain a Tenant Estoppel Certificate or a Transfer Restriction Consent), then either party shall have the option to extend the Closing for up to thirty (30) days in order to satisfy or cause satisfaction of the Conditions to Closing. At Seller's option, however, if and to the extent the Conditions to Closing are satisfied for some, but not all of the Properties, as of April 15, 2004, then Seller shall have the option and Purchaser shall be required to close on the Properties for which the Conditions to Closing have been satisfied. As to any Property(ies) for which the Closing has been extended hereunder, the terms, conditions and covenants of this Agreement shall remain in full force and effect as to the closing and closing date, as extended, for said Property(ies).

            (a) To the extent not previously delivered to Purchaser, MOP shall duly execute, as applicable, and deliver or cause to be delivered to Purchaser with respect to each Property:

                  (i)   Intentionally omitted;

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

                  (ii) copies or originals of any Real Estate Records in a Seller's or MOP's possession or reasonably available to Seller or MOP, including but not limited to any original Leases, documents relating to the Existing Secured Indebtedness, and Material Contracts;

                  (iii) all original tenant estoppel certificates (and Required Tenant Estoppel Certificates) received by a Seller or MOP;

                  (iv) special warranty deeds conveying the Properties and all Improvements thereon to Purchaser (or the Applicable Transferee) free and clear of all liens and encumbrances, other than Permitted Encumbrances, and in the form attached hereto as Exhibit C (the "Deeds");

                  (v) delivery by Seller or MOP of a duly executed Bill of Sale relating to the Personalty, in the form attached hereto as Exhibit D-1;

                  (vi) with respect to each Seller and MOP, (i) a certificate of existence and good standing from the state of its incorporation or organization, and with respect to each Seller a certificate that such Seller is qualified to do business in the state in which the relevant Property owned or leased by such Seller is located; (ii) a true and complete copy of all applicable resolutions and certificates of incumbency, adopted on behalf of each Seller and MOP authorizing the execution, delivery and performance of this Agreement and all transactions contemplated hereby, certified by an Authorized Officer of MOP;

                  (vii) all Reliance Letters (or updates to the reports listed on Exhibit A and issued directly to Purchaser);

                  (viii) an affidavit from each Seller certifying that such Seller is not a "foreign person" as defined in the Foreign Investment in Real Property Tax Act of 1980, and the 1984 Tax Reform Act, as amended;

                  (ix) executed notices to all Tenants, notifying the Tenants that the Properties have been conveyed to Purchaser and directing that all Rents thereafter be paid to Purchaser or the applicable Property Transferee, in a form reasonably approved by Purchaser;

                  (x) Assignment and Assumption Agreements with respect to the Leases for the Properties which have not been or will not be terminated as of Closing (the "Assignment and Assumption Agreements"), which shall be in the form of Exhibit D hereto and shall be executed by the respective Sellers and Purchaser;

                  (xi) an Assignment and Assumption Agreement with respect to the Ground Lease (the "Assignment and Assumption of Ground Lease"), in form and substance reasonably satisfactory to both parties and the Title Company for purposes of insuring the leasehold estate granted thereby in and to the Applicable Transferee;

                  (xii) an Assignment and Assumption relating to all Contracts to be assigned by Seller or MOP hereunder (the "Assignment and Assumption of Contracts") in a form

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


and substance reasonable acceptable to the parties hereto and consistent with the terms of Section 3.04 above;

                  (xiii) the Transfer Restriction Consents from the beneficiaries of the Transfer Restrictions for the Properties other than the Excluded Properties;

                  (xiv) a certificate of an Authorized Officer of MOP that the MOP Shareholder Approval has been obtained, in a form acceptable to the Title Company to satisfy the Title Commitment requirements;

                  (xv) the Asset Management and Transition Services Agreement, which shall be executed at Closing by the Purchaser and MOP (or an Affiliate or permitted assignee of MOP under Section 8.01 hereof);

                  (xvi) the Non-Solicitation Agreement referred to in Section 8.02, which shall be executed at Closing by Purchaser, Seller and each of the Authorized Officers of MOP;

                  (xvii) the Settlement Statement, as previously agreed to by the parties;

                  (xviii) updated and current Rent Rolls, each in form and content substantially identical to the Rent Rolls described in Section 5.11 hereof certified by the appropriate Authorized Officer of MOP.

                  (xix) a certificate, dated the Closing Date, certifying that all of MOP's Sellers' Representations made herein shall be true and correct as of the Closing Date;

                  (xx) a complete set of keys and lock combinations for the Property owned or leased by such Seller; and

                  (xxi) such other certificates, documents and agreements as may be considered by Purchaser's counsel or the Title Company as reasonably necessary for Closing or to effectuate the transactions contemplated by this Agreement including, but not limited to, an Seller's Affidavit in favor of Purchaser and the Title Company which will, among other things, state that MOP and Seller's have examined all applicable records in Sellers' or MOP's possession or reasonably available to them pertaining to the Properties, including Leases, and that there exist no rights of first offer, rights of first refusal or other Transfer Restrictions other than those set forth in the Seller Disclosure Schedule.

            (b) To the extent not previously delivered to Sellers or MOP, Purchaser shall deliver or cause to be delivered to Sellers:

                  (i) duly executed counterparts of the Assignment and Assumption Agreements, Asset Management Agreement, Settlement Statement, and Non-Solicitation Agreement;

                  (ii) written evidence that the approval of all applicable Mortgagees has been obtained for Purchaser's assumption of the Existing Secured Indebtedness other than that which is not being satisfied at Closing or which relates to an Excluded Property;

                  (iii) a true and complete copy of the resolutions, adopted on behalf of Purchaser, authorizing the execution, delivery and performance of this Agreement and all transactions contemplated hereby, certified by an Authorized Officer of Purchaser; and

                  (iv) such other documents and instruments (if any) as Sellers may reasonably request in order to effectuate the transactions contemplated by this Agreement.

            (c) Purchaser shall have received the applicable loan assumption agreements for the Existing Secured Indebtedness to be assumed by Purchaser pursuant to the terms of this Agreement each of which shall be in a form which satisfied Purchaser's Assumption Conditions.

            (d) Purchaser shall pay the cash portion of the Purchase Price to MOP by wire transfer of immediately available funds to a bank account or accounts designated in writing by MOP, and shall execute any documents required by the Mortgagees to assume the relevant Existing Secured Indebtedness for the Properties other than the Excluded Properties.

            (e) Sellers shall deliver or cause to be delivered to Purchaser possession of each Property, subject to the Leases, the Ground Lease and any Permitted Encumbrances, and any other matter accepted or deemed accepted by Purchaser pursuant to Section 3.03.

      Section 4.02 Apportionments.

            (a) At the Closing, the following items shall, with respect to the Properties, be apportioned between Sellers and Purchaser on a per diem basis, so that, except as provided in this Section 4.02, Sellers shall be responsible for those items of expense and credited with those items of income that are attributable to the period prior to 12:01 A.M. of the Closing Date and Purchaser shall be responsible for those items of expense and credited with those items of income that are attributable to the period on or after 12:01 A.M. of the Closing
Date: rents (including without limitation Ground Lease rent (if applicable), base rent, percentage rent (if any), additional rent, common area maintenance reimbursements, marketing fund contributions, operating expense and tax reimbursements, and other additional rent) (collectively "Rents"); prepaid and accrued expenses (including, without limitation, interest, payments with respect to Existing Secured Indebtedness, ground rent, utility charges, water and sewer charges (unless such payment is to be made directly by any Tenant), fees for licenses and permits, fuel, steam, gas and electricity charges, annual license, permit and inspection fees, payments under reciprocal easement agreements and payments to merchants associations and/or promotional funds maintained by Sellers, and obligations under the Contracts assumed by Purchaser; and real and personal ad valorem and other taxes and assessments ("Ad Valorem Taxes") against such Property; provided that:

                  (i) If the Ad Valorem Taxes for the tax year in which the Closing Date occurs are not known or cannot reasonably be estimated, they shall be adjusted based on an estimate obtained using the then current assessed value of such Property as of the Closing Date and the tax rate and multiplier reflected by the most recent Ad Valorem Taxes due. Within sixty (60) days after the Ad Valorem Taxes for the year in which the Closing occurs are known, adjustments shall be made between the parties. Seller shall be responsible for any "recoupment" or similar taxes or assessments payable with respect to any period prior to Closing.

                  (ii) MOP shall have the right to control all tax certiorari and tax reduction proceedings relating to the Properties for tax years prior to the tax year in which the Closing Date occurs and shall keep Purchaser informed with respect thereto. Any tax refund or credit obtained by any Seller or MOP (net of any costs of obtaining such refund) attributable (A) to the period prior to the tax year in which the Closing Date occurs shall be paid, FIRST, to Tenants entitled thereto and SECOND, to the respective Seller or MOP, and (B) to the tax year in which the Closing Date occurs shall be apportioned between such Seller or MOP, as applicable, and Purchaser, with the portion allocable to such Seller or MOP to be applied as provided in clause (A) and the balance paid to Purchaser. With respect to any proceeding in respect of a tax year in which the Closing Date occurs, Purchaser shall coordinate its efforts with MOP, shall keep MOP reasonably informed with respect thereto and shall not settle the same without the consent of MOP, which consent shall not be unreasonably withheld or delayed.

                  (iii) Sellers shall pay all utility charges accrued prior to the Closing Date and all utilities thereafter shall be paid for by Purchaser. Sellers and MOP shall be entitled to a credit on the Settlement Statement for all deposits held by utility companies as of the Closing Date, and Sellers' deposits shall be assigned to Purchaser.

                  (iv) The parties agree that, except as otherwise specifically stated elsewhere in this Agreement, all income and expenses (including, without limitation, owners' association or similar dues, fees and assessments) of the Conveyed Property are intended to be prorated as of 12:01 A.M. of the Closing Date. It is the intent of the parties that, unless otherwise specified in this Agreement, income generated from or by the Conveyed Property on the date of Closing shall be payable to Purchaser and expenses attributable to the Conveyed Property on the date of Closing shall be paid by Purchaser. Purchaser shall be deemed the owner of the Conveyed Property, for the purpose of such calculation, for the entire Closing Date. Income shall include all revenue of Seller derived from the operation of the Conveyed Property, including all rents and pass-throughs collected from Tenants. Expenses shall include all expenses from the operation of the Conveyed Property, and, for purposes of this paragraph, including debt service on Existing Secured Indebtedness. Any income received by Seller attributable to any period on or after the Closing Date shall appear on the closing statement as a credit to Purchaser. Subsequent to the Closing Date, any income received by Seller attributable to any period after the Closing Date, and any income received by Purchaser attributable to any period before, the Closing Date (unless, in either case, credits were received or taken at Closing) shall promptly be reimbursed by the party receiving said income to the party entitled to said income. Expenses actually paid by Seller prior to the Closing in payment for any period on or after the Closing Date shall appear on the closing statement as a credit to Seller. Expenses paid by Purchaser which are attributable to the period before the Closing Date shall be repaid by Seller to Purchaser.

                  (v)   Notwithstanding anything to the contrary in subsection
(iv) above, rents under the Leases, including, without limitation, fixed rent and additional rent, including operating expenses and real estate tax pass-throughs and other reimbursements payable by Tenants (collectively, "Rents"), shall be addressed in the manner set forth in this subsection (v). All Rents collected prior to Closing shall be prorated as of 12:01 A.M. of the Closing Date based on the actual number of days in the month that the Closing occurs. All prepaid Rents (for periods following the Closing) paid to or in possession of Seller shall appear on the closing statement as a credit to Purchaser at the Closing. No proration shall be made for Rents from Tenants that are delinquent as of the Closing Date (the "Tenant Delinquent Rents"). Any Rents paid to any Seller or MOP by the Tenants on or after the Closing Date, other than Tenant Delinquent Rents described in clause (d) of the definition of Excluded Assets, shall be held in trust and forth with paid by such Seller or MOP to Purchaser or applicable Property Transferee. Seller shall be entitled, after Closing, to pursue an action for damages against Tenants for Tenant's Delinquent Rents.

                  (vi) All unpaid Lease commissions, tenant improvement costs, and other concessions, including but not limited to all Lease related costs, free rent, moving allowances, and cash payments incurred by Seller in connection with the current term (but not any renewal term) of all Leases that were executed and delivered prior to the Effective Date, and which are due during the current term of the subject Lease, and which are not paid by Seller on or before Closing shall be the responsibility of Seller and shall be paid or credited to Purchaser at the Closing.

                  (vii) All security deposits (including any interest thereon to the extent payable to the applicable Tenants) not theretofore properly applied to obligations under the applicable Leases shall be delivered by MOP or Sellers to Purchaser at the Closing, or, in the alternative, MOP may elect to give Purchaser a credit in the amount of such security deposits. At no cost to Sellers or MOP, effective as of the Closing Date, MOP and Sellers shall either assign their rights under all letters of credit serving as security deposits to Purchaser or, if any such letters of credit are not assignable, shall cooperate with Purchaser in arranging for the transfer thereof to Purchaser, and, pending such transfer, MOP shall act as Purchaser's agents in (without any fiduciary obligation thereto) presenting any draws under, and in otherwise administering such letters of credit.

                  (viii) With respect to any taxes due in connection with Rent for the month in which Closing occurs, Seller shall provide Purchaser with an estimate of such amount no later than three (3) days prior to the Closing Date. Seller shall be liable for the pro rata portion of such monthly amount that is attributable to the time period between the first day of such calendar month and the Closing Date, and Purchaser shall receive a credit for same on the Settlement Statement. In the event the actual amount of said taxes due in connection with Rent for such month differs from such estimated amount, the parties shall adjust such credit accordingly within sixty (60) days of the Closing Date.

                  (ix) Attached hereto as Exhibit D-2 is the schedule and allocation of reserves and escrows for and relating to the Properties, which, Sellers represent and warrant, is a true, accurate and complete schedule of all such reserves and escrows paid to any third parties or held by Seller. Other than the amounts and purposes for which said sums have been paid and/or collected as shown on Exhibit D-2, there are (or prior to Closing will be) no other reserves or escrows payable for or with respect to the Properties. The representation and warranty in this subsection (ix) shall be true and correct at Closing, save and except for changes in line item amounts resulting from payments made prior to Closing. Exhibit D-2 sets forth whether a party hereto is receiving a credit at Closing for a particular reserve or escrow, and the credits due to Seller and Purchaser at Closing with respect to such reserves or escrows shall be in the amounts shown on Exhibit D-2, as such amounts may be adjusted or updated prior to Closing as a result of payments into such reserves or escrows or any disbursements therefrom between the Effective Date and Closing.

                  (x) MOP's and Sellers' insurance policies on each Property shall not be assumed by Purchaser. The amount of the refunds payable to MOP or Sellers in respect of any early cancellation of insurance policies on any Property shall be Excluded Assets and shall be the sole property of Sellers and MOP. Purchaser shall be obligated to purchase and place its own insurance on or with respect to the applicable Property as of Closing Date.

                  (xi) MOP shall continue to fund unpaid tenant allowances (which shall include tenant improvement allowances, landlord contributions, lease takeover obligations and other payments to or for the benefit of Tenants) and lease commissions applicable to all Leases that were executed and delivered prior to the Effective Date. Any tenant allowances, improvement allowances, lease takeover obligations, landlord contributions or leasing commissions that first accrue after the Effective Date with respect to any new Lease, or any renewals, amendments, extensions, options or expansions of existing Leases entered into or exercised after the Effective Date, shall be Purchaser's responsibility and neither MOP nor any Seller shall have any responsibility for same.

                  (xii) At least 15 days prior to the Closing Date, Seller shall, in respect of each Property, provide its good faith estimates of the current calendar year's actual and accrued operating expenses, real estate taxes and other pass through costs due from the Tenants of each of the Properties attributable to the Seller's period of ownership (each an "Expense Estimate"). Each Expense Estimate shall be subject to Purchaser's approval, which approval shall not be unreasonably withheld or delayed. Seller will be entitled to or liable for any shortage or overage, as the case may be, of the difference between the pass through expenses actually collected from Tenants during Seller's period of ownership during the current calendar year and the Expense Estimate. If Seller is liable for an overage, Seller shall credit Purchaser at Closing. If Seller is entitled to reimbursement for the shortage, then if such shortage can be determined by the Closing, Sellers and MOP shall receive a credit for such shortage or, if such shortage cannot be determined at Closing, Sellers and MOP shall not receive a credit on the Settlement Statement and the parties shall make an adjustment payment between them within sixty (60) days after the correct amounts can be determined following the Closing.

                  (xiii) Intentionally left blank

            (b) Subject to Purchaser's right to exclude Excluded Properties up to the Closing Date, no later than three (3) Business Days prior to the Closing Date, the parties shall agree upon a settlement statement that has been approved by both parties (a "Settlement Statement"), and prepared by Escrow Agent to settle the Purchase Price and apportionments hereunder. The net credit to Sellers and MOP or Purchaser, as applicable, resulting from the apportionments made pursuant to subsection (a) of this Section 4.02 shall be paid to MOP or Purchaser, as applicable, at Closing.

            If the parties are unable to agree on a Settlement Statement, the matter in dispute shall be referred to one (1) of three (3) firms of independent accountants suggested by Purchaser (the "Accounting Firm") that does not have a present conflict of interest with respect to acting as a third party arbiter and which is mutually acceptable to Purchaser and MOP, whose determination as to such matter shall be conclusive and binding on the parties. Pending a resolution by the Accounting Firm, the amount in dispute shall be deducted from or added to the Purchase Price, as the case may be, and held in escrow by a bank that is mutually acceptable to Purchaser and MOP in a non-interest bearing escrow account and the Closing shall proceed on the basis of the Settlement Statement agreed to by the parties.

            (c) Purchaser shall be responsible for the initial $375,000 of Transfer Taxes due or owed as a result of the transactions contemplated by this Agreement. MOP shall be responsible for any Transfer Taxes due or owed as a result of the transactions contemplated by this Agreement in excess of $375,000, if any, which obligation shall survive Closing.

            (d)   In the event that any amounts to be prorated pursuant to
Section 4.02(a) have not been finally determined on the Closing Date, a mutually satisfactory estimate of such amounts made on the basis of the records of the Sellers and MOP or public records shall be used as a basis for settlement at the Closing, and the amounts finally determined will be prorated as of the Closing Date and appropriate settlement made as soon as practicable after such final determination, but in no event later than 60 days after the Closing Date, or such longer period as may be reasonably necessary in the event final determination cannot be made within such sixty (60) day period. This Section
4.02 shall survive Closing.

      Section 4.03 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, at Purchaser's request and without further consideration, Sellers shall execute and deliver to Purchaser, with the same warranty applicable to the Conveyed Properties, such other instruments of sale, transfer, conveyance, assignment and confirmation, and shall provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Properties, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Properties, and otherwise to cause Sellers and MOP to fulfill their obligations under this Agreement. At any time or from time to time after the Closing, at MOP's request and without further consideration, Purchaser shall execute and deliver to MOP such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as MOP may reasonably request in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's right, title and interest in, to and under, all of the Properties and to effect the assumption by Purchaser of those agreements and obligations to be assumed by Purchaser hereunder, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Properties, and otherwise to cause Purchaser to fulfill its obligations under this Agreement. Additionally, MOP and Sellers shall cooperate with Purchaser, as necessary, and at no cost to MOP or Sellers, to assist Purchaser with its audit and reporting requirements in order that Purchaser receives all information in the possession of or reasonably available to MOP or a Seller that Purchaser deems necessary to fairly and accurately report the transactions completed by this Agreement so long as MOP is in business and without effecting MOP's and each Seller's right to liquidate.

      Section 4.04 Risk of Loss; Insurance Proceeds. If any of the Properties are destroyed or damaged or taken in condemnation, the insurance proceeds or condemnation award with respect thereto shall be transferred and conveyed to Purchaser with the Properties at Closing or, at the Closing, MOP or the applicable Seller shall pay or credit to Purchaser any such insurance proceeds or condemnation awards received by it on or prior to the Closing, together with the amount of any applicable deductible. At Closing, MOP or the applicable Seller shall assign to or assert for the benefit of Purchaser all of its rights against any insurance companies, Governmental Entity and others with respect to such damage, destruction or condemnation. Notwithstanding the foregoing, if either (A) the insurance proceeds (together with any applicable deductibles) or condemnation award that would be paid or assigned to Purchaser at Closing as a result of any casualty or condemnation affecting a Property are insufficient in Purchaser's reasonable determination to repair or replace such Property, or (B) such Property which is the subject of a casualty or a condemnation is rendered untenantable, then Purchaser shall have the right to treat such Property as an Excluded Property. For purposes of this Agreement, a Property shall be considered untenantable if
(i) the casualty or condemnation affects 25% or more of the rentable square feet or common area of a building, (ii) access to the Property from a public right of way is diminished below applicable legal standards, or (iii) such event permits any Major Tenant of the Property (or other Tenants that in the aggregate occupy at least ten percent (10%) of the rentable area of the Property at the time of the casualty or condemnation) to terminate its or their Leases. The risk of any loss that renders a Property untenantable shall remain with the applicable Seller until Closing. For purposes of this Section 4.04 any MOB which includes more than one (1) building shall constitute a single Property.

                                    ARTICLE V
                           REPRESENTATIONS AND RELEASE

      MOP and Sellers hereby represent and warrant to Purchaser that, subject to the exceptions specifically disclosed in writing in the schedule delivered by MOP to Purchaser prior to (or contemporaneously with) the signing of this Agreement (the "Seller Disclosure Schedule"), which Schedule is attached hereto as Exhibit F and incorporated herein, and subject to any matters set forth in any of the reports set forth on Exhibit A, the statements set forth in this
Article V are true and correct; provided, however, that representations and warranties of each Seller are made only as to itself and relate only to the Property it owns or leases. The Seller Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered sections and lettered subsections of this Agreement, and all exceptions shall reference a specific representation set forth in this Article V and shall apply only to such numbered section and lettered subsection unless expressly cross-referenced in another numbered section and lettered subsection. MOP shall have the right and obligation to update the Seller Disclosure Schedule prior to or at Closing, and in the event any matter disclosed in such update would make the representations and warranties of MOP or a Seller set forth in this Agreement with respect to any Property incorrect or untrue in any material respect, Purchaser shall have the option to treat such Property as an Excluded Property. In the event any matter or item becomes known to Purchaser that Purchaser reasonably believes should be included within the Seller Disclosure Schedule, Purchaser shall notify Seller of the same in writing within five (5) days of its discovery thereof. If the newly disclosed matter(s) or item(s) is material or has a material adverse effect on the Property (or Properties) or the operation thereof, then provided MOP has failed to cure such newly disclosed matter within a reasonable time after notice thereof to Purchaser's reasonable satisfaction (but in no event later than five (5) days prior to Closing) Purchaser shall have the option to treat the applicable Property or Properties as Excluded

Properties in accordance with the provisions of Section 2.04. Nothing herein, however, shall impose any duty whatsoever on Purchaser to verify the accuracy or completeness of the Seller Disclosure Schedule.

      Section 5.01 Organization, Standing and Power of MOP and Sellers. MOP and each Seller is an entity duly organized, validly existing and in good standing under the Laws of the state of its incorporation or formation and each Seller has the requisite power and authority to own, use, license and lease the relevant Property owned or leased by Seller. Each Seller is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which it owns or leases a Property.

      Section 5.02 Authority. MOP and each Seller has all requisite organizational power and authority to enter into, execute and deliver this Agreement. Subject solely to MOP obtaining the MOP Shareholder Approval (which Shareholder approval is needed only for the consummation of the sale of the Properties), as further described in Section 7.05, MOP and each Seller have all requisite organizational power and authority to consummate the transactions contemplated hereby, and to perform their respective obligations hereunder. The MOP Shareholder Approval is not required with respect to MOP's and Sellers' other obligations under this Agreement, including MOP's obligations under
Section 7.05. The execution and delivery of this Agreement have been duly authorized by all necessary corporate or other organizational action on the part of MOP and each Seller. This Agreement has been duly executed and delivered by MOP and each Seller.

      Section 5.03 No Conflict. Except as may result from any facts or circumstances relating solely to Purchaser, the execution, delivery and performance by MOP and each Seller of this Agreement does not and will not (a) violate or conflict with the articles of incorporation or by-laws (or similar organizational documents) of any Seller or MOP, or (b) conflict with or violate any Law applicable to MOP or any Seller or the Properties. Except with respect to the Transfer Restrictions, and assuming Purchaser obtains the written consent of the Mortgagees, the execution, delivery and performance by MOP or any Seller of this Agreement does not and will not result in any breach of, or constitute a default (or event that, with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of purchase, reversion, termination, amendment, acceleration or cancellation of any Lease or Material Contract, nor result in the creation of any Encumbrance on any of the Properties.

      Section 5.04 Consents and Approvals.

            (a) The execution and delivery by MOP and each Seller of this Agreement does not, and, subject to Section 7.05 below, the performance by MOP and each Seller of this Agreement will not, require, with respect to MOP or any Seller, any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Entity, other than standard consents and actions of Governmental Entities in connection with real estate conveyances, such as the recording of the Deeds.

            (b) Other than approvals and consents by the Mortgagees and the beneficiaries of the Transfer Restrictions and, as to consummation of the sale of the Properties only, the MOP

Shareholder approval, the execution, delivery and performance by MOP or any Seller of this Agreement does not require any third-party consents, approvals, authorizations or actions.

            Section 5.05 Litigation. As of the Effective Date, there are no claims, actions, proceedings or investigations pending before any Governmental Entity other than as shown on the Seller Disclosure Schedule or, to the knowledge of MOP or any Seller, claims, actions, proceedings, or investigations threatened against MOP or any Seller, and relating to the Properties, that are not fully covered by insurance policies (subject to policy deductibles) and that, if adversely determined, (a) would delay, prevent, make illegal or otherwise interfere with the consummation of the transactions contemplated by this Agreement to which MOP or any Seller is a party, or (b) would have a material adverse effect on the operation of any Property. To the knowledge of MOP and Sellers, neither MOP nor any Seller is subject to any order, writ, judgment, injunction, decree, determination or award relating to MOP or to such Seller or its Property that would adversely affect Sellers' ability to consummate the transactions contemplated by this Agreement or to perform any of its obligations hereunder.

            Section 5.06 Investigations. To the knowledge of MOP and Sellers, no Property is under investigation for failure to comply with any Laws of any Governmental Entity pertaining to the use or occupancy of such Property, except as shown on the Seller Disclosure Schedule. To the knowledge of MOP and Sellers, it has not received any written notice from any Governmental Entity or any other Person of a violation of the Americans with Disabilities Act and, notwithstanding anything to the contrary contained in this Section 5.06, neither MOP nor any Seller makes any other representation herein with respect to compliance with the Americans with Disabilities Act or any rule, regulation or interpretation promulgated thereunder.

            Section 5.07 Taxes. (i) Each Seller or MOP has filed or will file all Tax Returns required to be filed with respect to Taxes pertaining to the ownership, leasing or operation of the Properties; (ii) all Taxes relating to MOP or any Seller relating to the ownership, leasing or operation of the Properties, including but not limited to sales, franchise or other tax on the property, as due have been or will be timely paid; (iii) neither any Seller nor MOP has received from any Governmental Entity any written notice of proposed adjustment, deficiency or underpayment of any Taxes pertaining to the ownership, leasing or operation of the Properties, which notice has not been satisfied by payment or been withdrawn, and to the knowledge of MOP and each Seller, there are no claims with respect thereto that have been asserted or threatened against such Seller or MOP; (iv) there are no agreements for the extension of time for the assessment of any such Taxes; and (v) there are no pending or, to the knowledge of MOP or any Seller, threatened audits which exist with respect to any Taxes.

            Section 5.08 Real Property.

            (a) The Ground Lease represents the entirety of the Leased Real Property, and a true and complete copy of the Ground Lease has been made available to Purchaser. To the knowledge of MOP and the applicable Seller (i) there exists no default (or event, condition or act that, with the giving of notice or lapse of time, or both, would become a default) of a party under the Ground Lease, (ii) the Ground Lease is in full force and effect and (iii) all rents, additional rents and sums payable pursuant to the Ground Lease that were or are due and payable have been paid. Purchaser acknowledges that the Ground Lease is subject to the covenants and conditions contained in the document entitled "Ethical and Religious Directives for Catholic Health Care Services" dated November 1994 which limits the use and operation of the Leased Real Property. The Seller of Medical Place One, as listed in Recital A, as the lessee under the Ground Lease, is the owner of the fee simple interest in all Improvements located on the Leased Real Property (subject to the reversionary interest of Ground Lessor), except for such furniture, fixtures and equipment owned by a Tenant.

      (b) The Sellers listed in Recital A hold fee title to the applicable parcel of Real Property (or is a party to the Ground Lease) identified in Recital A and further described in Section 2.01 of the Seller Disclosure Schedule, and all Improvements located thereon (except such furniture, fixtures and equipment owned by a Tenant).

      (c) No proceeding is pending or, to the knowledge of MOP or any Seller, threatened for the taking or condemnation of all or any part of any Property.

            (d) That, to Seller's knowledge, Seller has not received any notice of and there are no existing or pending special assessments or unpaid fees affecting the Properties or any appurtenant property, including without limitation, impact fees, solid waste fees, reservation fees, aid-in-construction fees, utility connection fees, sewer or water assessments, fees for roadway and traffic improvements, or other development obligations which have been or are likely to be assessed by any governmental or quasi-governmental authority, water or sewer authority, solid waste authority, drainage district, street lighting district, or any other special taxing district, nor does Seller have any knowledge of any pending or proposed assessment for public improvements which might result in such being contemplated. Seller shall be liable for the portions of any assessments affecting the Properties that are certified, confirmed, or ratified and accrue prior to the Closing Date.

      Section 5.09 Environmental, Health and Safety Matters. Except as set forth in the third party reports listed on Exhibit A, no Seller nor MOP has released Hazardous Materials on or affecting any of the Properties (except in quantities as may be permitted by Environmental Law). No Seller nor MOP has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any Environmental Law in effect on or before the date of this Agreement, nor has any Seller or MOP or, to the knowledge of any Seller or MOP, any Tenant disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any Environmental Law in effect prior to or as of the date of this Agreement. Neither MOP nor any Seller has received notice of any Environmental Claim relating to any of the Properties. Neither Seller nor MOP has received actual notice of any migration, release or threatened release of Hazardous Materials on, onto or into a Property or Properties from lands adjacent to or otherwise outside the Properties. For purposes of the obligations of Sellers and MOP to restate and reaffirm representations and warranties pursuant to Paragraph
9.02 (a) below, the term "Environmental Laws" shall mean and include Environmental Laws in effect as of the Closing Date, as the same may have been modified or newly enacted since the Effective Date.

      Section 5.10 Material Contracts.

            (a) Section 5.10 of the Seller Disclosure Schedule lists certain contracts and agreements with respect to the Properties (each such contract and agreement, being a "Material Contract"), which include the following:

                  (i)   all management contracts with respect to the Properties;

                  (ii) all documents creating any of the Existing Secured Indebtedness;

                  (iii) all Leases; and

                  (iv) all other contracts or agreements relating to any Property which either obligate MOP or any Seller to expend in excess of $5,000.00 per year or which are not cancelable with thirty (30) days notice, or less.

            (b) True and complete copies of the Material Contracts have been made available to Purchaser. Except as stated in Section 5.10 of the Seller Disclosure Schedule (i) each Material Contract is valid and binding on the Seller that is a party thereto and is in full force and effect, (ii) upon consummation of the transactions contemplated by this Agreement, each Material Contract shall continue in full force and effect without penalty or other adverse consequence except as otherwise noted in any such Material Contract,
(iii) to the knowledge of MOP and each Seller, neither MOP nor any Seller is in breach of, or default under, any Material Contract and (iv) to the knowledge of MOP and each Seller, no other party to any Material Contract is in material breach thereof or material default thereunder except as set forth in Section 5.10(b) of the Seller Disclosure Schedule.

            (c) Each Mortgagee under the Existing Secured Indebtedness, and the aggregate amount of Existing Secured Indebtedness outstanding as of January 1, 2004, with respect to each of the Properties, is set forth in Section 5.10(c) of the Seller Disclosure Schedule.

      Section 5.11 Rent Rolls. MOP has delivered to Purchaser a rent roll for each Property (collectively, the "Rent Rolls"), which Rent Rolls represent the true, accurate and complete record of all Leases in effect at the Properties and as to all matters set forth therein as of the respective dates thereof.

            (a) As of the respective dates of the Rent Rolls, all of the Leases reflected in the Rent Rolls are in full force and effect except as specifically identified in the Rent Rolls;

            (b) As of the respective dates of the Rent Rolls, no Tenant has delivered written notice asserting any material claim against MOP or any Seller arising out of any Lease, any allegation of a landlord default under a Lease or a material claim or basis for any material claim for reduction, deduction, or set-off against the rent under any Lease, the substance or basis of which allegation or claim has not been substantially complied with or cured in all material respects by MOP or the applicable Seller or withdrawn by the Tenant;

            (c) As of the respective dates of the Rent Rolls, there is no default by any Seller in the performance of its obligations under any Lease or events that, but for the lapse of time or the giving of notice, or both, would constitute a default by such Seller; and

            (d) All of the Major Tenants, as of the Effective Date, are listed in Section 5.11 of the Seller Disclosure Schedule.

            (e) No Tenant has any right or option to acquire all or a part of any of the Properties except as stated in Section 5.11(e) of the Seller Disclosure Schedule.

      Section 5.12 Other Assets. Unless otherwise stated in this Agreement or the Seller Disclosure Schedule, no Seller owns any interest, nor has any option to acquire any interest in (i) any lands, easements, leases or leasehold interests or any other interests in real property that is not subject to the terms of this Agreement, or (ii) any land adjacent to the Properties that was acquired for purposes of the expansion of any of the Properties. Unless otherwise stated in the Agreement or the Seller Disclosure Schedule, MOP neither owns (directly or indirectly) nor controls any MOB or any option or contract to acquire an MOB that is not subject to the terms of this Agreement and is not one of the Properties.

      Section 5.13 No Restrictions. Other than with respect to the Existing Secured Indebtedness, there are no restrictions on transfer of any of the Properties except the Transfer Restrictions specified in Section 5.13 of the Seller Disclosure Schedule.

      Section 5.14 Participations. No third party is entitled to receive any interest, rent or other payments from Seller calculated based on the cash flow, receipts or income of any of the Properties.

      Section 5.15 Investigation/Survival/Release and Indemnity

            (a) THE ENTIRE AGREEMENT BETWEEN MOP, THE SELLERS AND PURCHASER WITH RESPECT TO THE PROPERTIES AND THE SALE THEREOF IS EXPRESSLY SET FORTH IN THIS AGREEMENT. THE PARTIES ARE NOT BOUND BY ANY AGREEMENTS, UNDERSTANDINGS, PROVISIONS, CONDITIONS, REPRESENTATIONS OR WARRANTIES (WHETHER WRITTEN OR ORAL AND WHETHER MADE BY MOP, ANY SELLER OR ANY REPRESENTATIVES OF MOP OR ANY SELLER OTHER THAN AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. WITHOUT IN ANY MANNER LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES THAT IT AND ITS REPRESENTATIVES HAVE FULLY INSPECTED THE PROPERTIES, THE LEASES, THE OTHER MATERIAL CONTRACTS AND RELATED ASSIGNED EXISTING AGREEMENTS, OR WILL BE PROVIDED WITH AN ADEQUATE OPPORTUNITY TO DO SO, ARE OR WILL BE FULLY FAMILIAR WITH THE FINANCIAL AND PHYSICAL (INCLUDING WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION THEREOF, AND THAT, SUBJECT TO THE COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PROPERTIES WILL BE PURCHASED BY PURCHASER IN AN "AS IS" AND "WHERE IS" CONDITION AND WITH ALL EXISTING DEFECTS (PATENT AND LATENT) AS A RESULT OF SUCH INSPECTIONS AND

INVESTIGATIONS AND NOT IN RELIANCE ON ANY COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY SET FORTH IN THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE) OR REPRESENTATION MADE BY MOP OR ANY SELLER OR ANY REPRESENTATIVES OF MOP OR ANY SELLER (EXCEPT THE COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THIRD PARTY REPORTS AND RELIANCE LETTERS RELATED THERETO AND LISTED ON EXHIBIT A HERETO) AS TO THE FINANCIAL OR PHYSICAL (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL) CONDITION OF THE PROPERTIES OR THE AREAS SURROUNDING ANY OF THE PROPERTIES, OR AS TO ANY OTHER MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION AS TO ANY PERMITTED USE THEREOF, THE ZONING CLASSIFICATION THEREOF OR COMPLIANCE THEREOF WITH FEDERAL, STATE OR LOCAL LAWS, AS TO THE INCOME OR EXPENSE IN CONNECTION THEREWITH, OR AS TO ANY OTHER MATTER IN CONNECTION THEREWITH. PURCHASER ACKNOWLEDGES THAT NEITHER MOP NOR ANY SELLER NOR ANY REPRESENTATIVE OF MOP OR ANY SELLER NOR ANY OTHER PARTY ACTING ON BEHALF OF MOP OR ANY SELLER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY SUCH COVENANT, AGREEMENT, REPRESENTATION OR WARRANTY EITHER EXPRESSED OR IMPLIED, EXCEPT AS THE SAME ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.

            (b) PURCHASER AND ANYONE CLAIMING BY, THROUGH OR UNDER PURCHASER HEREBY WAIVES ITS RIGHT TO RECOVER FROM AND FULLY AND IRREVOCABLY RELEASES MOP AND EACH SELLER AND THEIR RESPECTIVE REPRESENTATIVES FROM ANY AND ALL CLAIMS THAT IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST MOP, ANY SELLER OR ANY OF THEIR RESPECTIVE REPRESENTATIVES FOR ANY COSTS, LOSS, LIABILITY, CONTROVERSY, DAMAGE, EXPENSES, DEMAND, ACTION OR CAUSE OF ACTION (COLLECTIVELY, "CLAIMS") WITH RESPECT TO THE PROPERTIES, INCLUDING, BUT NOT LIMITED TO, ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS, OMISSIONS OR OTHER CONDITIONS, LATENT OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ENVIRONMENTAL CLAIMS AND HAZARDOUS MATERIALS, AFFECTING ANY PROPERTY, OR ANY PORTION THEREOF, OTHER THAN A CLAIM WHICH IS THE SUBJECT OF A MATERIAL BREACH BY MOP OR ANY SELLER OF AN EXPRESS REPRESENTATION OR WARRANTY SET FORTH IN THIS AGREEMENT AND OTHER THAN DAMAGES SUFFERED BY PURCHASER AS A RESULT OF A SUIT BY A THIRD PARTY RELATED TO SAID MOP OR SELLER BREACH. A CLAIM THAT IS THE SUBJECT OF A MATERIAL BREACH BY MOP OR ANY SELLER OF AN EXPRESS REPRESENTATION OR WARRANTY SET FORTH IN THIS AGREEMENT OR AN ACTION BY A THIRD PARTY AGAINST PURCHASER RELATING TO SUCH SELLER OR MOP BREACH IS REFERRED TO AS AN "ACTIONABLE CLAIM." ACTIONABLE CLAIMS ARE LIMITED AND GOVERNED BY SECTION 5.15(C). THIS RELEASE INCLUDES CLAIMS OF WHICH PURCHASER IS PRESENTLY UNAWARE OR WHICH PURCHASER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY PURCHASER, WOULD MATERIALLY AFFECT

PURCHASER'S RELEASE OF MOP OR ANY SELLER. IN THIS CONNECTION AND TO THE EXTENT PERMITTED BY LAW, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS, THAT PURCHASER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CLAIMS WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND PURCHASER FURTHER AGREES, REPRESENTS AND WARRANTS, THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT PURCHASER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT MOP AND EACH SELLER FROM ANY SUCH UNKNOWN CLAIMS WHICH MIGHT IN ANY WAY BE INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SELLER BY PURCHASER, IN EXCHANGE FOR MOP'S AND EACH SELLER'S PERFORMANCE HEREUNDER.

            (c) The representations and warranties of MOP and each Seller set forth in this Agreement shall survive Closing for a period of four (4) months, so that unless written notice containing a description of the specific nature of such Actionable Claim shall have been given by Purchaser to MOP prior to the expiration of such four (4) month period, such Actionable Claim shall be deemed waived and MOP and Sellers shall be forever released from same. Neither MOP nor any Seller shall have liability (for indemnification or otherwise) with respect to any Actionable Claim until the total of all Damages with respect to all Actionable Claims exceeds $250,000, and then only for the amount by which such aggregate Damages exceed $250,000, up to but not in excess of $5,250,000.00 so that the maximum liability of MOP and the Sellers with respect to an Actionable Claim is $5,000,000.00 (the "Cap"). Purchaser agrees to first secure recovery against any insurance policies, service contracts, Leases and other Contracts prior to seeking recovery from either MOP or any Seller on any Actionable Claim and neither MOP nor any Seller shall be liable to Purchaser if Purchaser's claims are satisfied from any such sources. In no event shall MOP or any Seller be liable for any consequential, speculative, or punitive damages or any diminutions in value nor shall the liability of MOP and the Sellers, taken together, for Actionable Claims exceed the Cap; provided, however, if an Actionable Claim is based in whole or in part on an award of punitive damages against Purchaser, the same may be the subject of a claim against MOP and Seller, subject to the Cap.

            (d) Purchaser agrees to indemnify, defend and hold harmless MOP and each Seller from and against any and all Claims asserted against or incurred by MOP or any Seller by reason of or arising out of Purchaser's, or Purchaser's Representatives, acts or omissions related to its ownership, management, operation, maintenance, and repair of any Property from and after Closing, including without limitation, with respect to Environmental Claims and Hazardous Materials. Notwithstanding the foregoing, the provisions of this Section 5.16 shall not be construed in any way as an agreement by Purchaser to assume any such claims. In addition, whenever it is provided in this Agreement that an obligation will continue after the Closing as an obligation of Purchaser or be assumed by Purchaser after the Closing, Purchaser shall be deemed to have also agreed to indemnify and hold harmless MOP and each Seller from and against any claims, losses, damages, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) arising from any failure of Purchaser to perform the obligation so continued or assumed after the Closing.

            (e) Notwithstanding anything to the contrary herein contained, if at or prior to the Closing Date there has occurred or exists a breach of any representation or warranty made by MOP or any Seller under this Agreement and, with actual knowledge of such breach Purchaser elects to consummate the purchase of the Conveyed Properties, then Purchaser shall be deemed for all purposes hereunder to have waived any right to assert a claim, whether or not an Actionable Claim, with respect to such breach.

            (f)   This Section 5.15 shall survive Closing.

      Section 5.16 Procedure For Indemnification -- Third Party Claims.

            (a) Promptly after receipt by an indemnified party under Section 5.15(c) or (d), as applicable, of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the failure to give such notice causes the indemnified party to lose or forfeit procedural litigation rights or to waive available defenses in any such Proceeding, but in any event Purchaser must provide the required notice to MOP and the Sellers within four (4) months following Closing or the obligations of MOP and the Sellers with respect to such claim or Proceeding shall have expired.

            (b) If any Proceeding referred to in Section 5.15(c) or (d) or 5.16(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under
Section 5.15(c) or (d), as applicable, for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will not, in and of itself, conclusively establish for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification;
(ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's prior written consent unless
(A) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the

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

indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

            (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

            (d)   This Section 5.16 shall survive Closing.

      5.17. Procedure for Indemnification -- Other Claims. A claim for indemnification under Section 5.15(c) or (d), as applicable, for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to MOP and to each Seller as follows:

      Section 6.01 Organization and Qualification. Purchaser has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Purchaser is or will be at Closing duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

      Section 6.02 Authority Relative to this Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement has been, and the consummation by Purchaser of the transactions contemplated hereby will be as of the Closing Date, duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate such transactions.

      Section 6.03 No Conflict; Required Filings and Consents. The execution and delivery by Purchaser of this Agreement does not, and the performance by Purchaser of its obligations hereunder, and the consummation by Purchaser of the transactions contemplated by this Agreement will not (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Purchaser, (ii) conflict with or violate in any material respect any Law applicable to Purchaser or by which any of its assets and properties are bound,
(iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser is a party or by which any of its assets and properties are bound so as to impair the ability of Purchaser to carry out its obligations under, or to prevent or delay the completion of the transactions contemplated by, this Agreement or (iv) with respect to Purchaser, any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Entity, other than standard consents and actions of Governmental Entities in connection with real estate conveyances, such as the recording of Deeds.

      Section 6.04 Financial Resources. At Closing, Purchaser will have cash on hand to pay the cash portion of the Purchase Price, as the same may be adjusted in accordance with this Agreement.

      Section 6.05 Litigation. There is no Action or Proceeding pending, and, to the knowledge of Purchaser, no person has threatened to commence any Action or Proceeding, that challenges, or would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with Purchaser's ability to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VII
                                    COVENANTS

      Section 7.01 Conduct of Business by MOP and Sellers Pending the Closing. MOP and each Seller agree that, between the date of this Agreement and the Closing Date, unless Purchaser shall otherwise agree in writing, MOP and Sellers will continue to operate the Properties in the ordinary course of business consistent with past practice, comply with the terms, covenants and conditions of the Leases and other agreements relating to the Properties to which MOP and/or the Sellers are a party and perform each of the obligations of the landlord under each of the Leases; provided, however, neither MOP nor any Seller shall, between the date of this Agreement and the Closing Date, directly or indirectly, take, agree to take or allow, cause or permit any other Person to take, agree, agree to take or allow, cause or permit any of the following actions without the prior written consent of Purchaser, which consent may be withheld by Purchaser in its sole discretion:

            (a) sell, pledge, dispose of, transfer, encumber, or authorize the issuance, sale, pledge, disposition, transfer, or any Encumbrance on, any of the Properties except in the ordinary course of business consistent with past practice and where immaterial (both individually and in the aggregate) in both amount and significance;

            (b) incur, cancel, pay, prepay, discharge or satisfy any claim or liability relating to the Properties (other than regularly scheduled payments of Existing Secured Indebtedness), other than liabilities which could not reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement and are consistent with past practice;

            (c) enter into a new Lease, Lease amendment or Lease renewal (to which the Tenant is not contractually entitled) with respect to any of the Properties or terminate any existing Lease;

            (d) make any change with respect to Sellers' accounting policies, principles, methods or procedures, including revenue recognition policies, other than as required by GAAP;

            (e) make any material Tax election or settle or compromise any material Tax liability relating to any of the Properties;

            (f) permit any insurance policy that names MOP or any Seller as a beneficiary or a loss payee and relates to any of the Properties to be cancelled, terminated or not renewed, except if such termination of cancellation will not be effective until Closing; or

            (g) other than Contracts entered into in the regular course of business consistent with past practice, authorize or enter into any Contract or take any action which would make any of the representations or warranties of MOP or any Seller contained in this Agreement untrue or incorrect in any material respect, or prevent MOP or any Seller from performing or cause MOP or any Seller not to perform its covenants and agreements herein or result in any of the conditions to the Closing set forth herein not being satisfied.

      Section 7.02 Tenant Estoppels. MOP and Sellers shall use commercially reasonable best efforts to obtain and deliver to Purchaser, or cause to be delivered to Purchaser, tenant estoppel certificates substantially in the form of Exhibit E hereto from all of the Tenants . It shall be a condition precedent to Purchaser's obligations to proceed to Closing under this Agreement that MOP or Sellers obtain, and deliver to Purchaser no later than ten (10) days prior to Closing, tenant estoppel certificates substantially in the form of Exhibit E (a) with respect to all Major Tenants and (b) with respect to Tenants that are leasing at least sixty-five percent (65%) of the total aggregate rentable square footage of the Properties that will ultimately be conveyed hereunder (such tenant estoppel certificates being the "Required Tenant Estoppel Certificates"). The Required Tenant Estoppel Certificates shall have been executed by the applicable Tenants no earlier than sixty (60) days prior to the Closing Date. In addition to the foregoing, in the event that MOP or Sellers do not deliver to Purchaser no later than ten (10) days prior to Closing tenant estoppel certificates substantially in the form of Exhibit E for Tenants at any particular Property that lease at least fifty percent (50%) of the total rentable square feet with respect to such Property, or if Sellers or MOP fail to deliver tenant estoppel certificates substantially in the form of Exhibit E with respect to each Major Tenant of each Property, Purchaser shall have the right to exclude such Property (or Properties) from the Properties to be purchased under this Agreement, and such Property (or Properties) shall be an Excluded Property for all purposes under this Agreement. In addition, notwithstanding anything herein to the contrary, in the event MOP or a Seller delivers a tenant estoppel certificate (including a Required Tenant Estoppel Certificate) to Purchaser and Purchaser does not deliver to MOP or such Seller an objection in writing to such Tenant's responses or non-responses in the particular tenant estoppel certificate within five (5) Business Days of the delivery of the particular tenant estoppel certificate to Purchaser, such tenant estoppel certificate shall be deemed satisfied for all conditions and provisions of this Agreement. Other than as expressly set forth in this Section 7.02, neither MOP nor any Seller shall have any obligation or responsibility with respect to any tenant estoppel certificate other than to cause same to be submitted and to request the execution thereof.

      Section 7.03 Assumption of Existing Secured Indebtedness. As set forth in this Agreement, and subject to Purchaser's Required Assumption Conditions, as specified in Exhibit F, Purchaser (or one or more Purchaser's Affiliates) shall assume the Existing Secured Indebtedness at Closing that is not to be paid at Closing in accordance with Section 2.03 hereof. Purchaser shall be responsible for costs and expenses in connection with the assumption of Existing Secured Indebtedness, including but not limited to any assumption or transfer fees, legal costs and expenses of any Mortgagee. MOP shall provide Purchaser with the identity of a contact person for each Mortgagee, and Purchaser is authorized to contact such Mortgagee and shall use commercially reasonable efforts to obtain the Mortgagee's consent for the assumption of the Existing Secured Indebtedness by Purchaser (or Purchaser's Affiliates) and for coordinating the process to obtain such consent by the Closing Date. MOP and the respective Seller shall cooperate in the consent process set forth in this Section 7.03 at the cost of MOP or Sellers, provided they incur no out-of-pocket costs except for MOP's or Sellers' own legal fees in doing so. Purchaser acknowledges that certain of the Existing Secured Indebtedness may require Purchaser to guarantee or provide guarantees of certain non-recourse carve-out portions of the Existing Secured Indebtedness. Subject to the provisions of this Section 7.03 relating to Existing Secured Indebtedness subject to "defeasance" provisions, neither MOP nor any Seller shall be required to remain liable for any portion of the Existing Secured Indebtedness. In the event Purchaser is unable to obtain the written consent of a particular Mortgagee to Purchaser's (or Purchaser's Affiliate's) assumption of a particular portion of the Existing Secured Indebtedness, then (unless the Existing Secured Indebtedness with respect to such Property is paid at Closing) the Property (or Properties) encumbered by such Existing Secured Indebtedness may, at Purchaser's option, be excluded from the Property being conveyed under this Agreement, and such Property (or Properties) shall be Excluded Property for all purposes hereunder. In connection with an Existing Secured Indebtedness for which Purchaser is unable to obtain the consent of the lender for an assumption, Purchaser shall have the option to treat the Property encumbered by the Existing Secured Indebtedness as an Excluded Property or implement the prepayment and/or defeasance procedures set forth in the next sentence. For any Existing Secured Indebtedness Purchaser is permitted to assume but desires to pay off at Closing, Purchaser may, provided Purchaser has delivered prior written notice thereof to Seller at least fifteen
(15) days prior to Closing, instead of assuming such Existing Secured Indebtedness, tender at the Closing such amounts as are determined to be required under the applicable loan documents to implement the prepayment and/or defeasance procedures, and require Seller to otherwise comply, at no third party cost to Seller, with the requirements of the loan documents to effectuate the defeasance and the release of the applicable Property from the lien of the security instruments securing such Existing Secured Indebtedness, so long as Purchaser remains liable for and pays any and all penalties, premiums, fees and costs in connection therewith.

      Section 7.04 Rights of First Offer, Refusal and Other Transfer Restrictions. As set forth on Section 5.13 of the Seller Disclosure Statement, certain Properties are subject to certain rights of first offer, rights of first refusal and other transfer restrictions (collectively, the "Transfer Restrictions"). No later than five (5) business days prior to the Closing Date, Seller shall obtain and deliver to Purchaser written consents or waivers from the beneficiaries of such Transfer Restrictions. Purchaser has prepared the form of such waiver or consent and any changes thereto shall be subject to the approval of Purchaser and Escrow Agent. Seller will send such consents and/or waivers (each a "Transfer Restriction Consent" and each as attached hereto as Composite Exhibit G) and shall make written and telephonic requests of each Transfer Restriction beneficiary to execute such consent and/or waiver forms. In the event that MOP or the applicable Seller can fully comply with the process and requirements for any Transfer Restriction prior to the Closing Date, and the beneficiary of such Transfer Restriction fails to respond to the request to execute the waiver and/or consent form, and if any required time period or periods in which said beneficiary may exercise such rights expire prior to the Closing Date, Seller and MOP shall provide to Purchaser and Escrow Agent with a written certification of the compliance with the process and requirements for release or waiver of any Transfer Restriction sufficient for the Escrow Agent, in the Escrow Agent's sole discretion, to insure in the Title Policy that said Transfer Restriction does not apply to or has been waived with respect to the transfer of the applicable Property to Purchaser. In the event that MOP or the applicable Seller is unable to obtain by the required waiver or consent from a beneficiary of the Transfer Restriction or the written evidence of compliance with the Transfer Restriction provision pursuant to this Section 7.04, then any applicable Property (or Properties) shall be excluded from the conveyance of the Properties pursuant to this Agreement, and such Property (or Properties) shall be an Excluded Property for all purposes hereunder. In addition to the foregoing, Seller hereby discloses, and Purchaser acknowledges, that as set forth in Section 7.04 of the Seller Disclosure Schedule, the development and other rights of Medical Place I L.P. under that certain First Right of Offer Exclusive Option Agreement dated May 30, 2003 (the "MedPlace Option Agreement") are personal to Medical Place I L.P.; provided further, however, that MOP agrees to use commercially reasonable best efforts to cause said option and other rights granted under the MedPlace Option Agreement to be transferred to Purchaser, failing which MOP agrees that it will not, provided Closing occurs hereunder with respect to MedPlace, pursue a purchase of the lands granted under the MedPlace Option Agreement nor seek to develop any improvements thereon for its own account or otherwise, and shall forever release and quit claim its rights under the MedPlace Option Agreement to Purchaser. Notwithstanding the foregoing, MOP shall not be required to make any economic concessions to MedPlace in connection with this Section 7.04.

      Section 7.05 Shareholder Approval/Liquidated Transaction Costs. As set forth in Article IX below, the obligations of Purchaser, MOP and the Sellers to close the transaction under this Agreement are conditioned on MOP obtaining the MOP Shareholder Approval. MOP shall provide Purchaser and the Escrow Agent with evidence that the MOP shareholder approval has been obtained in accordance with applicable requirments. In the event that MOP is unable to obtain the MOP Shareholder Approval under this Section 7.05 on or before Closing, Escrow Agent shall immediately return or cause the return to Purchaser of the Deposit, MOP shall reimburse Purchaser for up to $1,000,000 of its documented Expenses (the "Liquidated Transaction Costs"), which shall be Purchaser's sole and exclusive remedy under this Agreement. Purchaser shall provide evidence to MOP of the amount and source of the Liquidated Transaction Costs, by way of invoices, receipts or otherwise. The Liquidated Transaction Costs shall include, in addition to the elements making up "Expenses," as previously defined, any costs or expenses of Purchaser or any of Purchaser's Affiliates, including, but not limited to third party copying charges, telephone, fax and overnight delivery expenses, travel and lodging expenses, costs and fees paid by Purchaser attributable to assumption of Existing Secured Indebtedness but excluding amounts based solely upon the time spent by Purchaser's Affiliates or employees. MOP shall not be liable for the Liquidated Transaction Costs, or any portion thereof, under any circumstance other than MOP's failure to obtain the MOP Shareholder Approval, including but not limited to any default by MOP or any Seller under this Agreement (including, but not limited to any willful default), any failure to deliver or obtain any required document or consent, or otherwise, it being the intent of the parties that Purchaser may, in such circumstances, rely on the remedies in Section 10 hereof. Notwithstanding Article X of this Agreement, Purchaser's right to receive the Liquidated Transaction Costs shall be its sole and exclusive remedy in the event this Agreement is terminated as a result of MOP's failure to obtain the MOP Shareholder Approval, and neither MOP nor any Seller shall have any other liability or obligation whatsoever, whether monetary or non-monetary, in the event MOP pays to Purchaser the Liquidated Transaction Costs unless Purchaser has to institute litigation to recover the Liquidated Transaction Costs, in which case Purchaser shall be entitled to receive reasonable attorneys' and accountants' fees and costs incurred in obtaining payment of the Liquidated Transaction Costs.

      Section 7.06 Notice of Certain Events. Each of Purchaser and the Sellers shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that any consent, waiver or approval of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, including but not limited to communications from the beneficiaries of Transfer Restrictions; (ii) any notice or other communication from any Governmental Entity in connection with any of the transactions contemplated by this Agreement; (iii) any Action or Proceeding commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Purchaser, MOP or any Seller that relates to the Properties or that may affect the consummation of any of the transactions contemplated by this Agreement; and (iv) any change, event or occurrence that could reasonably be expected to render any of Purchaser's, MOP's or Seller's representations and warranties untrue or incorrect in any material respect, or to materially delay or materially impede the ability of Purchaser, MOP or any Seller to perform their respective obligations pursuant to this Agreement and to effect the consummation of the purchase and sale of the Properties and the other transactions contemplated by this Agreement.

      Section 7.07 Access to Information; Confidentiality.

            (a) Between the date of this Agreement and the Closing Date, MOP shall (i) upon reasonable prior notice, provide Purchaser and its Representatives access during normal business hours to MOP and each Seller's books and records, and (ii) promptly furnish to Purchaser and its Representatives such information concerning the Properties as Purchaser or its Representatives may reasonably request. MOP shall have no obligation under this
Section 7.04(a) to furnish any information that relates exclusively to other businesses of MOP or to assets and properties of MOP (or any of its Affiliates) other than the Properties.

            (b) Prior to the Closing, neither MOP, any Seller nor Purchaser nor any of their respective Representatives shall use, release or disclose any "Confidential Information" (as such term is defined in the Confidentiality Agreement or in this Agreement) ("Confidential Information"), except as permitted by the Confidentiality Agreement or as otherwise reasonably required for the performance of the obligations of MOP and each Seller or Purchaser under this Agreement or for the consummation or implementation of the transactions contemplated by this Agreement.

      Section 7.08 Notice and Cure.

            (a) MOP and each Seller shall notify Purchaser in writing of, and shall contemporaneously provide Purchaser with true and complete copies of any and all information or documents relating to, and shall use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to MOP or any Seller, occurring after the Effective Date that causes or may cause any covenant or agreement of MOP or any Seller under this Agreement to be materially breached or that renders or may render untrue in any material respect any representation or warranty of MOP or any Seller contained in this Agreement. MOP and each Seller also shall notify Purchaser in writing of, and shall use all commercially reasonable efforts to cure, before the Closing, any material violation or breach, as soon as practicable after it becomes known to MOP or any Seller, of any representation, warranty, covenant or agreement made by MOP or any Seller in this Agreement, whether occurring or arising before, on or after the Effective Date. No notice given pursuant to this Section 7.08(a) shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

            (b) Purchaser shall notify MOP and each Seller in writing of, and shall contemporaneously provide MOP and each Seller with true and complete copies of any and all information or documents relating to, and shall use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to Purchaser, occurring after the Effective Date that causes or may cause any covenant or agreement of Purchaser under this Agreement to be materially breached or that renders or may render untrue in any material respect any representation or warranty of Purchaser contained in this Agreement. Purchaser shall notify MOP and each Seller in writing of, and shall use all commercially reasonable efforts to cure, before the Closing, any material violation or breach, as soon as practicable after it becomes known to Purchaser, of any representation, warranty, covenant or agreement made by Purchaser in this Agreement, whether occurring or arising before, on or after the Effective Date. No notice given pursuant to this Section 7.08(b) shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

      Section 7.09 Public Announcements. Until the earlier of the termination of this Agreement and the Closing Date, Purchaser, on the one hand, and MOP, on the other hand, shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement that is not approved by the other party, except as may be required by Law or applicable stock exchange rules, in which case the parties shall make reasonable efforts to consult with each other prior to the making of such public statement.

                                  ARTICLE VIII
                              ADDITIONAL AGREEMENTS

      Section 8.01 Asset Management. At Closing, Purchaser and MOP (or an appropriate Affiliate or permitted assignee thereof) shall execute the asset management and transition services agreement with respect to the Properties (the "Asset Management and Transition Services Agreement") substantially in the form attached hereto as
Exhibit I.

      Section 8.02 Non-Solicitation. At Closing, MOP and each of MOP's Authorized Officers shall execute a non-solicitation agreement with respect to the Properties (the "Non-Solicitation Agreement") substantially in the form attached hereto as Exhibit J.

      Section 8.03 Exclusivity. So long as this Agreement remains in full force and effect, neither MOP nor any Seller nor their members, directors, employees, and officers shall enter into, entertain or solicit or review any offers or proposals, letters of intent or Contracts with any third party prospective purchaser of any of the Properties, nor intentionally provide information regarding the Properties to any known prospective purchasers. Seller shall use commercially reasonable efforts to cause its attorneys, financial advisors and accountants to also comply with this Section 8.03.

      Section 8.04 Assistance and Cooperation. After the Closing Date, each of MOP, each Seller and Purchaser shall (and shall cause their respective Affiliates and Representatives to): (a) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing related to the Properties; (b) cooperate fully in preparing for any audits of, or disputes with any Taxing Authority regarding, any Tax Returns of MOP or any Seller; (c) make available to the other and to any Taxing Authority as reasonably requested all information, records, and documents relating to Taxes of MOP or any Seller; (d) provide timely notice to the other in writing of any pending or known threatened Tax audit or assessments of MOP or any Seller for taxable periods for which the other may have a liability under this Agreement; and (e) furnish the other with copies of all correspondence received from any Taxing Authority in connection with any Tax audit with respect to any taxable period for which the other may have a liability under this Agreement. Prior to and after the Closing, Seller shall cooperate, at no cost to Seller, with Purchaser with respect to any reporting and/or audit requirements of Purchaser or its affiliates.

      Section 8.05 Bulk Sales Act. Purchaser and each Seller hereby waive compliance with all bulk sales acts and other comparable statutory provisions of each applicable jurisdiction that may apply to the purchase and sale of the Properties contemplated by this Agreement.

                                   ARTICLE IX
                              CONDITIONS TO CLOSING

      Section 9.01 Additional Conditions to the Obligations of Sellers and MOP; Termination by MOP. The obligation of MOP and Sellers to consummate the sale of the Properties to Purchaser is subject to the satisfaction or waiver of each of the following further conditions:

            (a) MOP shall have obtained the MOP Shareholder Approval. In the event MOP is unable to obtain such the MOP Shareholder Approval at or prior to Closing, MOP and Sellers shall be entitled to terminate this Agreement, in which event Purchaser's sole and exclusive remedy shall be the right to receive the Liquidated Transaction Costs and to immediately receive back the Deposit.

            (b) Purchaser shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and delivered all documents to be delivered by Purchaser at Closing pursuant to this Agreement.

      Section 9.02 Additional Conditions to the Obligations of Purchaser. The obligation of Purchaser to consummate the purchase of the Properties from Seller is subject to the satisfaction or waiver of each of the following further conditions:

            (a) Each of the representations and warranties of MOP and each Seller contained in this Agreement shall be true and correct in all material respects both as of the Effective Date and at and as of the Closing Date as if made at and as of the Closing, except where the failure of such representations and warranties to be true and correct without regard to any materiality qualification contained therein, would not, either individually or in the aggregate, reasonably be expected to materially adversely affect MOP's or such Seller's ability to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder, and Purchaser shall have received a certificate of an Authorized Officer of MOP and each Seller, acting in such capacity to such effect.

            (b) MOP and each Seller shall have performed or complied in all material respects with all covenants and agreements required by this Agreement, and delivered all documents to be delivered by MOP and each Seller at Closing pursuant to this Agreement.

            (c) The Title Company shall be willing to deliver at Closing an Owners Title Insurance Policy with Standard exceptions deleted, subject only to Permitted Encumbrances.

            (d) Seller acknowledges that Purchaser is required under Rule 3-14 of Regulation S-X to obtain certified audits for the calendar year 2003 (the "Audits") relating to the Properties. If, after exercising its reasonable best efforts, Purchaser is unable to obtain the Audits on or before March 31, 2004 at 5:00 p.m., then Purchaser shall be entitled to terminate this Agreement, by giving written notice of the same to Seller on or before March 31, 2004, at 5:00 p.m., at which time Purchaser shall be entitled to a return of $13,000,000.00 of the Deposit, plus interest thereon, and the remainder, plus interest thereon, shall be payable to Seller as a fee for the termination of this Agreement (the "Termination Fee"). The Termination Fee shall be Seller's sole and exclusive remedy for Purchaser's termination of this Agreement under this Section and, upon Purchaser's receipt of the remainder of the Deposit and Seller's receipt of the Termination Fee, neither party shall have any further liability to the other under this Agreement.

            (e) All conditions precedent expressly set forth in this Agreement as a condition to Purchaser's obligations to proceed to Closing have been satisfied in all material respects.

                                    ARTICLE X
                             DEFAULT AND TERMINATION

      Section 10.01 Purchaser's Default.

            (a) If Purchaser fails to close in accordance with, and when required under, the terms of this Agreement, then MOP shall give Purchaser and Escrow Agent written notice specifying the nature of such failure to close or material breach or default.

            (b) Purchaser shall have ten (10) Business Days from receipt of MOP's notice of default under Section 10.01(a) within which to cure the specified default. If Purchaser does not cure such default within said ten (10) day period (or such longer period if such default cannot be reasonably cured within a ten (10) day period, not to exceed thirty (30) days) or if such default is not waived in writing by MOP, then so long as neither MOP nor any Seller is otherwise in material breach or default hereunder and has otherwise satisfied the conditions it must satisfy prior to Closing and is ready, willing and able to close under this Agreement, the Deposit shall be forfeited to Seller and this Agreement shall automatically terminate and MOP, each Seller and Purchaser shall be relieved from all further liability or obligation hereunder except as expressly provided for in this Agreement.

            (c) Forfeiture of the Deposit shall be MOP and each Seller's sole and exclusive remedy at law or in equity upon a default by Purchaser under this Agreement. MOP and each Seller waive any and all equitable remedies, including without limitation the right to specific performance of this Agreement. MOP and each Seller and Purchaser agree that forfeiture of the Deposit shall be liquidated damages and not a penalty, and that actual damages resulting to MOP and each Seller from Purchaser's breach of this Agreement would be difficult or impossible to measure because of the uncertainties of the real estate market and fluctuations of property values and differences with respect thereto, and that the Deposit is a reasonable estimate of those damages.

      Section 10.02 MOP or a Seller's Default.

            (a) If either MOP or a Seller fails to close in accordance with, and when required under, the terms of this Agreement at the time of Closing, or if MOP or such Seller shall be in material breach or default of any of the terms or conditions of this Agreement, then Purchaser shall give MOP and Escrow Agent written notice specifying the nature of the failure to close or material breach or default.

            (b) MOP shall have ten (10) business days from receipt of Purchaser's notice of default under Section 10.02(a) within which to cure, or cause to be cured, the specified default. If MOP does not cure, or caused to be cured, such default within said ten (10) day period (or such longer period if such default cannot be reasonably cured within a ten (10) day period, not to exceed thirty (30) days) or if such default is not waived in writing by Purchaser, then Purchaser, at its option, shall have the right, so long as Purchaser is not otherwise in default hereunder and has otherwise satisfied the conditions it must satisfy prior to Closing and is ready, willing and able to under this Agreement, after the expiration of the said cure period, to elect one of the following remedies:

                  (i) Elect by written notice given to MOP and Escrow Agent to proceed to Closing, in which event Purchaser may demand specific performance of this

Agreement by Sellers and MOP, and, if necessary, file an action therefor, which suit must be filed within ninety (90) days after a Seller's or MOP's material breach or default or failure to close hereunder becomes known to Purchaser (or shall be deemed waived); or

                  (ii) Terminate this Agreement, by written notice given to MOP and Escrow Agent and receive a return of the Deposit and, in addition, at Purchaser's option, elect to bring suit for damages and out-of-pocket expenses (but not speculative, consequential or punitive damages, which are hereby expressly waived).

                  Anything herein to the contrary notwithstanding, as set forth in Article VII, Purchaser's right to receive the Liquidated Transaction Costs shall be its exclusive remedy in the event that MOP and Sellers fail to close when required hereunder as the result of a failure of MOP to obtain the approval of MOP's shareholders of the transactions contemplated by this Agreement. The right of Purchaser to receive the Liquidated Transaction Costs and the return of the Deposit shall preclude Purchaser from exercising any other remedy under this Agreement or at law or in equity.

      Section 10.03 Termination of this Agreement. In the event that this Agreement is terminated pursuant to its terms, then except for the obligations of this Agreement which expressly survive Closing or termination of this Agreement, MOP, Sellers and Purchaser shall be relieved from all further obligation or liability hereunder, subject to the obligation, if any, to deliver the Deposit to MOP or Purchaser (whichever shall be applicable).

      Section 10.04 Property-Specific Default or Failed Condition. Notwithstanding anything set forth in this Agreement to the contrary, in the event that a Seller's failure to close when required under this Agreement, or to satisfy an obligation or condition precedent set forth in this Agreement, or a Seller's breach of any representation or warranty, relates only to a specific Property or Properties rather than to all of the Properties, then Purchaser's remedies set forth in this Article X shall only apply to the specific Property that is the subject of such failure to close, failed condition or obligation, or such breached representation or warranty (the "Defaulted Property") or at Purchaser's option, Purchaser may treat any Defaulted Property (or, if more than one, any or all of the same) as an Excluded Property for purposes of Purchaser's elections under Section 2.04. Purchaser, and, subject to Purchaser's right to terminate this Agreement under Section 2.04, MOP and Sellers shall remain obligated under this Agreement, and this Agreement shall remain in full force and effect, with respect to all of the remaining Properties other than any Defaulted Property, and the Purchaser Price hereunder shall be adjusted to exclude such Defaulted Property as an Excluded Property.

      Section 10.05 Expenses. Except as otherwise set forth herein, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, whether or not the transactions contemplated hereby are consummated.

      Section 10.06 Breached Representations. It is understood and agreed that for the purposes of this Agreement, if a default results from a representation or warranty failing to be true and correct in all material respects, such default shall be deemed cured if the events, conditions, acts or omissions giving rise to such representation or warranty failing to be true and correct in all material respects are cured with the cure period set forth in this Article X, even though, as a technical matter, such representation or warranty was not true and correct in all material respects as of the date same was actually made.

                                   ARTICLE XI
                               GENERAL PROVISIONS

      Section 11.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon confirmation of delivery) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 11.01):

            (a)   if to Sellers or MOP:

                  Medical Office Properties, Inc.
                  Suite 1100
                  4445 Willard Avenue
                  Chevy Chase, Maryland 20815
                  Attention: Sean P. Murphy, Esq.
                  Fax: (301) 941-1661

                  with a copy to:

                  Powell, Goldstein, Frazer & Murphy LLP
                  191 Peachtree Street, 16th Floor
                  Atlanta, Georgia 30303
                  Attention: G. William Speer, Esq.
                  Fax:  (404) 572-6999

            (b)   if to Purchaser:

                  CNL Retirement Properties, Inc.
                  CNL Center at City Commons
                  450 South Orange Avenue
                  Orlando, Florida 32801
                  Attn: Stuart J. Beebe
                  Fax:  (407) 835-3235

                  with a copy to:

                  Greenberg Traurig, P.A.
                  450 S. Orange Avenue
                  6th Floor
                  Orlando, Florida  32801
                  Attention: Michael J. Sullivan, Esq.
                  Fax:  (407) 420-5909

      Section 11.02 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

      Section 11.03 Waiver, Rights and Remedies Cumulative. At any time prior to the Closing Date, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any misrepresentation or inaccuracy in or breach of any of the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by an Authorized Officer of the extending or waiving party or parties. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial waiver or exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Except as otherwise set forth herein, the rights and remedies provided herein are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

      Section 11.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

      Section 11.05 Assignment; Binding Effect; No Third Party Beneficiary. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, except that Purchaser shall have the right, exercisable in its sole discretion and without the consent or agreement of any other party, to assign at Closing all of its rights and to delegate all of its obligations under this Agreement to any wholly-owned Affiliates of Purchaser, which assignment may not be effective until Closing. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

      Section 11.06 Governing Law. Except as set forth in the state-specific riders attached to this Agreement, this Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Maryland applicable to contracts made and to be performed entirely within that state, and no effect shall be given to any conflict-of-laws principles thereof directing the application of any Law other than the laws of the State of Maryland.

      Section 11.07 Waiver of Jury Trial. Each party hereto hereby irrevocably waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

      Section 11.08 Headings; Interpretation; Survivability of Certain Provisions. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Any of the provisions of this Agreement which are intended by their wording and/or context to survive the Closing shall so survive the Closing.

      Section 11.09 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      Section 11.10 Entire Agreement. This Agreement (including the schedules and exhibits to this Agreement), the Seller Disclosure Schedule, the Purchaser Disclosure Schedule and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

      Section 11.11 Brokers. The parties represent and warrant to each other that they have not dealt with any real estate broker, investment banker, financial advisor, agent or finder in connection with the transaction contemplated by this Agreement, other than Credit Suisse First Boston LLC, which MOP shall compensate pursuant to a separate agreement. Each party shall defend, indemnify and hold the other party harmless from and against any and all claims, demands, causes of action, costs, expenses or other liabilities (including Legal Expenses whether suit is instituted or not) incurred by such party and arising from or pertaining to any brokerage commissions, fees, costs or other expenses that may be due to or claimed by any other broker(s), agent(s) or finder(s) with whom the indemnifying party has dealt, which indemnification obligation shall survive Closing or any termination of this Agreement.

      Section 11.12 Platting. Purchaser and Seller acknowledge and agree that all or some of the Parcels are a part of larger parcels of land owned by Seller and that the Purchaser may desire to plat and subdivide all or some of the Parcels as separate parcels. Seller acknowledges and agrees that it will cooperate with Purchaser in the platting process with the applicable governmental authorities (at no cost to Seller), which cooperation shall include, but shall not be limited to, joinders in applications for platting, attendance and support at public hearings and at meetings with governmental staff and joining in the final plat(s) for the Parcel(s), all as required by the applicable governmental authority and applicable laws.

      Section 11.13 Time is of the Essence. Time is of the essence of this Agreement; however, if the final date of any period which is set out in any provision of this Agreement falls on a day that is not a Business Day, then, in such event, the time of such period shall be extended to the next Business Day.

      Section 11.14 No Personal Liability. To the maximum extent permitted by applicable law, no member, shareholder, director, officer or employee of any party to this Agreement shall have any personal liability with respect to the liabilities or obligations of such party under this Agreement or any document executed by such party pursuant to this Agreement, except for the Non-Solicitation Agreement.

      Section 11.15 State-Specific Riders. Notwithstanding anything herein to the contrary, with respect to the Properties located in California, Colorado, Florida and Texas, the state-specific riders attached hereto as Composite Exhibit K to this Agreement shall apply.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      CNL RETIREMENT PROPERTIES, INC.

                                      By: /s/ Stuart J. Beebe
                                          ------------------------------
                                          Name:  Stuart J. Beebe
                                             Title:  Chief Financial Officer

                                      MEDICAL OFFICE PROPERTIES, INC.

                                      By: /s/ Edward P. Nordberg Jr.
                                          ------------------------------
                                          Edward P. Nordberg Jr.
                                          Chairman and Chief Executive Officer

                                      5400 BALBOA BOULEVARD, LLC

                                      By:  /s/ Daniel L. Willison, Jr.*
                                          ------------------------------
                                          Daniel L. Willison, Jr.
                                          Senior Vice President

                                      HCFP SHERMAN, LLC

                                      By:  /s/ Daniel L. Willison, Jr.*
                                          ------------------------------
                                          Daniel L. Willison, Jr.
                                          Executive Vice President

                                      HCFP REIT - VALENCIA LLC

                                      By:  /s/ Daniel L. Willison, Jr.*
                                          ------------------------------
                                          Daniel L. Willison, Jr.
                                          Executive Vice President

                                      MEDOFFICE AMC I, LLC

                                      By:  /s/ Daniel L. Willison, Jr.*
                                          ------------------------------
                                          Daniel L. Willison, Jr.
                                          Manager

                                      MEDOFFICE AMC II, LLC

                                      By:  /s/ Daniel L. Willison, Jr.*
                                          ------------------------------
                                          Daniel L. Willison, Jr.
                                          Manager

                                      MEDOFFICE ROCKY MOUNTAIN LLC

                                      By:  /s/ Daniel L. Willison, Jr.*
                                          ------------------------------
                                          Daniel L. Willison, Jr.
                                          Manager

                                      MEDOFFICE BAYCARE LLC

                                      By:  /s/ Daniel L. Willison, Jr.*
                                          ------------------------------
                                          Daniel L. Willison, Jr.
                                          Manager

                                      LARGO MEDICAL CAMPUS LLC

                                      By:  /s/ Daniel L. Willison, Jr.*
                                          ------------------------------
                                          Daniel L. Willison, Jr.
                                          Manager

                                      TAMPA MEDICAL TOWER LLC

                                      By:  /s/ Daniel L. Willison, Jr.*
                                          ------------------------------
                                          Daniel L. Willison, Jr.
                                          Executive Vice President

                                      HCFP REIT - DORSEY LLC

                                      By:  /s/ Daniel L. Willison, Jr.*
                                          ------------------------------
                                          Daniel L. Willison, Jr.
                                          Vice President

                                      RANDOLPH MEDICAL CENTER, LLC

                                      By:  /s/ Daniel L. Willison, Jr.*
                                          ------------------------------
                                          Daniel L. Willison, Jr.
                                          Manager

                                      4204 TECHNOLOGY DRIVE, LLC

                                      By: Medical Office Properties Operating
                                          Partnership,  L.P. its Manager

                                          By: /s/ Daniel L. Willison, Jr.*
                                              ----------------------------
                                        Daniel L. Willison, Jr.
                                        Executive Vice President

                                      4228 TECHNOLOGY DRIVE, LLC

                                      By: Medical Office Properties Operating
                                          Partnership,  L.P. its Manager

                                          By: /s/ Daniel L. Willison, Jr.*
                                              ----------------------------
                                        Daniel L. Willison, Jr.
                                        Executive Vice President

                                      4233 TECHNOLOGY DRIVE, LLC

                                      By: Medical Office Properties Operating
                                          Partnership, L.P. its Manager

                                          By: /s/ Daniel L. Willison, Jr.*
                                          --------------------------------
                                        Daniel L. Willison, Jr.
                                        Executive Vice President

                                      4323 BEN FRANKLIN BOULEVARD, LLC

                                      By: Medical Office Properties Operating
                                          Partnership, L.P. its Manager

                                          By: /s/ Daniel L. Willison, Jr.*
                                          --------------------------------
                                        Daniel L. Willison, Jr.
                                        Executive Vice President

                                      BOARDWALK MEDICAL BUILDING, LP

                                      By: Boardwalk Medical Center, LLC its
                                          General Partner

                                          By: /s/ Daniel L. Willison, Jr.*
                                              ----------------------------
                                        Daniel L. Willison, Jr.
                                        Manager

                                      MOP LAS COLINAS, LP

                                      By: Boardwalk Medical Center, LLC its
                                          General Partner

                                          By: /s/ Daniel L. Willison, Jr.*
                                          --------------------------------
                                        Daniel L. Willison, Jr.
                                        Manager

                                      MEDICAL PLACE I, LP

                                      By:  Corpus Plano LLC its General Partner

                                          By: /s/ Daniel L. Willison, Jr.*
                                             ----------------------------

                                        Daniel L. Willison, Jr.
                                        Manager

                                      MEDOFFICE CORPUS CHRISTI MEDICAL BUILDING
                                      LP

                                      By:  Corpus Plano LLC its General Partner

                                          By: /s/ Daniel L. Willison, Jr.*
                                              ----------------------------
                                        Daniel L. Willison, Jr.
                                        Manager

                                      MEDOFFICE PLANO MEDICAL BUILDING LP

                                      By:   Corpus Plano LLC its General Partner

                                          By: /s/ Daniel L. Willison, Jr.*
                                              ----------------------------
                                        Daniel L. Willison, Jr.
                                        Manager

                                      300 MEDICAL PARKWAY LLC

                                      By: Medical Office Properties Operating
                                          Partnership, L.P. its Member

                                          By: Medical Office Properties, Inc.
                                              its General Partner

                                              By: /s/ Daniel L. Willison, Jr.*
                                                  ----------------------------
                                                  Daniel L. Willison, Jr.
                                                  Senior Vice President

                                      HCFP REIT - YORKTOWN LLC

                                      By: Medical Office Properties Operating
                                          Partnership, L.P. its Member

                                          By: Medical Office Properties, Inc.
                                              its General Partner

                                              By: /s/ Daniel L. Willison, Jr.*
                                                  ----------------------------
                                                  Daniel L. Willison, Jr.
                                                  Senior Vice President

                                      [YORKTOWN MOB II LLC

                                      BY: /S/ DANIEL L. WILLISON, JR.*
                                          ----------------------------
                                         [INSERT]]

                                          *   /s/ Daniel L. Willison, Jr.
                                              ---------------------------
                                              Daniel L. Willison, Jr.

                                    EXHIBIT A

      REPORTS FOR WHICH RELIANCE LETTERS (OR UPDATED REPORTS) SHALL BE DELIVERED

1.    4204 TECHNOLOGY DRIVE (INDEPENDENCE PARK)

      1.1   Phase I ESA Report

      1.2   Combined Property Condition Report

2.    4228 TECHNOLOGY DRIVE (INDEPENDENCE PARK)

      2.1   Phase I ESA- Report

      2.2   Combined Property Condition Report

3.    4233 TECHNOLOGY DRIVE (INDEPENDENCE PARK)

      3.1   Phase I ESA Report

      3.2   Combined Property Condition Report

4.    4323 BEN FRANKLIN BOULEVARD (INDEPENDENCE PARK)

      4.1   Phase I ESA Report

      4.2   Combined Property Condition Report

5.    AURORA MEDICAL CENTER I

      5.1   Phase I ESA Report (AMC I & II)

      5.2   Property Condition Report (AMC I & II)

6.    AURORA MEDICAL CENTER II

      6.1   Phase I ESA Report (AMC I & II)

      6.2   Property Condition Report (AMC I & II)

7.    BAYCARE HEALTH HEADQUARTERS

      7.1   Phase I ESA Report

8.    BOARDWALK MEDICAL OFFICE BUILDING

      8.1   Phase I ESA Report

      8.2   Property Condition Report

9.    CHESAPEAKE MEDICAL CENTER

      9.1   Phase I ESA Report

      9.2   Property Condition Report

10.   THE DIAGNOSTIC CLINIC (LARGO)

      10.1  Engineering Report

      10.2  Environmental Report

11.   DORSEY HALL MEDICAL CENTER

      11.1  Environmental Report

      11.2  Property Condition Survey

12.   ENCINO MEDICAL PLAZA

      12.1  Level 1 Seismic Assessment

      12.2  Phase I ESA Report

      12.3  Property Condition Report

13.   LAS COLINAS MEDICAL PLAZA II

      13.1  Phase I ESA Report

      13.2  Property Condition Report

14.   MEDICAL PLACE ONE

      14.1  Phase I ESA Report

      14.2  Phase II ESA Report

      14.3  Property Condition Report

15.   NORTHWEST REGIONAL MEDICAL CENTER

      15.1  Engineering Report

      15.2  Environmental Report

16.   PLANO MEDICAL PAVILION

      16.1  Engineering Report

      16.2  Environmental Report

17.   RANDOLPH MEDICAL CENTER

      17.1  Phase I ESA Report - May 2002

      17.2  Property Condition Report

18.   ROCKY MOUNTAIN CANCER CENTER

      18.1  Phase I ESA Report

      18.2  Property Condition Report

19.   SHERMAN OAKS MEDICAL CENTER

      19.1  Level 1 Seismic Risk Assessment

      19.2  Phase I Environmental

      19.3  Property Condition Report

20.   TAMPA MEDICAL TOWER

      20.1  Phase I ESA Report

      20.2  Property Condition Report

21.   VALENCIA MEDICAL CENTER

      21.1  Level 1 Seismic Risk Assessment

      21.2  Phase 1 Environmental

      21.3  Property Condition Assessment

22.   YORKTOWN 50

      22.1  Phase 1 Environmental

      22.2  Property Condition Survey

                                    EXHIBIT B

                    ALLOCATION OF PURCHASE PRICE AND DEPOSIT

                                                          EARNEST
                                                           MONEY             PERCENTAGE
           COMMUNITIES                  CNL ALLOCATION    DEPOSIT            ALLOCATION
           -----------                  --------------   ----------          ----------
Las Colinas Medical Plaza II               10,958,686       640,859             4.27%
Boardwalk Medical Office Building          13,072,544       764,476             5.10%
Plano Medical Pavilion                     15,130,774       884,841             5.90%
Medical Place I                            25,088,809     1,467,182             9.78%
Northwest Regional Medical Center           7,454,131       435,914             2.91%
Tampa Medical Tower                        10,569,291       618,087             4.12%
Diagnostic Clinic                          29,705,269     1,737,150            11.58%
BayCare Health Headquarters                 9,790,501       572,544             3.82%
Dorsey Hall Medical Center                  5,451,529       318,803             2.13%
Yorktown 50                                25,143,136     1,470,359             9.80%
Randolph Medical Center                     8,733,572       510,735             3.40%
Chesapeake Medical Center                   9,901,757       579,050             3.86%
Encino Medical Plaza                       16,020,820       936,890             6.25%
Sherman Oaks Center                        14,852,635       868,575             5.79%
Valencia Medical Center                     6,786,597       396,877             2.65%
Rocky Mountain Cancer Center                9,122,967       533,507             3.56%
Aurora Medical Center I                     8,789,200       513,988             3.43%
Aurora Medical Center II                    9,345,478       546,519             3.64%
4204 Technology Drive                      10,124,268       592,062             3.95%
4228 Technology Drive                       3,226,415       188,679             1.26%
4233 Technology Drive                       3,782,694       221,210             1.47%
4323 Ben Franklin Boulevard                 3,448,926       201,692             1.34%

Total                                     256,499,998    15,000,000              100%

                                   EXHIBIT B-1

             EXCLUDED PROPERTIES FOR BILATERAL RIGHT OF TERMINATION

Medical Place I
Northwest Regional Medical Center
Diagnostic Clinic
BayCare Health Headquarters
Yorktown 50
Randolph Medical Center
Chesapeake Medical Center
4204 Technology Drive
4228 Technology Drive
4233 Technology Drive
4323 Ben Franklin Boulevard

                                    EXHIBIT C

                          FORM OF SPECIAL WARRANTY DEED

                [THE FORM OF THIS DEED IS SUBJECT TO APPROVAL BY
                 UNDERWRITING COUNSEL FOR LANDAM IN EACH STATE]

STATE  OF _________  Section         Property Address: _________________________
                     Section                           _________________________
COUNTY OF _________  Section                           _________________________

      ____________________________________,  a  ______________________________
("GRANTOR"), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which consideration are hereby acknowledged, has Granted, Sold, and Conveyed, and by these presents does Grant, Sell, and Convey, unto _____________________________, a ________________________, ("GRANTEE") having an address of ___________________
___________________________ ______________________________, (i) all that real property situated in the County of ______, State of ______________, and more particularly described on EXHIBIT A attached hereto and made a part hereof for all purposes, and (ii) together with all improvements now or hereafter situated thereon, and the lessor's or landlord's interest in all space leases or occupancy agreements covering all or any portion of such real property and the improvements situated thereon (collectively, the "PROPERTY").

      This Deed is made and accepted expressly subject to [TO INCLUDE THE PERMITTED ENCUMBRANCES].

      TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances belonging in any way to the Property, unto the said Grantee, its successors and assigns forever, and Grantor binds itself and its successors and assigns to specially warrant and forever defend all and singular the Property to Grantee, its successors and assigns against every person lawfully claiming or to claim all or any part of the Property, by, through, or under Grantor, but no other express or implied covenants or warranties are hereby given by Grantor.

                             SIGNATURE PAGE FOLLOWS

      IN WITNESS WHEREOF, Grantor has executed this Deed, to be effective as of this ______ day of ______________, 20__.

GRANTOR:
                                    ____________________________________________
                                    a_____________________

                                    By: ________________________________________
                                        a ___________________, Its______________

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

STATE  OF _________  Section
                     Section
COUNTY OF _________  Section

      This instrument was acknowledged before me this _____ day of ______________, 20__, by _______________, _____________________ of
______________________________, a ____________________, on behalf of said
____________.

(SEAL)                              ____________________________________________
                                    Notary Public in and for
                                    the State of ___________

                                    Print name of notary________________________

                                    My Commission Expires:______________________

                                     EXHIBIT

                            TO SPECIAL WARRANTY DEED

                                LEGAL DESCRIPTION

                                    EXHIBIT D

                       ASSIGNMENT AND ASSUMPTION OF LEASES

                                PROPERTY ADDRESS:    ___________________________
                                                     ___________________________
                                                     ___________________________

      _________________________________, a _____________________ ("GRANTOR"),
for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to it in hand paid by ________________________________________, a ____________________ ("GRANTEE"),
the receipt and sufficiency of which are hereby acknowledged, has Granted, Sold, Assigned, Transferred, Conveyed, and Delivered and does by these presents Grant, Sell, Assign, Transfer, Convey and Deliver unto Grantee, all of Grantor's rights, titles, and interests in and to any leases for space (the "LEASES"), together with security and other deposits owned or held by Grantor pursuant to the Leases, at the following described properties located in, affixed to, and/or arising or used in connection with the improved property with parking and other amenities (the "PROJECT") situated on the land in the County of _________________, State of ___________, more particularly described on EXHIBIT A attached hereto and made a part hereof for all purposes (the "LAND," which together with the Project is sometimes hereinafter called the "PROPERTY"):

      Grantor and Grantee hereby covenant and agree as follows:

            (i) Grantee accepts the aforesaid assignment and Grantee assumes and agrees to be bound by and timely perform, observe, discharge, and otherwise comply with each and every one of the agreements, duties, obligations, covenants and undertakings upon the lessor's part to be kept and performed under the Leases or any of them, that are arising from and after the date hereof.

            (ii) Grantee hereby indemnifies and agrees to hold harmless Grantor from and against any and all liabilities, claims, demands, obligations, assessments, losses, costs, damages, and expenses of any nature whatsoever (including, without limited the generality of the foregoing, reasonable legal expenses) which Grantor may incur, sustain, or suffer, or which may be asserted or assessed against Grantor on or after the date hereof, arising out of, pertaining to or in any way connected with the obligations, duties, and liabilities under the Leases, or any of them, arising from and after the date hereof.

            (iii) Except as aforesaid, this Agreement shall bind and inure to the benefit of the parties and their respective successors, legal representatives and assigns.

            (iv) Neither this Agreement nor any term, provision, or condition hereof may be changed, amended or modified, and no obligation, duty or liability or any party hereby may be released, discharged or waived, except in a writing signed by all parties hereto.

            TO HAVE AND TO HOLD the Property, together with and singular the rights and appurtenances belonging in any way to the Property, unto said Grantee, its successors and assigns forever, and Grantor binds itself and its successors and assigns to specially warrant and forever defend all and singular the Property to Grantee, its successors and assigns against every person lawfully claiming or to claim all or any part of the Property, by, through or under Grantor, but no other express or implied covenants or warranties are hereby given by Grantor.

      IN WITNESS WHEREOF, Grantor and Grantee have executed this Assignment and Assumption of Leases on _____________, 20__ to be effective as of the _____ day of __________________, 20__.

GRANTOR:

                                    ____________________________________________
                                    a_____________________

                                    By: ________________________________________
                                        a _________, Its________________________

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

GRANTEE:

                                    ____________________________________________
                                    a_____________________

                                    By: ________________________________________
                                        a _________, Its________________________

                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                     EXHIBIT

                                  TO ASSIGNMENT

                                LEGAL DESCRIPTION

                                   EXHIBIT D-1

                              FORM OF BILL OF SALE

                                  BILL OF SALE

      KNOW ALL MEN BY THESE PRESENTS that_______________________________________
_________________, a__________________ limited liability company, whose address is _______________________________________________________ (hereinafter referred to as "Seller"), in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration paid by_______________________________________,
a____________________ corporation, whose address is ____________________________
__________________(hereinafter referred to as "Purchaser"), the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell, transfer, assign and deliver to Purchaser, its successors and assigns, the following items of personal property:

      All furniture, fixtures, equipment, appliances, supplies including, without limitation, all documents, consumables, inventory, and operating equipment and other items of tangible personal property (collectively the "Personal Property"), which are presently installed in, affixed to and/or placed upon the real property shown on Exhibit "A" attached hereto and by this reference made a part hereof (the "Real Property"), which are owned by Seller and which are used or which are useful, directly or indirectly, in connection with the operation of the Real Property for its intended purposes.

      TO HAVE AND TO HOLD the said goods and chattels, together with every privilege, right, title, interest and estate thereto belonging or in anywise appertaining.

      AND THE SELLER HEREBY COVENANTS with Purchaser that Seller is the lawful owner of the goods and chattels hereinabove described, that they are free and clear of all liens and encumbrances; and that Seller will specially warrant and defend the title of the items of tangible personal property unto Purchaser against the lawful claims of all persons or entities claiming by, through or under said Seller. However, no warranty of merchantability or fitness for a particular purpose is intended, express or implied, and the items of personal property are purchased in their present condition "AS IS," and "WITH ALL FAULTS."

      IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be duly executed and delivered as of the ___ day of __________, 2004.

WITNESSES:

                                    ___________________________________________,
                                    a______________  limited liability company

________________________________

Print Name:_____________________
                                    By:_________________________________________
________________________________    Title:______________________________________
                                    Print
Print Name:_____________________    Name:__________________________________

STATE OF ______________

COUNTY OF _____________

      The foregoing instrument was acknowledged before me this ______ day of _____________, 2004, by _____________________________, as_______________________
_____________of______________________________, a________________________ limited liability company. He/She [____] is personally known to me or [_____] as produced _____________________________ as identification.

                                    NOTARY PUBLIC
                                    Print Name:_________________________________
                                    My Commission Expires:

                                   EXHIBIT "A"

                                  REAL PROPERTY

                                   EXHIBIT D-2

                            MEDICAL OFFICE BUILDINGS

                           SCHEDULE OF ESCROW ACCOUNTS

LENDER
ESCROWS

                                                                        TENANT IMPROVEMENT
                           REAL ESTATE ESCROW     INSURANCE ESCROW           ESCROW
                         ----------------------  -------------------  ---------------------
                                                            BALANCE
                          MONTHLY     BALANCE    MONTHLY     AFTER    MONTHLY     BALANCE
                           ESCROW   AFTER 12/03  ESCROW      12/03    ESCROW    AFTER 12/03
     ENTITY               PAYMENT     PAYMENT    PAYMENT    PAYMENT   PAYMENT     PAYMENT
-----------------        ---------  -----------  --------  ---------  --------  -----------
DORSEY                    5,383.77   36,400.35     853.54   4,560.28  3,519.00   190,831.09

YORKTOWN                 14,481.61   43,444.82   2,793.33  25,139.97  1,447.16     5,790.51

CHESAPEAKE                7,237.72    7,239.66     636.25   7,635.01

RANDOLPH                  4,291.49   19,826.16     865.80   5,997.80

ENCINO                   10,974.28   39,244.74   2,334.93  46,698.60

BOARDWALK                23,919.38   17,854.08                        7,722.12   108,362.76

LAS COLINAS              18,020.08   32,777.82                        5,013.26   165,116.41

TAMPA MEDICAL            17,024.43   25,501.53                        1,504.63    30,061.00

      4204
TECHNOLOGY DRIVE          1,909.00    9,614.63     423.58   5,300.95

      4228
TECHNOLOGY DRIVE          1,003.69    4,557.75     222.71   2,787.08

      4233
TECHNOLOGY DRIVE          1,052.34    5,181.38     233.50   2,922.18

    4323 BEN
FRANKLIN DRIVE            1,382.28    6,888.47     306.71   3,838.36

INDEPENDENCE PARK         5,347.31   26,242.23   1,186.50  14,848.57      0.00         0.00

                             REPLACEMENT
                                ESCROW        INSPECTION FEES         AT CLOSING
                         -------------------  ----------------  ---------------------
                                    BALANCE            BALANCE
                         MONTHLY     AFTER    MONTHLY   AFTER
                          ESCROW     12/03    ESCROW    12/03
     ENTITY              PAYMENT    PAYMENT   PAYMENT  PAYMENT
-----------------        --------  ---------  -------  -------  ---------------------
DORSEY                     635.00  34,433.70                    BALANCE AS OF CLOSING
                                                                DATE CREDITED TO MOP

                                                                BALANCE AS OF CLOSING
YORKTOWN                                                        DATE CREDITED TO MOP

                                                                BALANCE AS OF CLOSING
CHESAPEAKE                                                      DATE CREDITED TO MOP

                                                                BALANCE AS OF CLOSING
RANDOLPH                                                        DATE CREDITED TO MOP

                                                                BALANCE AS OF CLOSING
ENCINO                   1,338.08  14,744.76                    DATE CREDITED TO MOP

                                                                BALANCE AS OF CLOSING
BOARDWALK                                                       DATE CREDITED TO MOP

                                                                BALANCE AS OF CLOSING
LAS COLINAS                                                     DATE CREDITED TO MOP

                                                                BALANCE AS OF CLOSING
TAMPA MEDICAL                                                   DATE CREDITED TO MOP

      4204                                                      BALANCE AS OF CLOSING
TECHNOLOGY DRIVE           258.50   2,068.00                    DATE CREDITED TO MOP

      4228                                                      BALANCE AS OF CLOSING
TECHNOLOGY DRIVE           135.91   1,087.37                    DATE CREDITED TO MOP

      4233                                                      BALANCE AS OF CLOSING
TECHNOLOGY DRIVE           142.50   1,140.09                    DATE CREDITED TO MOP

    4323 BEN                                                    BALANCE AS OF CLOSING
FRANKLIN DRIVE             187.18   1,497.53                    DATE CREDITED TO MOP

                                                                BALANCE AS OF CLOSING
INDEPENDENCE PARK          724.09   5,792.99                    DATE CREDITED TO MOP

ROCKY
MOUNTAIN               0.00          0.00      0.00        0.00      0.00        0.00      0.00

AMC1               9,974.19     69,819.33  1,306.81    9,066.76                          591.94

AMC2              13,478.18     97,639.90    647.90    4,533.13                          751.07

SHERMAN OAKS      10,848.87     37,993.82  6,043.95   78,571.35  5,460.53   20,296.31

VALENCIA           4,230.31     16,481.79  2,251.58   29,270.67  2,780.52   28,436.15
  CORPUS
(NORTHWEST
REGIONAL)          4,191.19     45,941.83

  PLANO           12,865.97    141,030.74
  LARGO
(DIAGNOSTIC
CLINIC)           21,930.64     70,771.71

CAMBRIDGE
HEALTHCARE
MANAGEMENT        38,987.80    257,744.28      0.00        0.00      0.00        0.00      0.00

BAYCARE                                                          2,312.50    6,937.50  1,562.50

MEDPLACE 1        37,500.00    375,000.00             41,932.90                        3,333.33

                             1,103,210.51            268,255.04            555,831.73

OTHER
ESCROWS

Las Colinas Med   Work has been completed.  MOP in   see document for specific escrows
Plaza II          process of recovering from
                  lender. Will be taken off seller
                  disclosure agreement

ROCKY                                           BALANCE AS OF CLOSING
MOUNTAIN                0.00                    DATE CREDITED TO MOP

AMC1               23,571.77                    BALANCE AS OF CLOSING
                                                DATE CREDITED TO MOP

AMC2              110,794.50                    BALANCE AS OF CLOSING
                                                DATE CREDITED TO MOP

SHERMAN OAKS                                    BALANCE AS OF CLOSING
                                                DATE CREDITED TO MOP

VALENCIA                                        BALANCE AS OF CLOSING
  CORPUS                                        DATE CREDITED TO MOP
(NORTHWEST
REGIONAL)                     250.00  2,500.00  BALANCE AS OF CLOSING
                                                DATE CREDITED TO MOP

  PLANO                       250.00  2,500.00  BALANCE AS OF CLOSING
  LARGO                                         DATE CREDITED TO MOP
(DIAGNOSTIC
CLINIC)                       250.00  2,500.00  BALANCE AS OF CLOSING
                                                DATE CREDITED TO MOP
CAMBRIDGE
HEALTHCARE
MANAGEMENT              0.00  750.00  7,500.00  BALANCE AS OF CLOSING
                                                DATE CREDITED TO MOP

BAYCARE             4,687.50  208.33    624.99  BALANCE AS OF CLOSING
                                                DATE CREDITED TO MOP

MEDPLACE 1         16,666.65                    BALANCE AS OF CLOSING
                                                DATE CREDITED TO MOP
                                                BALANCE AS OF CLOSING
                                                DATE CREDITED TO MOP
                                                BALANCE AS OF CLOSING
                                                DATE CREDITED TO MOP
                  210,691.87          8,124.99  BALANCE AS OF CLOSING
                                                DATE CREDITED TO MOP
                                                BALANCE AS OF CLOSING
                                                DATE CREDITED TO MOP

OTHER                                           BALANCE AS OF CLOSING
ESCROWS                                         DATE CREDITED TO MOP

Las Colinas Med                                 REMAIN PROPERTY OF MOP
Plaza II                                        IF UNRELEASED PRIOR TO
                                                CLOSING

Med Place I  $650,000 for HVAC will be                   Dated 6/4/03, $1,283,677.20 at the        AGREEMENT WILL BE ASSIGNED
             transferred to CNL less $45,000 for         time of closing split up as               AT CLOSING TO CNL
             plans already spent. $200,000 for           follows: $650,000 shall be used for
             completion of TI's currently was a          repairing chilled water system (by
             drawdown escrow put in place by the         2/1/2005), $494,180.85 for
             hospital and will not come to CNL.          completion of TI's for current
             Remainder of this (~$300,000) was           tenant leases (by 4/30/04),
             put in place for TI's after mold            $79,496.35 for the mold remediation
             remediation and will transfer to            of Suite 1800 (by 4/30/04), $60,000
             CNL. $80,000 for mold remediation           shall be used to upgrade the
             will come to CNL. Fireman's                 fireman's elevator to comply with
             elevator upgrade has been done and          Houston Fire/Life Safety Code (by
             money will not come to CNL.                 2/4/04).

Plano        Transferred to CNL                          Dated 2/10/2003, $60,000 to be held       AGREEMENT WILL BE ASSIGNED
                                                         in escrow by title company until          AT CLOSING TO CNL
                                                         TI's are done.

Plano        Has been released to MOP, will be           $144,649.56 in Security Deposits          SECURITY DEPOSITS FOR PLANO AND
             credited to CNL at time of purchase         relating to Plano and Corpus              CORPUS WILL BE CREDITED TO CNL AT
             along with other security deposits          Christi (Northwest Regional               CLOSING
                                                         Medical) has been wired by Escrow
                                                         Agent to MedOffice and is in
                                                         MedOffice's corporate account.

Plano        Transferred to CNL                          Dated 2/10/2003, $66,473 to be hold       AGREEMENT WILL BE ASSIGNED
                                                         in escrow until the sprinkler             AT CLOSING TO CNL
                                                         system in the remainder of the
                                                         building is fixed.

                                    EXHIBIT E

                       FORM OF TENANT ESTOPPEL CERTIFICATE

                          FORM OF ESTOPPEL CERTIFICATE

      RE: Lease dated_____________________(the "Lease") with respect to the property located at __________________________________,
            ______________, _____________ (the "Property")

      The undersigned certifies to CNL Retirement Properties, Inc. and its assigns ("Purchaser") and to Purchaser's mortgage lender and its successors, transferees and assigns (collectively, "Lender") and acknowledges and agrees that:

            1.    The undersigned is the Tenant under the Lease.

            2. The following information concerning the Lease is true and correct:

            Landlord: _____________________________________ ("Landlord")

            Tenant: __________________________ ("Tenant")

            Premises: Suite _________ ("Premises")

            Square Feet: _____________ rentable square feet

            Amendments, Modifications, Assignments or Assumptions to Lease:
                      ___________________________________
                      ___________________________________

            Guarantor: _______________________.

            Rent  Commencement Date: ___________________________

            Expiration Date of Term: ___________________________

            Current Monthly Base Rent: _________________________

            Tenant's Pro Rata Share of Building Area for Purposes of Calculating

            Operating Expenses and Real Estate Taxes:_____________________

            Scheduled Adjustments: ___________________________

            Renewal Option: _________________________________________

            Amount of Security Deposit: $ ___________________________

            3. The Lease contains the entire agreement between Landlord and Tenant with respect to the subject matter thereof, has not been modified or amended except as indicated above, no options to purchase or rights of first refusal are contained therein, and there are no other agreements between them, oral or written, regarding the Premises or the Property.

            4. The Lease (modified as indicated above) is presently in full force and effect in accordance with its terms and Tenant has accepted the Premises.

            5. All rent and additional rent payable under the Lease as of the date of this letter has been paid in full and no rent or additional rent to become payable under the Lease has been paid more than 30 days in advance.

            6. To the best of Tenant's knowledge, no party to the Lease is in default thereunder, and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default thereunder.

            7. Tenant has no counterclaims, defenses or offsets to its obligations under the Lease or to the enforcement of any of the Landlord's rights thereunder.

            8. Landlord has completed all alterations, additions, painting and refurbishing to the Premises and the Property required to be performed by Landlord, and there are no rent concessions, rebates, free rents or similar inducements except as set forth in the Lease.

            9. The Lease is subject and subordinate to any and all existing and future mortgages of the Premises.

            10. Tenant acknowledges that if Lender succeeds to the interest of Landlord under the Lease, Lender shall not be liable for any act or omission of any prior landlord (including Landlord), liable for the return of any advance rental deposit or any security deposit (unless such sums have actually been received by Lender as security for Tenant's performance under the Lease), subject to any offset or defense which Tenant may have against any such prior landlord or bound by any rent or additional rent Tenant may have paid for more than the current month, or bound by any assignment, surrender, termination, cancellation, waiver, release, amendment or modification of the Lease not expressly permitted by the Lease made without its express written consent.

            11. If Lender succeeds to the interest of Landlord under the Lease by any means, Tenant agrees to attorn to Lender and be bound to Lender under all the terms of the Lease on the condition that Lender does not disturb the possession of the Tenant under the Lease if the Lease is in full force and effect and the Tenant is not then in default under the Lease.

      Tenant acknowledges that Lender has requested this letter in connection with a proposed financing of the Premises, and that Lender may rely on the information set forth in this letter.

                                       _________________________________________

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________
                                       Dated: __________________________________

                                    EXHIBIT F

              PURCHASER'S REQUESTED ASSUMPTION CONDITIONS COMPOSITE

                                    Exhibit F
                   (To Real Estate Purchase and Sale Agreement
                     Between CNL Retirement Properties, Inc.
                      and Medical Office Properties, Inc.)

                   ASSUMPTION OF EXISTING SECURED INDEBTEDNESS

      A.    Requested Changes Common to all Loans

            1. Clarification in the Negative Covenants, Guaranties and other Loan Documents that absent a pending Event of Default, the Borrower may make distributions to Partners, Members, Stockholders and Guarantors.

            2. Exempting the Guarantor and Indemnitor, CNL Retirement Partners, LP ( hereinafter "CRPLP") and CNL Retirement Properties, Inc. (hereinafter "CRP"), from furnishing their own financial statements. (Lenders are invited to review the 10Q reports of CRP, which is. the ultimate parent/REIT).

            3. Permission to maintain only one (1) General Partner common to each of the fee simple or leasehold owners in each of the separate loan portfolios, as depicted on the attached entity chart.

            4. Permission to allow a daily sweep of cash to a commingled account maintained by CRPLP, the proposed Guarantor/Indemnitor, with the CRPLP's commitment to timely remit all debt service and reserve monies required under the Loan Documents.

            5. Modification of transfer restriction provisions in order to exempt transfers and pledges of direct or indirect interests in CRPLP and and interests of any kind in CRP.

      B.    Matters Unique to Specific Loans or Portfolios

            1.    Bank of America:

                        [ ]   Exclusion of CRPLP and CRP from the requirements
                        of Section 4.2 to list Owners (beneficial or otherwise) of all equity interest in Borrower or Borrower/Principal. This should not apply to CRP or CRPLP.

                        [ ]   Request confirmation that the requirements of
                        Section 6(d) and (e), which are related to the Helix Lease, have occurred and been satisfied.

                        [ ]   Request an exemption of CRPLP and CRP from Section
                        4.15 of the Deed of Trust which relates to obligations under direct or indirect guaranties.

            2.    Wachovia Loans:

                        [ ]   Seek clarification that Guarantor, CRPLP, may make
                        loans to Borrower and be repaid such loans so long as there is no pending Event of Default.

                        [ ]   Seek clarification in Guaranty Agreements which
                        permits distributions (i.e. distributions of profits to the holder of membership or partnership interests) by Borrower to interest holders and Guarantor absent a pending Event of a Default.

                        [ ]   Confirm that the CRP and CRPLP may merge with or
                        be acquired by another entity without itself maintaining control after the transaction.

            3.    Jefferson Pilot (Rocky Mountain)

                        [ ]   Remove the 49% ownership interest limitation with
                        respect to a transfer of interests in the Borrower or in any entity which is a Member of the Borrower provided the Transferee is an affiliate of the CRP.

            4.    Archon

                        [ ]   Modify the transfer restrictions to permit free
                        transferability of interests in the Borrower or any Member or Partner of the Borrower as long as the Transferee is an affiliate of the CRP. This is in addition to an exemption from these transfer restrictions in favor of CRP and CRPLP, as mentioned in section A above.

                                    EXHIBIT G

THIS INSTRUMENT WAS PREPARED BY
AND SHOULD BE RETURNED TO:

Michael J. Sullivan, Esquire
Greenberg Traurig, P.A.
450 South Orange Avenue, Suite 650
Orlando, Florida 32801

                   CONSENT AND WAIVER OF RIGHT OF FIRST OFFER,
                   RIGHT OF FIRST REFUSAL, AND PURCHASE OPTION
                          (BAYCARE HEALTH SYSTEM, INC.)

      This Consent and Waiver of Right of First Offer, Right of First Refusal and Purchase Option (this "Waiver and Consent") is made and given this ______ day of ___________, 2004, by BAYCARE HEALTH SYSTEM, INC., a Florida corporation (as "Tenant") to and in favor of MEDOFFICE BAYCARE, LLC, a Delaware limited liability company (the "Current Owner") and ____________________________, LP, a Delaware limited partnership (the "Buyer").

                                    RECITALS:

      A. Current Owner and Tenant have entered into a certain Facility Lease Agreement (the "Lease") dated as of August 28, 2003, providing for Tenant's lease of the Land, Improvements, and Building described therein and located at 16255 Bay Vista Drive, Clearwater, Florida 33760.

      B. The Lease provides Tenant with a right of first offer ("ROFO"), a right of first refusal ("ROFR") and a purchase option ("Purchase Option") to purchase the Premises demised under the Lease.

      C.    Current Owner is the Landlord under the Lease.

      D. Current Owner has entered into a contract to convey the Premises under the Lease to Buyer, and Buyer has requested and Tenant has agreed to give certain consents and waivers to Buyer relating to the ROFO, ROFR and the Purchase Option in order to facilitate the conveyance of the Premises by Current Owner to Buyer.

                                   AGREEMENT:

      In exchange of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Tenant states as follows for the benefit of Current Owner and Buyer:

      1. The foregoing Recitals are true and correct and incorporated herein by this reference.

      2. Tenant consents to the transfer of the Premises (including without limitation, the Land, Improvements, and the Building as demised under the Lease) by Current Owner to Buyer.

      3. Tenant waives its ROFO to purchase the Premises, but only as said ROFO applies to the sale of the Premises by Current Owner to Buyer, and not with respect to any future transfers by Buyer.

      4. Tenant waives its ROFR to purchase the Premises, but only as said ROFR applies to the sale of the Premises by Current Owner to Buyer, and not with respect to any future transfers by Buyer.

      5. Tenant further waives any right it may have to require Current Owner to observe and execute the terms and conditions set forth in Exhibit "E" of the Lease with respect to the ROFO and the ROFR, and that said provision are of no force and effect in respect to the sale of the premises by Current Owner to Buyer.

      6. Use of defined terms which are not defined herein shall have the meaning ascribed thereto in the Lease.

      IN WITNESS WHEREOF, Tenant has executed this instrument in multiple original counterparts as of this _______ day of __________, 2004.

Signed, Sealed and Delivered            TENANT:
in the presence of:
                                        BAYCARE HEALTH SYSTEM, INC.,
                                        a Florida corporation

______________________________________  By:   __________________________________
Print Name: __________________________

                                        Name: __________________________________
______________________________________
Print Name: __________________________  Title:__________________________________

STATE OF FLORIDA     )
                     ) SS:
COUNTY OF ___________)

      This instrument was acknowledged before me this _____ day of _______________, 2004, by _________________________ as ____________ of BAYCARE
HEALTH SYSTEM, INC., a Florida corporation, on behalf of said corporation. He/She is personally known to me or has produced __________________________ as identification.

      [Notarial Seal]                   ________________________________________
                                        Notary Public

                                        Printed Name: __________________________

                                        My Commission expires: _________________

THIS INSTRUMENT WAS PREPARED BY
AND SHOULD BE RETURNED TO:

Michael J. Sullivan, Esquire
Greenberg Traurig, P.A.
450 South Orange Avenue, Suite 650
Orlando, Florida 32801

                  CONSENT AND WAIVER OF RIGHT OF FIRST REFUSAL
                  AND RIGHT OF FIRST OFFER AND GRANT OF OPTION
                    (CHRISTUS HEALTH GULF COAST GROUND LEASE)

      This Consent and Waiver of Right of First Refusal and Right of First Offer (this "Consent and Waiver") is made and given this ______ day of ___________, 2004, by CHRISTUS HEALTH GULF COAST, a Texas non-profit corporation (as "Landlord") to and in favor of MEDICAL PLACE I, L.P., a Delaware limited partnership (the "Current Owner") and ____________________________, LP, a
Delaware limited partnership (the "Buyer").

                                    RECITALS:

      A. Landlord and Current Owner have entered into a certain Medical Office Building Ground Lease (the "Ground Lease") effective as of June 4, 2003, which Ground Lease has been memorialized by that certain Memorandum of Ground Lease filed for record under County Clerk's File No. W726246 in the Official Public Records of Real Property of Harris County, Texas.

      B. Sections 6.4 and 6.5, respectively, of the Ground Lease provide Landlord with a right of first refusal and a right of first offer to purchase the Tenant's leasehold estate and Improvements thereon if Tenant receives a bonafide offer to purchase this leasehold estate and Improvements or if Tenant desires to sell its leasehold estate and Improvements (such rights in favor of Landlord are hereinafter referred to as the "Right of First Refusal" and "Right of First Offer," respectively).

      C.    Current Owner is the Tenant under the Ground Lease.

      D. Current Owner has entered into a contract to convey its leasehold estate under the Ground Lease and Improvements thereon to Buyer and Buyer has requested and Landlord has agreed to give certain consents and waivers to Buyer relating to the Right of First Refusal and Right of First Offer in order to facilitate the conveyance by Current Owner to Buyer of Current Owner's leasehold estate under the Ground Lease and Improvements thereon.

                                   AGREEMENT:

      In exchange of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord states as follows for the benefit of Current Owner and Buyer:

      1. The foregoing Recitals are true and correct and incorporated herein by this reference.

      2. Landlord consents to the transfer of the leasehold estate and Improvements of the Tenant under the Ground Lease by Current Owner to Buyer.

      3. Landlord waives its Right of First Refusal to purchase the leasehold estate and Improvements, but only as said Right of First Refusal applies to the sale of the leasehold estate and Improvements by Current Owner to Buyer, and not with respect to any future transfers by Buyer.

      4. Landlord waives its Right of First Offer to purchase the leasehold estate and Improvements, but only as said right applies to the sale of the leasehold estate and Improvements by Current Owner to Buyer, and not with respect to any future transfers by Buyer.

      5. Landlord further waives any right it may have to require Current Owner to observe and execute the terms and conditions of Section 6.4 with respect to the Right of First Refusal and Section 6.5 with respect to the Right of First Offer, and that said provisions are of no force or effect in respect to the sale of the leasehold estate and Improvements by Current Owner to Buyer.

      6. Landlord further acknowledges and agrees that the benefits in favor of Tenant pursuant to Section 12.1 of the Ground Lease, in respect to Landlord's agreement not to convey its rights under the Ground Lease to any entity that operates or manages medical office buildings in direct competition with Tenant, shall extend to and inure to the benefit of Buyer from and after Buyer's purchase of the leasehold estate and Improvements from Current Owner.

      7. Use of defined terms herein, if not defined in this Consent and Waiver, shall have the meanings ascribed thereto in the Ground Lease.

      IN WITNESS WHEREOF, Landlord has executed this instrument in multiple original copies as of this _______ day of __________, 2004.

Signed, Sealed and Delivered            LANDLORD:
in the presence of:
                                        CHRISTUS HEALTH GULF COAST,
                                        a Texas non-profit corporation

______________________________________  By:   __________________________________
Print Name: __________________________

                                        Name: __________________________________
______________________________________
Print Name: __________________________  Its:  __________________________________

STATE OF TEXAS     )
                   ) SS:
COUNTY OF HARRIS   )

      This instrument was acknowledged before me this _____ day of _______________, 2004, by _________________________ as President of CHRISTUS
HEALTH GULF COAST, a Texas non-profit corporation, on behalf of said corporation. He/She is personally known to me or has produced
__________________________ as identification.

      [Notarial Seal]                   ________________________________________
                                        Notary Public
                                        Printed Name: __________________________

                                        My Commission expires:__________________

THIS INSTRUMENT WAS PREPARED BY
AND SHOULD BE RETURNED TO:

Michael J. Sullivan, Esquire
Greenberg Traurig, P.A.
450 South Orange Avenue, Suite 650
Orlando, Florida 32801

                               CONSENT AND WAIVER
                    (ROCKY MOUNTAIN-PRESBYTERIAN/ST. LUKE'S)

      THIS CONSENT AND WAIVER is made and given this __ day of _________, 2004, by HCA-HEALTHONE, LLC, a Colorado limited liability company ("Tenant") to and in favor of MEDOFFICE ROCKY MOUNTAIN LLC, a Delaware limited liability company ("Current Owner") and , LP, a Delaware limited partnership ("Buyer").

                                    RECITALS:

      A. RMCC Building Limited Liability Company ("Original Landlord") entered into the certain Medical office building Lease (the "Lease") with P/SL Healthcare System, d/b/a Presbyterian/St. Luke's Medical Center ("Original Tenant") dated March 26, 1993 for the Premises located at 1800 Williams, in Denver, Colorado. The Lease contains a Right of First Refusal ("ROFR) which has been granted to Tenant to purchase the "Building Complex", as that term is defined in the Lease, and which ROFR is referenced in Exhibit "A" of the Option Agreement (as such Option Agreement is described in Recital D below).

      B. Original Tenant assigned the tenant's interest in the Lease to Tenant. Tenant is the current tenant under the Lease, and Tenant has not assigned or transferred the Lease, or any interest therein, or any interest in the Tenant to, any third party.

      C. Current Owner has entered into an Agreement to sell the land and building (collectively, the "Land") of which the Tenant's Premises are a part, to Buyer. Current Owner and Buyer have requested and Tenant has agreed to waive its ROFR, as the same applies to the sale of the Land from Current Owner to Buyer.

      D. Tenant is the current owner and holder of the rights to purchase certain portions of real property which include a portion of the Land and which pertains to parking areas situated on the Land, and which is described as the "Property" pursuant to the Option Agreement by and between Original Landlord and Original Tenant recorded at Reception No. R93-0100585. Tenant, Current Owner and Original Landlord are parties to that certain Memorandum of Agreements Concerning Parking Rights, which Memorandum is recorded at Reception No. 2003162961, and which Memorandum refers to the Option Agreement and also to certain parking agreements as more fully described in the Memorandum.

      In exchange of ten dollars and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Tenant states as follows for the benefit of Current Owner and Buyer:

      1. The above Recitals are true and correct and are incorporated herein by reference.

      2. Tenant hereby waives its ROFR to purchase the Building Complex from Current Owner, but only as it applies to the sale of the Building Complex by Current Owner to Buyer, and not with respect to any future transfers by Buyer, and consents to the sale of the Building Complex by Current Owner to Buyer.

      3. Tenant represents and warrants that: (i) all rights it may have to acquire the Property are specified in the Memorandum and the Option Agreement,
(ii) that said Property does not include the Land upon which the Building Complex is situated, and (iii) no other or further rights have been granted to Tenant to purchase the Property other than as set forth in the Option Agreement.

      IN WITNESS WHEREOF, Tenant has executed this instrument as of the date set forth above.

                                        HCA-HEALTHONE, LLC, a
                                        Colorado limited liability company

                                        By:  Health ONE of Denver, Inc., Manager

                                        By: ____________________________________
                                        Print Name:_____________________________
                                        As its: ________________________________

STATE OF _____________________  )
                                ) ss.:
COUNTY OF ___________________   )

The foregoing instrument was acknowledged before me this ____ day of ______________ in the year 2004 by ________________________________, as
_______________________________ of Health ONE of Denver, Inc., the Manager of HCA-HEALTHONE, LLC, a Colorado limited liability company, on behalf of the limited liability company. He/she is personally known to me or has produced ____________________________________________ as identification.

                                        Notary:_________________________________
NOTARY SEAL                             Print Name:_____________________________
                                        Notary Public, State of ________________
                                        My commission expires: _________________

THIS INSTRUMENT WAS PREPARED BY
AND SHOULD BE RETURNED TO:

Michael J. Sullivan, Esquire
Greenberg Traurig, P.A.
450 South Orange Avenue, Suite 650
Orlando, Florida 32801

                               CONSENT AND WAIVER
                      (LARGO-WOMEN'S AND CHILDREN'S CLINIC)

      THIS CONSENT AND WAIVER is made and given this ____ day of ____________, 2004, by DIAGNOSTIC CLINIC MEDICAL GROUP, P.A., a Florida professional association ("Tenant") to and in favor of LARGO MEDICAL CAMPUS LLC, a Delaware limited liability ("Current Owner") and ________________________, a Delaware limited partnership ("Buyer").

                                    RECITALS:

      A. Tenant entered into that certain Medical Office Building Lease with TST Largo, Ltd, which lease (the "Lease") is dated June 2, 1999. The Lease contains a Right of First Refusal ("ROFR") which has been granted to Tenant.

      B. Tenant is the current tenant under the Lease, and Tenant has not assigned or transferred the Lease, or any interest therein, or any interest in the Tenant to any third party.

      C. Current Owner has entered into an Agreement to sell the land and building (collectively, the "Land") of which the Tenant's Premises are a part, to Buyer. Current Owner and Buyer have requested and Tenant has agreed to waive its ROFR, as the same applies to the sale of the Land from Current Owner to Buyer.

      In exchange of ten dollars and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Tenant states as follows for the benefit of Current Owner and Buyer:

      1. The above Recitals are true and correct and are incorporated herein by reference.

      2.    Tenant consents to the sale of the Land from Current Owner to Buyer.

      3. Tenant hereby waives its ROFR, but only as it applies to the sale of the Land from Current Owner to Buyer, and not with respect to any future transfers by Buyer, and waives the requirement that Current Owner comply with the provisions of Article XIII ("Right of First Refusal") in conjunction with the sale of the Land from Current Owner to Buyer.

      IN WITNESS WHEREOF, Tenant has executed this instrument as of the date set forth above.

                                        DIAGNOSTIC CLINIC MEDICAL GROUP,
                                        P.A., a Florida professional association

                                        By: ____________________________________
                                        Print Name:_____________________________
                                        As its: ________________________________

STATE OF _____________________   )
                                 ) ss.:
COUNTY OF ___________________    )

      The foregoing instrument was acknowledged before me this _____ day of ____________ in the year 2004 by ________________________________, as
_________________________ of DIAGNOSTIC CLINIC MEDICAL GROUP, P.A., a Florida professional association, on behalf of the association. He/she is personally known to me or has produced ____________________________________________ as identification.

                                        Notary:_________________________________
NOTARY SEAL                             Print Name:_____________________________
                                        Notary Public, State of ________________
                                        My commission expires: _________________

THIS INSTRUMENT WAS PREPARED BY
AND SHOULD BE RETURNED TO:

Michael J. Sullivan, Esquire
Greenberg Traurig, P.A.
450 South Orange Avenue, Suite 650
Orlando, Florida 32801

                               CONSENT AND WAIVER
                              (LARGO- MAIN CLINIC)

      THIS CONSENT AND WAIVER is made and given this __ day of _________, 2004, by DIAGNOSTIC CLINIC MEDICAL GROUP, P.A., a Florida professional association ("Tenant") to and in favor of LARGO MEDICAL CAMPUS LLC, a Delaware limited liability company ("Current Owner") and ________________________, a Delaware limited partnership ("Buyer").

                                    RECITALS:

      A. Tenant entered into that certain Medical Office Building Lease with TST Largo, Ltd, which lease (the "Lease") is dated June 2, 1999. The Lease contains a Right of First Refusal ("ROFR") which has been granted to Tenant.

      B. Tenant is the current tenant under the Lease, and Tenant has not assigned or transferred the Lease, or any interest therein, or any interest in the Tenant to any third party.

      C. Current Owner has entered into an Agreement to sell the land and building (collectively, the "Land") of which the Tenant's Premises are a part, to Buyer. Current Owner and Buyer have requested and Tenant has agreed to waive its ROFR, as the same applies to the sale of the Land from Current Owner to Buyer.

      In exchange of ten dollars and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Tenant states as follows for the benefit of Current Owner and Buyer:

      1. The above Recitals are true and correct and are incorporated herein by reference.

      2.    Tenant consents to the sale of the Land from Current Owner to Buyer.

      3. Tenant hereby waives its ROFR but only as it applies to the sale of the Land from Current Owner to Buyer, and not with respect to any future transfers by Buyer, and waives the requirement that Current Owner comply with the provisions of Article XIII ("Right of First Refusal") in conjunction with the sale of the Land from Current Owner to Buyer.

      IN WITNESS WHEREOF, Tenant has executed this instrument as of the date set forth above.

                                        DIAGNOSTIC CLINIC MEDICAL GROUP,
                                        P.A., a Florida professional association

                                        By: ____________________________________
                                        Print Name:_____________________________
                                        As its: ________________________________

STATE OF _____________________  )
                                ) ss.:
COUNTY OF ___________________   )

      The foregoing instrument was acknowledged before me this ____ day of _____________ in the year 2004 by ___________________________, as
________________ of DIAGNOSTIC CLINIC MEDICAL GROUP, P.A., a Florida professional association, on behalf of the association. He/she is personally known to me or has produced __________________________ as identification.

                                        Notary:_________________________________
NOTARY SEAL                             Print Name:_____________________________
                                        Notary Public, State of ________________
                                        My commission expires: _________________

THIS INSTRUMENT WAS PREPARED BY
AND SHOULD BE RETURNED TO:

Michael J. Sullivan, Esquire
Greenberg Traurig, P.A.
450 South Orange Avenue, Suite 650
Orlando, Florida 32801

        CONSENT TO TRANSFER AND PARTIAL WAIVER OF RIGHT OF FIRST REFUSAL
                                (CORPUS CHRISTI)

      THIS CONSENT TO TRANSFER AND PARTIAL WAIVER OF RIGHT OF FIRST REFUSAL is made and given as of the _________ day of _________, 2004 by RIVERSIDE HOSPITAL, INC., a Delaware corporation, ("Grantor") to and in favor of MEDOFFICE CORPUS CHRISTI MEDICAL BUILDING LP., a Delaware limited partnership ("Current Owner") and ____________________, a Delaware limited partnership ("Buyer").

                                    RECITALS:

      A. By the Special Warranty Deed (the "Deed") evidenced by document number 1999050104 recorded in the Official Public Records of Nueces County, Texas, Grantor conveyed the property described on the attached EXHIBIT "A" (the "Property") to S-C CORPUS CHRISTI, L.P., a Texas limited partnership (the "Original Grantee"). The Deed contained certain restrictions and reserved certain rights to Grantor.

      B.    The Property is currently owned by Current Owner.

      C. Current Owner has entered into a contract to convey the Property to Buyer and Buyer has requested and Grantor has agreed to give certain consents and waivers to Buyer relating to the provisions contained in the Deed.

                                   AGREEMENT:

      In exchange of ten dollars and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Grantor states as follows for the benefit of current Owner and Buyer:

      1. The Recitals set forth above are true and correct and are incorporated herein by reference.

      2. Paragraph 2 of the Deed ("Right to Purchase") giving Grantor the right of purchase in the event construction of the medical office building is not substantially completed by the "Outside Completion Date", as defined in the Deed, is deleted and is of no further force and effect.

      3. Grantor consents to the transfer of the Property from Current Owner to Buyer.

      4. Grantor waives its right of first refusal to acquire the Property and waives the requirement of compliance with the procedure set forth in Paragraph 3 ("Right of first Refusal") of the Deed but only as said right applies to the sale of the Property from Current Owner to Buyer, and not with respect to any future transfers by Buyer.

      IN WITNESS WHEREOF, Grantor has executed this instrument as of the date set forth above.

                                        RIVERSIDE HOSPITAL, INC. a Delaware
                                                  corporation

                                        By: ____________________________________
                                        Print Name:  ___________________________
                                        As its: ________________________________

STATE OF _____________________    )
                                  ) ss.:
COUNTY OF ___________________     )

The foregoing instrument was acknowledged before me this ____ day of ______________ in the year 2004 by ________________________________, as
_______________________________ of RIVERSIDE HOSPITAL, INC., a Delaware
corporation, on behalf of the corporation. He/she is personally known to me or has produced ____________________________________________ as identification.

                                        Notary:_________________________________
NOTARY SEAL                             Print Name:_____________________________
                                        Notary Public, State of ________________
                                        My commission expires: _________________

THIS INSTRUMENT WAS PREPARED BY
AND SHOULD BE RETURNED TO:

Michael J. Sullivan, Esquire
Greenberg Traurig, P.A.
450 South Orange Avenue, Suite 650
Orlando, Florida 32801

 CONSENT TO TRANSFER AND PARTIAL WAIVER OF RIGHT OF FIRST REFUSAL
                                  (LAS COLINAS)

      THIS CONSENT TO TRANSFER AND PARTIAL WAIVER OF RIGHT OF FIRST REFUSAL is made and given as of the _________ day of _________, 2004 by COLUMBIA MEDICAL CENTER OF LAS COLINAS, INC., a Texas corporation, ("Grantor") to and in favor of MOP LAS COLINAS, L.P., a Delaware limited partnership ("Current Owner") and ________________________________________, a Delaware limited partnership
("Buyer").

                                RECITALS:

      A. By the Special Warranty Deed (the "Deed") recorded in Book 228 Page 05072 and rerecorded in Book 250, Page 2766, Records of Collin County, Texas, Grantor conveyed the property described on the attached EXHIBIT "A" (the "Property") to CIR-LAS COLINAS MOB, L.P., a Delaware limited liability company (the "Original Grantee"). The Deed contained certain restrictions and reserved certain rights to Grantor including but not limited to a Right of First Refusal ("ROFR").

      B.    The Property is currently owned by Current Owner.

      C. Current Owner has entered into a contract to convey the Property to Buyer and Buyer has requested and Grantor has agreed to give certain consents and waivers to Buyer relating to the provisions contained in the Deed.

                                   AGREEMENT:

      In exchange of ten dollars and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Grantor states as follows for the benefit of Current Owner and Buyer:

      1. Paragraph 2 of the Deed ("Right to Purchase") giving Grantor the right of purchase in the event construction of the medical office building is not timely commenced or completed is deleted, terminated and of no further force and effect.

      2. Grantor consents to the transfer of the Property from Current Owner to Buyer.

      3. Grantor waives its ROFR to acquire the Property, as stated in Paragraph 3 ("Right of First Refusal") of the Deed and the right to require compliance with the terms and conditions of the ROFR but only as said rights apply to the sale of the Property from Current Owner to Buyer, and not with respect to any future transfers by Buyer.

      4. Grantor represents that it has not assigned the Purchase Option contained in Paragraph 4 of the Deed (the "Purchase Option") to any third party and Grantor is the sole owner of said Purchase Option. Grantor waives any right that it has to Purchase the Property pursuant to the Purchase Option and acknowledges that Paragraph 4 of the Deed is deleted, terminated and of no further force and effect.

      5. As to the use restrictions set forth in Paragraph 5 ("Use Restrictions") of the Deed, Grantor has no knowledge of a violation of such restrictions by any owner or occupant of the Property, and Grantor has not given any notices with respect to a violation or alleged violation of said restrictions.

      6. The Recitals set forth above are true and correct and are incorporated herein by reference.

      IN WITNESS WHEREOF, Grantor has executed this instrument as of the date set forth above.

                                            COLUMBIA MEDICAL CENTER OF LAS
                                            COLINAS, INC., a Texas corporation

                                            By: ________________________________
                                            Print Name: ________________________
                                            As its: ____________________________

STATE OF _____________________   )
                                 ) ss.:
COUNTY OF ___________________    )

      The foregoing instrument was acknowledged before me this ____ day of _____________ in the year 2004 by __________________________, as
_______________________________ of COLUMBIA MEDICAL CENTER OF LAS COLINAS, INC., a Texas corporation, on behalf of the corporation. He/she is personally known to me or has produced ____________________________________________ as identification.

NOTARY SEAL                          Notary:____________________________________
                                     Print Name:________________________________
                                     Notary Public, State of _________________
                                     My commission expires: __________________

THIS INSTRUMENT WAS PREPARED BY
AND SHOULD BE RETURNED TO:

Michael J. Sullivan, Esquire
Greenberg Traurig, P.A.
450 South Orange Avenue, Suite 650
Orlando, Florida 32801

        CONSENT TO TRANSFER AND PARTIAL WAIVER OF RIGHT OF FIRST REFUSAL
                                     (PLANO)

      THIS CONSENT TO TRANSFER AND PARTIAL WAIVER OF RIGHT OF FIRST REFUSAL is made and given as of the _________ day of _________, 2004 by HSP OF TEXAS, INC, a Texas corporation, d/b/a Plano General Hospital ("Grantor") to and in favor of MED OFFICE PLANO MEDICAL BUILDING. L.P., a Delaware limited partnership ("Current Owner") and ____________________, a Delaware limited partnership ("Buyer").

                                RECITALS:

      A. By the General Warranty Deeds With Vendor's Lien (the "Deeds") recorded in:

            Volume 1859, Page 642,
            Volume 1859, Page 660, and
            Volume 1859, Page 678,

      all in The Public Records of Collin County, Texas, Grantor conveyed the property described on the attached EXHIBIT "A" (the "Property") to Plano Medical Property Venture, a Texas Joint Venture, Plano Medical Development Joint Venture and Stephen H. Hochschuler, M.D. and Ralph F. Rashbaum, M.D., respectively (collectively, the "Original Grantees"). The Deeds contained certain restrictions and reserved certain rights to Grantor.

      B.    The Property is currently owned by Current Owner.

      C. Current Owner has entered into a contract to convey the Property to Buyer and Buyer has requested and Grantor has agreed to give certain consents and waivers to Buyer relating to the provisions contained in the Deed.

                                   AGREEMENT:

      In exchange of ten dollars and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Grantor states as follows for the benefit of Current Owner and Buyer:

      1. The restriction in Paragraph 7 of Exhibit B to the Deeds is deleted and is of no further force and effect.

      2. The restrictions and the right of first refusal contained in Paragraph 9(c) of Exhibit B to the Deed relating to the "Small Tract", (i.e., the property described on Exhibit E to the Deed), are of no further force and effect.

      3. Grantor consents to the transfer of the Property from Current Owner to Buyer.

      4. Grantor acknowledges that the option to repurchase the Property prior to commencement of construction, as stated in Paragraph 10 (a) of Exhibit B to the Deeds, is terminated and of no further force and effect.

      5. Grantor waives its right to repurchase the Property, as stated in Paragraph 10 (b) of Exhibit B to the Deed and waives any requirement that Current Owner comply with the terms and provisions of Paragraph 10(b), but only as said right applies to the sale of the Property from Current Owner to Buyer, and not with respect to any future transfers by Buyer.

      6. As to the restrictions set forth in Exhibit B to the Deeds, Grantor has no knowledge of a violation of such restrictions by any owner or occupant of the Property, and Grantor has not given any notices with respect to a violation or alleged violation of said restrictions.

      7. The Recitals set forth above are true and correct and are incorporated herein by reference.

      IN WITNESS WHEREOF, Grantor has executed this instrument as of the date set forth above.

                                       HSP OF TEXAS, INC., a Texas corporation

                                       By: _____________________________
                                       Print Name: _____________________
                                       As its: _________________________

STATE OF _____________________  )
                                )  ss.:
COUNTY OF ___________________   )

      The foregoing instrument was acknowledged before me this ____ day of _____________ in the year 2004 by ___________________________, as
_______________________________ of HSP OF TEXAS, INC., a Texas corporation, on behalf of the corporation. He/she is personally known to me or has produced ____________________________________________ as identification.

NOTARY SEAL                             Notary:_____________________________
                                        Print Name:_________________________
                                        Notary Public, State of ________________
                                        My commission expires: _________________

THIS INSTRUMENT WAS PREPARED BY
AND SHOULD BE RETURNED TO:

Michael J. Sullivan, Esquire
Greenberg Traurig, P.A.
450 South Orange Avenue, Suite 650
Orlando, Florida 32801

                      CONSENT TO TRANSFER OF PROPERTY UNDER
           AGREEMENT OF FIRST RIGHT OF REFUSAL (AURORA 1-1421 WILLARD)

      THIS CONSENT TO TRANSFER OF PROPERTY AGREEMENT OF FIRST RIGHT OF REFUSAL (the "Consent") is made and given this __ day of _______, 2004 by HUMANA OF AURORA, INC., a Colorado corporation ("Humana") to and in favor of MEDOFFICE AMC I LLC, a Delaware limited liability company ("Seller"), and ___________________________________, a Delaware limited partnership ("Buyer").

                                RECITALS:

      A. Humana and Aurora Medical Center, Ltd. ("Medical Center") are parties to the Agreement of First Right of Refusal dated March 19, 1982 (the "Agreement"), which Agreement was recorded in Book 3653, Page 518 of the Official Records of Arapahoe County, Colorado. The Agreement affects certain land which is described on Exhibit A, which is attached hereto and incorporated herein by reference, together with the improvements thereon (collectively referred to as the "Land").

      B     The Agreement grants to Humana a First Right of Refusal (the "FRR")
in the event of a sale or a proposed sale of the Land.

      C.    The current owner of the Land is Seller

      D. Seller proposes to sell the Land to Buyer and desires to obtain the consent to the sale by Humana and the waiver by Humana of the FRR as it relates to the sale to Buyer from Seller.

                             AGREEMENT AND CONSENT:

      In exchange of ten dollars and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Humana states and represents as follows for the benefit of Seller and Buyer:

      1. The recitals are true and correct and are incorporated herein by reference.

      2.    Humana consents to the sale of the Land from Seller to Buyer.

      3. Humana hereby waives any rights it has or may have with respect to the FRR and the remaining portions of the Agreement, but only as it relates to the sale of the Land from Seller to Buyer, and not with respect to any future transfers by Buyer.

      IN WITNESS WHEREOF, the parties have executed this instrument as of the date set forth above.

                                            HUMANA OF AURORA, INC., a Colorado
                                            corporation

                                            By: _____________________________
                                            Print Name: _____________________
                                            As its: _________________________

STATE OF _____________________  )
                                ) ss.:
COUNTY OF ___________________   )

The foregoing instrument was acknowledged before me this ____ day of ______________ in the year 2004 by ________________________________, as
_______________________________ of HUMANA OF AURORA, INC., a Colorado
corporation, on behalf of the corporation. He/she is personally known to me or has produced ____________________________________________ as identification.

                                  Notary: ______________________________________
                                  Print Name:___________________________________
NOTARY SEAL                       Notary Public, State of ____________________
                                  My commission expires: _____________________

THIS INSTRUMENT WAS PREPARED BY
AND SHOULD BE RETURNED TO:

Michael J. Sullivan, Esquire
Greenberg Traurig, P.A.
450 South Orange Avenue, Suite 650
Orlando, Florida 32801

              CONSENT TO TRANSFER OF PROPERTY UNDER FIRST RIGHT OF
                 REFUSAL OPTION AGREEMENT AND RELATED STATEMENTS
             OF GALEN OF AURORA, INC. (AURORA 2-1411 SOUTH POTOMAC)

      THIS CONSENT TO TRANSFER OF PROPERTY UNDER FIRST RIGHT OF REFUSAL OPTION AGREEMENT (the "Consent") is made and given this __ day of _______, 2004 by GALEN OF AURORA, INC., a Colorado corporation ("Galen") to and in favor of MEDOFFICE AMC II, LLC., a Delaware limited liability company ("Seller"), __________________________________, a Delaware limited partnership ("Buyer") and
__________________________________, a Delaware limited partnership ("Additional Buyer").

                                RECITALS:

      A. Galen and AMC II, Ltd. are parties to the First Right of Refusal Option Agreement dated on or about May 9, 1994 (the "Agreement"), which Agreement was recorded in Book 7544, Page 103 of the Official Records of Arapahoe County, Colorado. The Agreement affects certain land which is described on Exhibit A, which is attached hereto and incorporated herein by reference, together with the improvements thereon (collectively referred to as the "Land").

      B     The Agreement grants to Galen a First Right of Refusal (the "FRR")
in the event of a sale or a proposed sale of the Land.

      C. Galen and AMC II, Ltd. are parties to the AMC II Parking License Agreement recorded in Book 7544, Page 001, the Access License Agreement recorded in Book 7543, Page 783 (the "Access License Agreement") and the Portico License Agreement (the "Portico License Agreement") recorded in Book 7544, Page 16, all of which are recorded in the Public Records of Arapahoe County, Colorado. Collectively, the Access License Agreement, the Parking License Agreement and the Portico License Agreement are sometimes referred to as the "License Agreements". Additional Buyer is a party to the Access License Agreement.

      D. Seller proposes to sell the Land to Buyer and to obtain the consent to the sale by Galen and the waiver by Galen of the FRR as it relates to the sale from Seller to Buyer. Seller, Buyer and Additional Buyer desire to obtain certain assurances from Galen with respect to the License Agreements.

      E. Galen and AMC II, Ltd. are parties to that certain Agreement of Restriction (the "Restrictions") recorded in Book 7544, Page 027, Public Records of Arapahoe County, Colorado.

                             AGREEMENT AND CONSENT:

      In exchange of ten dollars and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Galen states and represents as follows for the benefit of Seller and Buyer and, as to the Access License Agreement, for the benefit of Additional Buyer:

      1. The recitals are true and correct and are incorporated herein by reference.

      2.    Galen consents to the sale of the Land from Seller to Buyer.

      3. Galen hereby waives any rights it has or may have with respect to the FRR and the remaining portions of the Agreement but only as it relates to the sale of the Land from Seller to Buyer, and not with respect to any future transfers by Buyer.

      4. As to the Secondary Option to Purchase the Property (the "Secondary Option"), as set forth in Paragraph 2 of the Agreement, Galen acknowledges and agrees that the conditions precedent, as defined in Paragraph 2 B of the Agreement have been satisfied and that the Secondary Option has terminated and is of no further force and effect.

      5. As to the Notices set forth in Paragraph 8 of the Agreement, notices shall no longer be required to be sent to AMC. Rather, any notices to "Seller", as defined in the Agreement, shall hereafter be sent to:

                  CNL RETIREMENT MOP 1 1411 AURORA CO, LP
                  450 South Orange Avenue, 2nd Floor
                  Orlando, Florida 32801
                  Attention: General Counsel

      With a copy to:

                  Greenberg Traurig, P.A.
                  450 South Orange Avenue, Suite 650
                  Orlando, Florida 32801
                  Attention: Michael J. Sullivan, Esq.

      6. Pursuant to VIII ("Right to Revoke Licenses") of the Parking License Agreement, Galen acknowledges that it has not exercised its unilateral right to revoke the licenses pursuant to paragraph b of Article VIII thereof. Galen states that it has not exercised its right to relocate the Parking Area, or any part thereof, in accordance with Article XII ("Relocation of Licensed Areas") of the Parking License Agreement. Galen acknowledges that, as of the date hereof, no parking structure, as that term is defined in Article XIII of the Parking License Agreement, has been constructed, and Galen has not given any notification that it intends to construct the Parking Structure. Galen acknowledges that the vacation and termination of certain easement agreements, as required by paragraph XIV ("Parking License Fee") of the Parking License Agreement have occurred and that this requirement has been satisfied.

      7. With respect to the Access License Agreement, Galen states that it has not exercised its rights to revoke licenses for pedestrian access as allowed under Article XII thereof.

      8. The License Agreements are in full force and effect, and Galen is not aware of any facts which with the passage of time or giving of notice, would constitute a breach or default thereunder by Seller.

      9. Galen acknowledges that the requirement of the Restrictions for construction of a multi-story, medical office building has been satisfied.

      10. As to the use restrictions set forth in paragraph 5 of the Restrictions, Galen has no knowledge of a violation of such restrictions by any owner or occupant of the Property, and Galen has not given any notices of a violation or alleged violation of said restrictions.

      IN WITNESS WHEREOF, the parties have executed this instrument as of the date set forth above.
                                            GALEN OF AURORA, INC., a Colorado
                                            corporation

                                            By: _______________________________
                                            Print Name: _______________________
                                            As its: ___________________________

STATE OF _____________________ )
                               ) ss.:
COUNTY OF ___________________  )

      The foregoing instrument was acknowledged before me this _______ day of _____________ in the year 2004 by ____________________________, as
_________________ of GALEN OF AURORA, INC., a Colorado corporation, on behalf of the corporation. He/she is personally known to me or has produced
_________________________________________ as identification.

                                   Notary:______________________________________
                                   Print Name:__________________________________
NOTARY SEAL                        Notary Public, State of _____________________
                                   My commission expires: ______________________

                                    EXHIBIT H

                           SELLER DISCLOSURE SCHEDULE

                   Section 2.01(a) Property Legal Descriptions

                           SELLER DISCLOSURE SCHEDULE

                       Section 2.01(f) Intangible Property

        (to be attached within ten (10) Business Days of Effective Date)

                           SELLER DISCLOSURE SCHEDULE

                            Section 5.01 Organization

                                 No exceptions.

                           SELLER DISCLOSURE SCHEDULE

                             Section 5.02 Authority

                                 No exceptions.

                           SELLER DISCLOSURE SCHEDULE

                            Section 5.03    No Conflict

      The consent of Ground Lessor to the conveyance of the leasehold interest at Med Place I will be required in order to avoid a default under the Ground Lease.

                           SELLER DISCLOSURE SCHEDULE

                       Section 5.04 Consent and Approvals

        See Sections 5.11(e) and 5.13 of this Seller Disclosure Schedule.

                           SELLER DISCLOSURE SCHEDULE

                             Section 5.05     Litigation

      1. Encino Medical Plaza - No litigation has commenced, but a Ms. Irene Gindelman threatened litigation in April 2003 in connection with a "slip and fall" in the parking lot. An insurance claim was filed by Ms. Gindelman with the liability insurance carrier for Encino Medical Plaza and such claim was denied.

      2. Yorktown 50 - Litigation has been filed by Ms. Susan Thompson as a result of a "slip and fall" in the parking lot. Ms. Thompson seeks damages in the amount of $200,000, which is within liability insurance limits. In addition, a Ms. Dorothy Wolfe has sought insurance coverage in connection with her tripping in the elevator at the Property on August 27, 2003; to the best of Seller's and MOP's knowledge, no litigation has been filed by Ms. Wolfe.

                           SELLER DISCLOSURE SCHEDULE

                           Section 5.06 Investigations

                                 No exceptions.

                           SELLER DISCLOSURE SCHEDULE

                               Section 5.07 Taxes

                                 No exceptions.

                           SELLER DISCLOSURE SCHEDULE

                           Section 5.08     Real Property

      5.08(b). With respect to Medical Place One, Seller owns a leasehold interest rather than a fee simple interest.

                           SELLER DISCLOSURE SCHEDULE

              Section 5.09      Environmental, Health and Safety Matters

                                 No exceptions.

                           SELLER DISCLOSURE SCHEDULE

                   Section 5.10(a)       List of Material Contracts

A.   MATERIAL CONTRACTS OTHER THAN LEASES

1.   4204 TECHNOLOGY DRIVE (INDEPENDENCE PARK)

     1.1    Deed of Trust
     1.2    Promissory Note
     1.3    HVAC Agreement
     1.4    Landscaping Agreement
     1.5    Management Agreement
     1.6    Environmental Indemnity Agreement
     1.7    Indemnity and Guaranty Agreement
     1.8    Assignment of Leases and Rents
     1.9    Escrow Agreement
     1.10   Agreement Regarding Non-Solicitation
     1.11   CRI Build-Out Agreement
     1.12   Post-Closing Agreement (Loan)

2.   4228 TECHNOLOGY DRIVE (INDEPENDENCE PARK)

     2.1    Deed of Trust
     2.2    Promissory Note
     2.3    HVAC Agreement
     2.4    Management Agreement
     2.5    Environmental Indemnity Agreement
     2.6    Indemnity and Guaranty Agreement
     2.7    Assignment of Leases and Rents
     2.8    Escrow Agreement
     2.9    Agreement Regarding Non-Solicitation
     2.10   Post-Closing Agreement (Loan)

3.   4233 TECHNOLOGY DRIVE (INDEPENDENCE PARK)

     3.1    Deed of Trust
     3.2    Promissory Note
     3.3    Maintenance Agreement
     3.4    Management Agreement
     3.5    Environmental Indemnity Agreement
     3.6    Indemnity and Guaranty Agreement
     3.7    Assignment of Leases and Rents
     3.8    Escrow Agreement
     3.9    Agreement Regarding Non-Solicitation
     3.10   Post-Closing Agreement (Loan)

4.   4323 BEN FRANKLIN BOULEVARD (INDEPENDENCE PARK)

     4.1    Deed of Trust
     4.2    Promissory Note

     4.3    HVAC Agreement
     4.4    Management Agreement
     4.5    Environmental Indemnity Agreement
     4.6    Indemnity and Guaranty Agreement
     4.7    Assignment of Leases and Rents
     4.8    Escrow Agreement
     4.9    Agreement Regarding Non-Solicitation
     4.10   Post-Closing Agreement (Loan)

5.   AURORA MEDICAL CENTER I

     5.1    Deed of Trust
     5.2    Deed of Trust Note
     5.3    Assumption and Release Agreement
     5.4    Management Agreement
     5.5    Elevator Service Contract
     5.6    Fire Protection Contract
     5.7    Floor Care Contract
     5.8    HVAC Contract
     5.9    Janitorial Contract
     5.10   Letter Regarding Service Contracts
     5.11   Plant Maintenance Agreement
     5.12   Waste Management Contract
     5.13   Environmental Indemnity Agreement
     5.14   Assignment of Management Agreement, Consent and Agreement of Manager
     5.15   Assignment of Leasing Agreement, Consent and Agreement of Leasing
            Agent
     5.16   Guaranty (Loan)

6.   AURORA MEDICAL CENTER II

     6.1    Deed of Trust
     6.2    Deed of Trust Note
     6.3    Assumption and Release Agreement
     6.4    Elevator Service Contract
     6.5    Floor Care Contract
     6.6    Letter Regarding Service Contracts
     6.7    Maintenance Agreement
     6.8    Management Agreement
     6.9    Plant Maintenance Agreement
     6.10   Sprinkler Maintenance Agreement
     6.11   Waste Management Agreement
     6.12   Environmental Indemnity Agreement
     6.13   Assignment of Management Agreement, Consent and Agreement of Manager
     6.14   Assignment of Leasing Agreement, Consent and Agreement of Leasing
            Agent
     6.15   Guaranty (Loan)

7.   BAYCARE

     7.1    Junior Deed of Trust
     7.2    Junior Deed of Trust 2

     7.3    Junior Leasehold Deed of Trust
     7.4    Promissory Note A
     7.5    Subordinated Promissory Note B
     7.6    Loan Agreement
     7.7    Mortgage
     7.8    Guaranty (Loan)
     7.9    Assignment of Leases and Rents
     7.10   Hazardous Materials Indemnity Agreement
     7.11   First Amendment to Loan Documents
     7.12   Second Amendment to Loan Documents

8.   BOARDWALK

     8.1    Deed of Trust & Security Agreement
     8.2    Promissory Note
     8.3    Air Freshener Service Agreement
     8.4    Building Exterior Maintenance Agreement
     8.5    Electrical Service Agreement
     8.6    Fire Alarm Maintenance Agreement
     8.7    General Cleaning Agreement
     8.8    HVAC Service Agreement
     8.9    Landscaping Agreement I
     8.10   Landscaping Agreement
     8.11   Maintenance Agreement
     8.12   Management & Leasing Agreement
     8.13   Pest Control Service Agreement
     8.14   Waste Disposal Agreement
     8.15   Window Washing Agreement
     8.16   Assignment of Leases and Rents
     8.17   Indemnity and Guaranty Agreement
     8.18   Environmental Indemnity Agreement
     8.19   Escrow Agreement Regard Tenant Improvements and Leasing Commissions
     8.20   Post Closing Agreement (Loan)

9.   CHESAPEAKE

     9.1    Assumption Agreement & Deed of Trust
     9.2    Promissory Note
     9.3    Management and Leasing Services Agreement
     9.4    1st Amendment Management & Leasing Agreement
     9.5    HVAC Service Agreement
     9.6    Janitorial Services Agreement
     9.7    Landscaping Agreement
     9.8    Elevator Maintenance Agreement
     9.9    Pest Control Agreement
     9.10   Snow Removal Agreement
     9.11   Trash Removal Agreement
     9.12   Indemnification Agreement of First Allmerica
     9.13   Amendment to Indemnification Agreement of First Allmerica

     9.14   Enviromental Compliance and Indemnification Agreement
     9.15   Amendment to Environmental Compliance and Indemnification Agreement

10.  THE DIAGNOSTIC CLINIC (LARGO)

     10.1   Deed of Trust
     10.2   Promissory Note A (Cambridge Properties)
     10.3   Subordinated Promissory Note B (Cambridge Properties)
     10.4   Loan Agreement (Cambridge Properties)
     10.5   Mortgage & Assignment of Rents & Security Agreement
     10.6   Management & Leasing Agreement (Cambridge Properties)
     10.7   Assignment of Leases and Rents
     10.8   Assignment of Membership and Partnership Interests
     10.9   Guaranty (as amended)
     10.10  Hazardous Materials Indemnity Agreement

11.  DORSEY

     11.1   Deed of Trust
     11.2   Promissory Note
     11.3   Loan Agreement
     11.4   Cleaning Service Agreement
     11.5   Elevator Service Contract
     11.6   Fire Protection Service Agreement
     11.7   HVAC Contract
     11.8   Landscaping Service Agreement
     11.9   Management Agreement
     11.10  Security Service Agreement
     11.11  Snow Removal Agreement
     11.12  Systems Maintenance Agreement
     11.13  Waste Management Agreement
     11.14  Assignment and Subordination of Management Agreement

12.  ENCINO MECIAL PLAZA

     12.1   Deed of Trust
     12.2   Promissory Note
     12.3   Assumption Agreement
     12.4   Management Agreement
     12.5   Janitorial Service Agreement
     12.6   Machinery Service Agreement
     12.7   Premises Contract
     12.8   Service Contract
     12.9   Assignment of Leases and Rents
     12.10  Guaranty of Recourse Obligations of Borrower
     12.11  Environmental Indemnity Agreement
     12.12  Reserve and Security Agreement (Loan)
     12.13  Conditional Assignment of Management Agreement
     12.14  Asbestos Operations and Maintenance Agreement

13.  LAS COLINAS MEDICAL PLAZA II

     13.1   Deed of Trust & Security Agreement
     13.2   Promissory Note
     13.3   Air Freshener Service Agreement
     13.4   Cleaning Service Agreement
     13.5   Electrical Service Agreement
     13.6   Elevator Service Agreement
     13.7   Fire Protection Agreement
     13.8   HVAC Service Agreement
     13.9   Landscaping Agreement
     13.10  Management & Leasing Agreement
     13.11  Pest Control Agreement
     13.12  Waste Disposal Service Agreement
     13.13  Assignment of Leases and Rents
     13.14  Indemnity and Guaranty Agreement
     13.15  Escrow Agreement Regarding Tenant Improvements and Leasing
            Commissions
     13.16  Environmental Indemnity Agreement
     13.17  Consent and Agreement Regarding Management
     13.18  Post-Closing Agreement (Loan)

14.  MEDPLACE I

     14.1   Leasehold Deed of Trust & Assignment of Leases and Rents
     14.2   Promissory Note A
     14.3   Subordinated Promissory Note B
     14.4   Loan Agreement
     14.5   Management & Leasing Agreement
     14.6   Electrical Supply Agreement
     14.7   Elevator Service Contract
     14.8   Fire Protection Service Agreement
     14.9   HVAC Service Agreement
     14.10  Janitorial Services Agreement
     14.11  Landscaping Service Agreement
     14.12 Ethical and Religious Directives for Catholic Health Care Services, Fourth Edition
     14.13  Escrow Agreement
     14.14  Ground Lease
     14.15  First Right of Offer Exclusive Option Agreement
     14.16  Assignments of Leases and Rents
     14.17  Guaranty
     14.18  Irrevocable License Agreement - Austin Sky Walk
     14.19  Irrevocable License Agreement - St. Joseph Sky Walk
     14.20  Temporary Security Monitoring Agreement
     14.21  Hazardous Materials Indemnity
     14.22  Letter Agreement Re: Parking
     14.23  Letter Agreement regarding Condominium Termination and Indemnity

15.  NORTHWEST REGIONAL (CORPUS)

     15.1   Deed of Trust & Assignment of Leases Rents & Security Agreement
     15.2   Promissory Note A (Cambridge Properties)
     15.3   Subordinated Promissory Note B (Cambridge Properties)
     15.4   Loan Agreement (Cambridge Properties)
     15.5   Management & Leasing Agreement (Cambridge Properties)
     15.6   Service Contracts
     15.7   Cash Flow Guaranty Agreement
     15.8   Assignment of Leases and Rents
     15.9   Assignment of Membership and Partnership Interests
     15.10  Hazardous Materials Indemnity Agreement
     15.11  Loan Guaranty

16.  PLANO MEDICAL PAVILION

     16.1   Deed of Trust & Assignment of Leases Rent & Security Agreement
     16.2   Promissory Note A (Cambridge Properties)
     16.3   Subordinated Promissory Note B (Cambridge Properties)
     16.4   Loan Agreement (Cambridge Properties)
     16.5   Management & Leasing Agreement (Cambridge Properties)
     16.6   Service Contracts
     16.7   Indemnity Agreement (David E. Samara)
     16.8   Escrow Agreement (Sprinkler System)
     16.9   Escrow Agreement ( Tenant Improvements)
     16.10  Assignment of Membership and Partnership Interests
     16.11  Loan Guaranty
     16.12  Assignment of Leases and Rents

17.  RANDOLPH MEDICAL CENTER

     17.1   Deed of Trust & UCC & Assign of Rents
     17.2   Promissory Note
     17.3   Management Agreement
     17.4   Alarm System Service Agreement
     17.5   Elevator Service Agreement
     17.6   Janitorial Service Agreement
     17.7   Landscaping Agreement
     17.8   Pest Management Agreement
     17.9   Snow Removal Agreement
     17.10  Waste Management Agreement
     17.11  Assignment of Leases and Rents
     17.12  Indemnification and Guaranty Agreement
     17.13  Holdback Agreement
     17.14  Interior Plant Contract

18.  ROCKY MOUNTAIN CANCER CENTER

     18.1   Amended & Restated Promissory Note
     18.2   Assumption & Modification Agreement
     18.3   Management Agreement
     18.4   Elevator Services Agreement
     18.5   Landscaping Agreement
     18.6   Pest Management Agreement
     18.7   Window Cleaning Agreement
     18.8   Option Agreement (and form of Parking Lease)
     18.9   Senior Center Parking Lease (as amended)
     18.10  Offsite Parking Agreement (as amended)
     18.11  Environmental Indemnity Agreement
     18.12  Collateral Assignment of Management Agreement

19.  SHERMAN OAKS MEDICAL CENTER

     19.1   Deed of Trust & Security Agreement
     19.2   Promissory Note
     19.3   Management Agreement
     19.4   Air Conditioning Contract
     19.5   Air Conditioning Service Contract
     19.6   Elevator Service Contract
     19.7   Fire Safety Services
     19.8   Janitorial Services Agreement
     19.9   Landscaping Contract
     19.10  Parking Service Contract
     19.11  Pest Control Agreement
     19.12  Security Contract
     19.13  Waste Management Agreement
     19.14  Assignment of Leases and Rents
     19.15  Indemnity and Guaranty Agreement
     19.16  Environmental Indemnity Agreement
     19.17  Escrow Agreement (Loan)

20.  TAMPA MEDICAL TOWER

     20.1   Promissory Note
     20.2   Mortgage & Security Agreement
     20.3   Management Agreement
     20.4   Elevator Service Agreement
     20.5   HVAC Services Agreement
     20.6   Interior Plant Service Agreement
     20.7   Janitorial Service Agreement
     20.8   Landscaping Agreement
     20.9   Music Services Agreement
     20.10  Pest Control Agreement
     20.11  Security Services Agreement
     20.12  Water Treatment Services
     20.13  Assignment of Leases and Rents

     20.14  Indemnity and Guaranty Agreement
     20.15  Environmental Indemnity Agreement
     20.16  Escrow Agreement (Loan)

21.  VALENCIA MEDICAL CENTER

     21.1   Deed of Trust & Security Agreement
     21.2   Promissory Note
     21.3   Management Agreement
     21.4   Elevator Service Contract
     21.5   HVAC Service Contract
     21.6   Landscape Contract
     21.7   Landscaping Service Contract
     21.8   Pest Control Contract
     21.9   Waste Management Contract
     21.10  Elevator Inspection
     21.11  Assignment of Leases and Rents
     21.12  Indemnity and Guaranty Agreement
     21.13  Environmental Indemnity Agreement
     21.14  Escrow Agreement (Loan)

22.  YORKTOWN 50

     22.1   Deed of Trust & Security Agreement
     22.2   Promissory Note
     22.3   Management Agreement
     22.4   Building Access Control Agreement
     22.5   Building Maintenance Agreement
     22.6   Building Music Agreement
     22.7   Elevator Service Agreement
     22.8   Landscaping Agreement
     22.9   Maintenance Agreement
     22.10  Marble Maintenance Agreement
     22.11  Pest Control Agreement
     22.12  Waste Service Agreement
     22.13  Assignment of Leases and Rents
     22.14  Environmental Indemnity Agreement
     22.15  Indemnity and Guaranty Agreement
     22.16  Window Washing Contract
     22.17  General Maintenance Contract

B.   LEASES

1.   4204 TECHNOLOGY DRIVE (INDEPENDENCE PARK)

     1.1    CTS Expansion
     1.2    CTS Duke University

2.   4228 TECHNOLOGY DRIVE (INDEPENDENCE PARK)

     2.1    Applied Clinical Concepts
     2.2    Duke (1,500 sf)
     2.3    Duke (20,000 sf)

3.   4233 TECHNOLOGY DRIVE (INDEPENDENCE PARK)

     3.1    Aventis Pharmaceuticals
     3.2    Merix Bioscience

4.   4323 BEN FRANKLIN BOULEVARD (INDEPENDENCE PARK)

     4.1    Duke University
     4.2    Durham Diagnostic Imaging

5.   AURORA MEDICAL CENTER I

     5.1    Aurora Denver Cardiology (Suites 30 and 40)
     5.2    Aurora Family Medicine (Suite 260)
     5.3    Burkhartd and Fisher (Suite 300)
     5.4    Dermatology and Laser Center (Suite 230)
     5.5    Gerald Kirshenbaum (Suite 200)
     5.6    HCA Healthone (Suite 240)
     5.7    HCA Healthone (Suite 100)
     5.8    HCA Healthone (Suite 250)
     5.9    Howard Corren (Suite 330)
     5.10   Matthew Cort (Suite 210)
     5.11   Mauricio Waintraub (Suite 130)
     5.12   Simon and Roos (Suite 310)
     5.13   Steve Yasuzawa (Suite 220)
     5.14   Surgical Consultants (Suite 110)

6. AURORA MEDICAL CENTER II

     6.1    Alexander Zimmer (Suite 330)
     6.2    Aurora Denver Cardiology (Suite 350)
     6.3    Aurora Plastic Surgery (Suite 310)
     6.4    Aurora Urology (Suite 250)
     6.5    Colorado Orthopedic Consultants (Suite 400)
     6.6    Denver Nephrologist (Suite 360)
     6.7    HM Medical Consultants (Suite 170)
     6.8    Mark Saunders (Suite 450)
     6.9    Medsource (Suite 190)
     6.10   Pius Kamau (Suite 320)
     6.11   Quest Diagnostics (Suite 290)
     6.12   Rocky Mountain Gastro (Suite 340)
     6.13   Spine One (Suite 200)
     6.14   Total Renal Care (Suite 100)
     6.15   Urology Research (Suite 210)
     6.16   Jennifer Grin, P.C. (Suite 140)

7.   BAYCARE

     7.1    BayCare Health Systems Inc.

8.   BOARDWALK

     8.1    Harris Methodist Hospital (Suites 100 and 200)
     8.2    SANTE Rehabilitation (Suite L100)
     8.3    Healthcare Associates (Suites 101 and 220)
     8.4    CSANT (Suite 105)
     8.5    Las Colinas Oral and Facial Surgery (Suite 110)
     8.6    Body Re-Nous (Suite 115)
     8.7    Leavitt Management Group (Suite L200)
     8.8    Anthony Henegar (Suite 205)
     8.9    Cirrus Health (Suite 210)
     8.10   Las Colinas Open MRI (Suite 250)

9.   CHESAPEAKE

     9.1    Adam Billet (Plastic Surgery Associates) (Suite 316)
     9.2    AOR Management (Suite 314)
     9.3    Atlantic Neurosurgery (Suite 210)
     9.4    Atlantic Urology (Suite 106)
     9.5    Behavioral Health Association (Suite 104)
     9.6    Cardiology Specialists (Suite 208)
     9.7    Center for Arthritis and Rheumatic Diseases (Suite 112)
     9.8    Chesapeake Medical Institute (Suite 116)
     9.9    Children's Medical Group (Suites 216 and 222)
     9.10   Edward David Habeeb (Suite 304)
     9.11   Gary Newell and Stephen Asam (Suite 202)
     9.12   Mid-Atlantic Women's Care (Suite 300)
     9.13   Mid-Atlantic Women's Care (Suite 302)
     9.14   Neurological Association (Suite 212)
     9.15   Orthopedic Associates (Suite 206)
     9.16   Stephanie A. Jones (Suite 108)
     9.17   The Group for Women (Suite 308)
     9.18   The Therapy Network (Suite 303)
     9.19   Tidewater Children's Association (Suite 100)
     9.20   Virginia Vascular (Suite 110)

10.  THE DIAGNOSTIC CLINIC (LARGO)

     10.1   ClearChannel Outdoors (Billboard)
     10.2   Diagnostic Clinic Medical Group (Main Building)
     10.3   Diagnostic Clinic Medical Group (Women's and Children's Building)

11.  DORSEY

     11.1   AT&T Wireless (Antenna)
     11.2   American PCS (Antenna)

     11.3   American PCS (Antenna)
     11.4   Nextel (Antenna)
     11.5   Commercial and Farmers Bank (Suite 100)
     11.6   Helixcare (Suite 101 and Suite 201-05)
     11.7   Feldman's Medical Center Pharmacy (Suite 115)
     11.8   Martin Rubin (Suite 125)
     11.9   Centennial Medical (Subtenant - Suite 201)
     11.10  Centennial Medical (Subtenant - Suite 202)
     11.11  Dorsey Hall Medical Labs (Subtenant - Suite 203)
     11.12  Crystal Medical (Subtenant - Suite 205)
     11.13  Melvin Kordon (Suite 302)
     11.14  Albert Sungenis (Suite 305)
     11.15  Viener and Thomas Orthopedics (Suite 308)
     11.16  Thomas Campbell (Suite 309)
     11.17  Pamela Sherman (Suite 313)

12.  ENCINO MEDICAL PLAZA

     12.1   Aaron Burman (Suite 120)
     12.2   August de Oliveira (Suite 231)
     12.3   Barry Feinberg (Suite 222)
     12.4   Broadband Highway (Antenna)
     12.5   David Astrachan (Suite 230)
     12.6   David Kamin (Suite 127)
     12.7   Drs. Bruckner, Bruckner, Krasnoff (Suite 326)
     12.8   Foote - Goldman - Sapkin Medical Group (Suite 324)
     12.9   Gerald Kirshbaum (Suite 308)
     12.10  Jeffrey Bims (Suite 126)
     12.11  Joel Ribstein, dba Rubio Optical (Suite 112)
     12.12  Lewis Weintraub (Suite 228)
     12.13  Mac Cicigona dba Encino Dental Arts (Suite 311)
     12.14  Marc Jonathon Gross & Roy Shellow (Suite 315)
     12.15  Maurice Masliah (Suite 225)
     12.16  Milton Kolchins (Suite 105)
     12.17  Peter Nissler (Suite 229)
     12.18  Mohamed Shaheedy (Suite 210)
     12.19  Nancy Zimble and Howard Reinstein (Suite 103)
     12.20  Neal Murphy (Suite 302)
     12.21  Norman Nelson and AMED Corp. (Suite 141)
     12.22  Oakdale Pharmacy (Suite 100)
     12.23  Ofelia Marin (Suite 209)
     12.24  Pediatric Cardiology Associates (Suite 202)
     12.25  Richard Sand (Suite 212)
     12.26  Roger Friedman (Suite 131)
     12.27  Ronald Moy (Suite 220)
     12.28  SleepMed of California (Suite 217)
     12.29  Stella Koletic (Suite 303)

     12.30  Stephen Karp (Suite 211)
     12.31  Stone Center (Suites 111 and 301)
     12.32  Teligent Communications (Antenna)
     12.33  University Children's Medical Group (Suite 331)
     12.34  Urological Institute of Southern California (Suite 122)
     12.35  Valley PET Center (Suite 312)
     12.36  Verizon Wireless (Suite 205 and Antenna)
     12.37  William Beazley dba Omega Orthodontics (Suite 321)

13.  LAS COLINAS MEDICAL PLAZA II

     13.1   Clinical Pediatric Association (Suite 100)
     13.2   Pharmacy Plus (Suite 110)
     13.3   Jeffrey Adelgass (Suite 120)
     13.4   Network Cancer Care (Suite 130)
     13.5   Urology Associates (Suite 200)
     13.6   Mercedes Dominguez (Suite 215)
     13.7   Northwest Houston (Suite 220)
     13.8   Physician Reliance (Suite 230)
     13.9   Southwest Primary Care (Suite 300)

14. MEDPLACE I

     14.1   Alton Steiner (Suite 1705)
     14.2   Associates Anesthesiology (Suite 302)
     14.3   B&E Surgical Associates (Suite 1305)
     14.4   Benjamin Cohen and Ernest Cronin (Suite 920)
     14.5   Bruce Smith (Suite 940)
     14.6   Cardiology Associates (Suite 1605)
     14.7   Charles Garcia (Suites 1205 and 1209)
     14.8   Christopher Cortes (Suite 1107)
     14.9   Christus Medical Group (Suite 1400)
     14.10  Christus St. Joseph Hospital (Suite 120)
     14.11  Christus St. Joseph Hospital (Suite 1307)
     14.12  Colorectal Surgical Associates (Suite 1108)
     14.13  Cristo Papasakelariou (Suite 1300)
     14.14  Domenique Hermes (Suite 130)
     14.15  Dr. Lapin, Alexander and Kameneysky (Suite 1101)
     14.16  Dr. Terry, James and Robey (Suite 140)
     14.17  Drs. Davidson and McMorris (Suite 1701)
     14.18  Fanny Elena Ramirez (Suites 1309 and 1310)
     14.19  Fernando Bueso (Suite 1507)
     14.20  George Kuhn (Suite 1202)
     14.21  Gerald Ratinov (Suite 1004)
     14.22  Heidi Seffert (Suites 1602 and 1604)
     14.23  Horace Murdock (Suite 1702)
     14.24  J. Marshall Knox (Suite 1810)
     14.25  Jerry Silverman (Suite 1002)

     14.26  John Bertini (Suite 1502)
     14.27  John Bertini (Suite 1505)
     14.28  John Pappadas (Suite 1102)
     14.29  Keith Bourgeois (Suite 1601)
     14.30  Larry Kupor (Suite 1709)
     14.31  Lawrence Root (Suite 1500)
     14.32  Leopoldo Lapuerta (Suite 950)
     14.33  Louis Roddy (Suite 1005)
     14.34  Margo Restrepo (Suite 1010)
     14.35  Maxor National Pharmacy (Suite 100)
     14.36  Midtown Medical Group (Suite 806)
     14.37  N.J. Stephanao (Suite 1503)
     14.38  N.P. Narayana (Suite 1210)
     14.39  Oncology Consultants (Suite 1103)
     14.40  Orthopedic Association (Suite 800)
     14.41  Physician Reliance (Suite 1003)
     14.42  Que Tranvan (Suite 207)
     14.43  R. Wayne Hurt (Suite 1708)
     14.44  Robert Cornell (Suite 1700)
     14.45  Samuel Ben Magnus-Lawson (Suite 1704)
     14.46  Scott Scheinin (Suite 1306)
     14.47  Shreekant Patolla (Suite 1200)
     14.48  St. Joseph Internal Medical Association (Suite 1606)
     14.49  Stehlin and de Ipolyi Oncology (Suite 1800)
     14.50  Stehlin and Associates (Suite 1800)
     14.51  Sukhdev Peganyee (Suite 1504)
     14.52  Terry Siebert (Suite 1710)
     14.53  The Stehlin Foundation for Cancer Research (Suite 1818)
     14.54  Thomas Biggs and Donald Collins (Suite 900)
     14.55  University Care Plus (Lease Termination) (Suite 1700)
     14.56  University Care Plus (Suite 1700)
     14.57  Weilie Tjoa (Suite 1007)
     14.58  William Cramer (Suite 1106)
     14.59 Ground Lease (and attached Ethical and Religious Directives for Catholic Health Care Services).

15.  NORTHWEST REGIONAL (CORPUS)

     15.1 Cardiology Associates of Corpus Christi (Lease Commencement Letter) (Suite 250)
     15.2   Cardiology Associates of Corpus Christi (Suite 250)
     15.3   Cash Flow Guaranty Agreement
     15.4   Coastal Cardiology Association (Lease Commencement Letter)
            (Suite 180)
     15.5   Coastal Cardiology Association (Suite 180)
     15.6   Coastal Children's Clinic (Lease Commencement Letter) (Suite 150)
     15.7   Coastal Children's Clinic (Suite 180)
     15.8   J.A. Villarreal (Lease Commencement Letter) (Suite 110)

     15.9   J.A. Villarreal (Suite 110)
     15.10  Michael Lovoi (Lease Commencement Letter) (Suite 260)
     15.11  Michael Lovoi (Suite 260)
     15.12 Ralph Delarosa and Calallen Family Medicine (Lease Commencement Letter) (Suite 120)
     15.13  Ralph Delarosa and Calallen Family Medicine (Suite 120) 15.14
     15.14  Riverside Hospital
     15.15  Walter and Samuel Hartman (Lease Commencement Letter) (Suite 230)
     15.16  Walter and Samuel Hartman (Suite 230)
     15.17  Yolanda Villarreal (Lease Commencement Letter) (Suite 130)
     15.18  Yolanda Villarreal (Suite 130)

16.  PLANO MEDICAL PAVILION

     16.1   Cambridge Healthcare Management (Suite 310 N)
     16.2   Cambridge Medical Center of Plano (Third Floor N)
     16.3   Cynthia Sessions and Abel Garduno (Suite 214 N)
     16.4   David Samara (Lease Commencement Letter) (Suite 120 N)
     16.5   David Samara (Lease Commencement Letter) (Suite 130 N)
     16.6   David Samara (Suite 120 N)
     16.7   David Samara (Suite 130 N)
     16.8   Dermol (Lease Commencement Letter) (Suite 350 S) 16.9
     16.9   Dermol (Suite 350 S)
     16.10  Gary Duncan (Lease Commencement Letter) (Suite 110 N)
     16.11  Gary Duncan (Suite 110 N)
     16.12  Hanger Prosthetics and Orthotics (Suite 155 S)
     16.13  J.W. Eye Associates (Suite 200 N)
     16.14  Joel Brown (Lease Commencement Letter) (Suite 320 S)
     16.15  Joel Brown (Suite 320 S)
     16.16 Ladan Bakhtari and David Garza (Lease Commencement Letter) (Suite 360 S)
     16.17  Ladan Bakhtari and David Garza (Suite 360 S)
     16.18  Medsynergies (Suite 210 N)
     16.19  Pulmonary Medical Consultants (Lease Commencement Letter) (Suite
            330 N)
     16.20  Pulmonary Medical Consultants (Suite 330 N)
     16.21  Quest Diagnostics (Lease Commencement Letter) (Suite 100 N)
     16.22  Quest Diagnostics (Suite 100 N)
     16.23  Robert Thomas and Keli Jones (Lease Commencement Letter) (Suite
            280 S)
     16.24  Robert Thomas and Keli Jones (Suite 280 S)
     16.25  Robert Torti (Suite 210 S)
     16.26  Summit Surgery Center (Lease Commencement Letter) (Suite 150 S)
     16.27  Summit Surgery Center (Suite 150 S)
     16.28  Timothy Freer (Lease Commencement Letter) (Suites 160 and 250 S)
     16.29  Timothy Freer (Suites 160 and 250 S)
     16.30  Vanessa Woolridge (Suites 270 S)
     16.31  Women's Specialists of Plano (Parking)

17.  RANDOLPH MEDICAL CENTER

     17.1   American Hearing Centers (Suite G-1)
     17.2   Arnold Feldman (Suite 108)
     17.3   Danilo Molied (Suite 101)
     17.4   Dennis Weber (Suites 112 and 115)
     17.5   Genecare Med Genetics Center (Suites G-9, 11 and 12)
     17.6   Gouterman Orthopedic Appliances (Suites G-6 and 7)
     17.7   Harry Gildenhorn (Suite 110)
     17.8   Hashim Hashim (Suite 212)
     17.9   Herbert Nickel (Suite 200)
     17.10  James McMurray Jr. (Suite 103)
     17.11  Jamey Schrier (Suite 208)
     17.12  Jeffrey Orbach (Suite 210)
     17.13  Joel Goozh (Suite 104)
     17.14  Lalitha Peters Martyres (Suite 209 A)
     17.15  Leonard Merlo (Suite G-10)
     17.16  Metro Orthopedics and Sports Medicine (Suites G-3, 4 and 5)
     17.17  Prime Communications (Land)
     17.18  Principal Physicians Group (Suite 209 B)
     17.19  Renal Physicians Associates (Suite 102)
     17.20  Ronald Shore (Suite 207)
     17.21  Sanford Barber (Suite 104)
     17.22  Stanley Foxman (Suite 114)
     17.23  Suresh Gupta (Suite 203)
     17.24  Tim Young (Suite G-8)

18.  ROCKY MOUNTAIN CANCER CENTER

     18.1   Childhood Hematology Oncology Associates
     18.2   HCA HealthOne dba Healthcare System
     18.3   Hematology Oncology Associates
     18.4   Rocky Mountain Cancer Center (Sixth Amendment)
     18.5   Rocky Mountain Cancer Center

19.  SHERMAN OAKS MEDICAL CENTER

     19.1   AIDS Healthcare Foundation (4835 - Suite 200)
     19.2   Berton and Weinstein (4849 - Suite 210)
     19.3   CA Neuroscience Research (4835 - Suite 104)
     19.4   Champion Medical Group (4835 - Suite 117)
     19.5   Doctor's Office Lab (4849 - Suite 200)
     19.6   George Kosmides (4849 - Suite 204)
     19.7   GQC Acupuncture Clinic (4849 - Suite 206)
     19.8   Hanger Prosthetics (4835 - Suite 109)
     19.9   Isaac Gorbaty (4835 - Suite 212)
     19.10  Jane H. Frey (4835 - Suite 201)
     19.11  Llorens Pembrook (4849 - Suite 102)
     19.12  Marin L. Kokin (4835 - Suite 205)

      19.13    Mark Greenspan (4849 - Suite 103)
      19.14    Maurice Dicterow (4849 - Suite 211)
      19.15    Michael A. Lee (4835 - Suite 211)
      19.16    Neil H. Hecht (4835 - Suite 108)
      19.17    Patrick Media Group (Billboard)
      19.18    Physical Medicine Institute (4849 - Suite 205)
      19.19    Quest Diagnostics (4849 - Suite 208)
      19.20    Richard J. Sarte (4835 - Suite 216)
      19.21    Roger On (4835 - Suite 114)
      19.22    SAB Medical Group (4835 - Suite 100)
      19.23    Sanford J. Weitzbuch (4835 - Suite 203)
      19.24    Schneider, Wing and Dreyer (4849 - Suite 105)
      19.25    Shivdyal Singh (4835 - Suite 105)
      19.26    Sublease for UCLA Space (4849 - Suites 212, 217 and 220)
      19.27    Southwest Orthopedic Medical Corporation (4849 - Suite 100)
      19.28    Southwest Orthopedic Medical Corporation (4849 - Suite 101)
      19.29    Southwest Orthopedic Medical Corporation (4849 - Suite 104)
      19.30    UCLA (Amendments) (4849 - Suites 212, 217 and 220)
      19.31    UCLA (4849 - Suites 212, 217 and 220)
      19.32    Valley Care (4835 - Suites 208 and 210)
      19.33    Valley Healthcare Partners (4835 - Suite 110)

20.   TAMPA MEDICAL TOWER

      20.1     Advanced Cardiovascular Center (Suite 418)
      20.2     Alliance One (Suites 520 and 530)
      20.3     American Plastic Surgery (Suite 510)
      20.4     Anesthesia Consultants (Suite 760)
      20.5     Bay Area Pain Management Services (Suite 590)
      20.6     Bay Pediatric Cardiology (Suite 620)
      20.7     Bayside Pediatrics (Suites 770 and 780)
      20.8     Children's Orthopedic and Scoliosis Surgery Associates
               (Suite 720)
      20.9     Children's Urology Group (Suite 200)
      20.10    Dennis Cassidy (Suite 400)
      20.11    Diversified Management Services (Suite 120)
      20.12    Omni Surgery Partners
      20.13    Emergency Medical Association (Suite 300)
      20.14    Florida Orthopedic Institute (Suite 630)
      20.15    Florida West Coast Clinical Research (Suite 460)
      20.16    Laboratory Corporation of America (Suite 220)
      20.17    Madelyn Butler (Suite 640)
      20.18    Nanobaclabs (Suites 100 and 850)
      20.19    Pamela Baines (Suite 660)
      20.20    Pediatric Otolaryngology (Suite 700)
      20.21    Physical Medicine Pain Center (Suite 580)
      20.22    Primary Care Physicians Alliance (Suite 450)
      20.23    William Luria (Renewal) (Suite 500)

      20.24    Sports and Orthopedic Rehab (Suite 500)
      20.25    Synergy Medical and Rehab (Suite 310)
      20.26    Tampa Bay Surgery Specialists (Suite 560)
      20.27    Tampa Heart Center (Suite 800)
      20.28    Tim Tellios (Suite 730)
      20.29    West Coast Brace and Limb (Suite 690)
      20.30    William Luria (Suite 500)

21.   VALENCIA MEDICAL CENTER

      21.1     Anthony D. Panasci (Suite 222)
      21.2     Barry Weber (Suite 212)
      21.3     Brian Gross (Suite 109)
      21.4     Clare Macaulay (Suite 219)
      21.5     Edward A. Pechter (Suite 217)
      21.6     James Hartzel (Suite 214)
      21.7     Jayne Lipp and John Legler (August 2003) (Suite 107)
      21.8     Jayne Lipp and John Legler (Suite 107)
      21.9     John Pick (Suite 218)
      21.10    Joshua Kang (Suite 104)
      21.11    Lawrence Fealy (Suite 101)
      21.12    Michael Abelson (Suite 108)
      21.13    Michael Shapiro (Suite 220)
      21.14    R. Allen Smudde (Suite 103)
      21.15    Barry Weber (Renewal) (Suite 212)
      21.16    Robert Lund (Suite 106)
      21.17    Ronald Singer (Suite 216)
      21.18    Steven Wantanabe (Suite 213)
      21.19    Tim A. Gault (Suite 221)
      21.20    Tzeng and Chen (Suite 110)
      21.21    Vargo Physical Therapy (Suite 105)

22.   YORKTOWN 50

      22.1     Aesthetic Medical Associates (Sublease) (Suite 520)
      22.2     Biomedical Application (Suite 104)
      22.3     Brenda Young (Suite 226)
      22.4     Caduceus Enterprises (Suite 520)
      22.5     Carry Out Shop (Suite 100)
      22.6     Fairfax Colon and Rectal Surgery (Suite 401)
      22.7     Fairfax Radiology Consultants (Suite 206)
      22.8     Fairfax Surgical Group (Suite 410)
      22.9     Gonzalo Romero (Suite 220)
      22.10    Hema Sundaram (Suite 630)
      22.11    Howard Heit (Suite 232)
      22.12    Ilene Robeck (Suite 514)
      22.13    Jae and Hyeon Yoon (Suite 214)
      22.14    Jae and Hyeon Yoon (Suite 218)

      22.15    James Lee (Suite 620)
      22.16    James Melisi (Suite 640)
      22.17    Joanne Crantz and Robin Merlino (Suite 310)
      22.18    Mark Theiss (Suite 414)
      22.19    Multi-Discipline Alternative Care Center (Suite 400)
      22.20    Northern Virginia OBGYN (Suite 420)
      22.21    Northern Virginia Psychiatry (Suite 600)
      22.22    Northern Virginia Vision (Suite 235)
      22.23    Otolaryngology Associates (Suites 300, 320 and 330)
      22.24    Pediatric Cardiology Associates (Suite 610)
      22.25    Phong Nguyen (Suite 222)
      22.26    Robert Silverman (Suite 524)
      22.27    Roger Noel (Suite 234)
      22.28    Roger Snyder (Suite 602)
      22.29    Vinod Rustgi (Suite 515)
      22.30    Vinod Rustgi (Suite 650)
      22.31    Virginia Cardiac Care (Suite 500)

                           SELLER DISCLOSURE SCHEDULE

              Section 5.10(b)   Contract Breaches and Material Contract Defaults

1. Las Colinas Medical Plaza II - Network Cancer Center is in default of its Lease, as a result of a Tenant bankruptcy; Tenant is current in its rental payment obligations. Northwest Houston Sleep Center owed $12,082 in back rent as of January 31, 2004; the Tenant remains in occupancy, pays rent monthly and its Lease is supported by personal guarantees of two physicians.

2. Medical Place One - Dr. Terry, James and Robey (partial nonpayment of rent); a member of the tenant practice group never took occupancy and the remaining member(s) of the practice group have not paid a portion of the rent the practice group deems the obligation of the departed member. The total rent outstanding is $12,614 as of January 31, 2004.

3. Medical Place One - B&E Surgical Associates (late payments of rent); although Tenant always pays rent, Tenant routinely pays after the first day of the month.

4. Randolph Medical Center - American Hearing Centers. Tenant is delinquent in the amount of $8,075 as of January 31, 2004. Tenant has paid rent delinquently, remains in occupancy and MOP/Seller expects to recover all outstanding rent prior to closing.

5. Miscellaneous - As is typical for multi-tenanted buildings, there are a number of Tenants that at any given month may be late on rental payments or that owe sums to MOP/Seller, as shown on accounts receivables reports that have been provided to Purchaser. Notwithstanding the foregoing, delinquent accounts receivable are not material. These accounts receivable include late payment of rent and other monetary items that may constitute technical breaches or defaults under certain Leases. The net accounts receivables owed that are at least 30 days old as of January 31, 2004 total $75,097 (inclusive of the amounts referenced above in paragraphs 1 through 4), of which amount $23,285.51 relates to a single Tenant at Sherman Oaks Medical Center that is no longer in occupancy. Of the remaining sum of $51,811, $16,004 is older than 60 days (i.e., less than 1% of MOP's average monthly collections). There are a limited number of tenants, totaling approximately 6,034 rentable square feet, who are not in occupancy but are paying rent. Sellers have not, and do not intend, to call such tenants in default.

6.    See also Section 5.11 of Seller Disclosure Schedule.

                           SELLER DISCLOSURE SCHEDULE

               Section 5.10(c)       Aggregate Amount of Existing Debt

                                                             PRINCIPAL AT
            PROPERTY                        LENDER              1/2004
-------------------------------------------------------------------------
Las Colinas Medical Plaza II          Wachovia              $   7,050,239

Boardwalk Medical Office Building     Wachovia                  7,790,932

Plano Medical Pavilion                GE Capital               12,210,000

Medical Place One                     GE Capital               12,625,000

Northwest Regional Medical Center     GE Capital                3,977,500

Tampa Medical Tower                   Wachovia                  6,238,192

The Diagnostic Clinic                 GE Capital               20,812,500

BayCare Health Headquarters           GE Capital                4,250,000(1)

Dorsey Hall Medical Center            Bank of America           3,985,210

Yorktown 50                           Wachovia                 15,000,000

Randolph Medical Center               American Equity
                                      Life                      3,471,252

Chesapeake Medical Center             Opus/Allmerica            4,022,399

Encino Medical Plaza                  Morgan Stanley
                                      Dean Witter                7,616438

Sherman Oaks Medical Center           Wachovia                  9,700,000

Valencia Medical Center               Wachovia                  5,200,000

Rocky Mountain Cancer Center          Jefferson Pilot           4,759,063

Aurora Medical Center I               Archon Financial          4,747,225

Aurora Medical Center II              Archon Financial          5,319,932

4204 Technology Drive                 Wachovia                  2,519,011

4228 Technology Drive                 Wachovia                  1,324,094

4233 Technology Drive                 Wachovia                  1,388,686

4323 Ben Franklin Boulevard           Wachovia                  1,823,423

TOTAL / WEIGHTED AVERAGE                                    $ 145,831,096
-------------------------------------------------------------------------

(1) An additional note of $2,380,000 to fund renovations to the Property exists but has not yet been drawn.

                           SELLER DISCLOSURE SCHEDULE

                         Section 5.11         Rent Rolls

      No exceptions to 5.11(a) or (c).

      Section 5.11(b). Encino Medical Plaza - Roger Friedman (Suite 131) claims that Landlord is not charging the appropriate rental rate during an extension period. Landlord disputes this claim. No litigation has to MOP's knowledge been instituted with respect to this matter and Landlord and the Tenant are in discussions with respect to a resolution of the ematter.

                           SELLER DISCLOSURE SCHEDULE

                     Section 5.12                Other Assets

      As previously disclosed, MOP is the beneficiary of a certain right of first refusal with respect to 4321 Medical Park Drive, Durham, North Carolina, as set forth in that certain Right of First Refusal Agreement dated as of December 2, 2002 by and between MOP and Gary M. Hock. MOP's rights under this Agreement are not freely assignable. Also, Medical Place I, L.P. has certain rights under the Med Place Option Agreement, which are not freely assignable.

                           SELLER DISCLOSURE SCHEDULE

                     Section 5.11(d)             List of Major Tenants

TENANTS LARGER THAN 10% OF RENTABLE AREA OF EACH BUILDING

                                                                                               BUILDING      % OF
NO.                          TENANT                                   BUILDING    SQUARE FEET    SIZE       BUILDING
--------------------------------------------------------------------------------------------------------------------
1      Rhone-Poulenc Rarer Pharmaceuticals (Aventis)                 4233 Tech          20000     20000       100.00%
2      Baycare Health System, Inc.                                   Baycare            75000     75000
3      Clinical Trial Services                                       4204 Tech          48317     48317       100.00%
                                                                                     (after expansion)
4      Diagnostic Clinic Medical Group, PA                           Largo             114756    114756       100.00%
5      Durham Diagnostic Imaging, LLC                                4323 Ben           13172     16572        79.48%
6      Applied Clinical Concepts, Inc.                               4228 Tech          13500     20000        67.50%
7      Helixcare, Inc.                                               Dorsey             22081     38085        57.98%
8      Harris Methodist Hospitals, Inc.                              Boardwalk          30000     62738        47.82%
9      Southwest Primary Care Group, Inc.                            Las Colinas        17654     51591        34.22%
10     Rocky Mountain Cancer Centers                                 RMCC                9812     34087        28.79%
11     HCA-HealthOne, LLC                                            RMCC                9365     34087        27.47%
12     Hematology Oncology Associates                                RMCC                9060     34087        26.58%
13     Aurora Denver Cardiology Associates, PC                       AMC I              11171     43973        25.40%
14     Duke University                                               4228 Tech           5000     20000        25.00%
15     Duke University                                               4323 Ben            3400     16572        20.52%
16     Riverside Hospital, Inc                                       Corpus              6464     34079        18.97%
17     American Institute for Plastic Surgery, PA                    Plano              15795     86878        18.18%
18     Urology Associates, LLP                                       Las Colinas         9308     51591        18.04%
19     The Regents of the University of California                   Sherman            12561     70574        17.80%
20     Colorado Orthopedic Consultants, PC                           AMC II              9413     53980        17.44%
21     Timothy W. Freer, MD, PA                                      Plano              15049     86878        17.32%
22     Childhood Hematology Oncology Associates                      RMCC                5850     34087        17.16%
23     Total Renal Care, Inc.                                        AMC II              8421     53980        15.60%
24     Cambridge Holdings, Inc                                       Corpus              5112     34079        15.00%
25     Mark Greenspan, MD                                            Sherman             9608     70574        13.61%
26     Cardiothoracic Specialty Associates of North Texas , PA       Boardwalk           8184     62738        13.04%
27     Coastal Children's Clinic, PA                                 Corpus              4367     34079        12.81%
28     Clinical Pediatric Associates of Irving and Las Colinas       Las Colinas         6392     51591        12.39%
29     Bio-Medical Application of Virginia, Inc.                     Yorktown           11104     96477        11.51%
30     Coastal Cardiology Association                                Corpus              3915     54679        11.49%
31     Network Cancer Care, LP                                       Las Colinas         5749

                           SELLER DISCLOSURE SCHEDULE

             Section 5.11(e)         The Following Tenants Have Purchase Options

1.    Bay Care Health Headquarters - Bay Care Health Systems, Inc.

2. Randolph Medical Center - Stanley B. Foxman, D.D.S. (purchase option only applicable in the event of condominium conversion, see Section 39 of Lease)

                           SELLER DISCLOSURE SCHEDULE

                                  Section 5.13

The following Properties are subject to rights of first refusal or rights of first offer upon a sale of the Property:

      1. Aurora Medical Center I - Humana of Aurora, Inc. under Agreement and Right of First Refusal, dated March 19, 1982.

      2. Aurora Medical Center II - Galen of Aurora, Inc. under First Right of Refusal Option Agreement, dated May 9, 1994.

      3. Bay Care Health Headquarter - Bay Care Health Systems, Inc. under its Lease, dated August 28, 2003.

      4. Northwest Regional Medical Center - Riverside Hospital, Inc. under Special Warranty Deed. Riverside Hospital, Inc. also has an option to purchase the Property upon a casualty in the event the Landlord fails to repair or rebuild.

      5. Las Colinas Medical Plaza II - Columbia Medical Center of Las Colinas, Inc. under Special Warranty Deed.

      6. The Diagnostic Clinic - Diagnostic Clinic Medical Group, P.A. under two (2) Leases, each dated June 2, 1999 (such rights exist under Main Clinic and Women and Children's Clinic Leases). In addition, Clear Channel Outdoor, Inc. has a right of first refusal under its Lease dated December 6, 2001 upon a sale of the property, although such right only applies to the portion of the Property being leased by such tenant.

      7. Medical Place One - Christus Health Gulf Coast under Ground Lease, dated June 4, 2003.

      8.    Plano Medical Pavilion - HSP of Texas, Inc. under General Warranty
            Deeds.

      9. Rocky Mountain Cancer Center - HCA Healthone, LLC under its Lease, dated March 26, 1993.

      10. 4204 Technology Drive, 4228 Technology Drive, 4233 Technology Drive and 4323 Ben Franklin Boulevard (Independence Park) are subject to a right of first refusal set forth in Declaration of Restrictive Covenant and Right of First Refusal recorded at Book 2390, Page 325 of the Durham County, North Carolina land records, but only in the event the proposed purchaser is purchasing the Property for the development, construction or operation of senior housing, an adult care independent living facility, an assisted living facility or an Alzheimer's facility.

In addition, at the Northwest Regional Medical Center, consistent with applicable legal requirements, there is a restriction on transfers to "referral sources or any affiliate of any referral source or any person or entity in which a referral source or an affiliate of a referral source owns an interest", which restriction is set forth in Section 5 of Exhibit E of Riverside Hospital, Inc.'s Lease.

                                    EXHIBIT I

           FORM OF ASSET MANAGEMENT AND TRANSITION SERVICES AGREEMENT

                         ASSET MANAGEMENT AND TRANSITION
                               SERVICES AGREEMENT

      This Asset Management and Transition Services Agreement (this "Agreement") is made and entered into as of this ______ day of April, 2004, by and between MEDICAL OFFICE PROPERTIES, INC., a Maryland corporation (together with its successors, affiliates and permitted assigns being hereinafter referred to as "MOP") and CNL RETIREMENT PROPERTIES, INC., a Delaware corporation (together with its permitted assigns being hereinafter referred to as "CNL").

                                    RECITALS:

      A. MOP has sold to CNL or its affiliates twenty-two (22) medical office properties more particularly described on Exhibit "A" attached hereto (the "Properties") pursuant to and as described in that certain Real Estate Purchase and Sale Agreement dated as of March 4, 2004 between MOP and CNL (the "Purchase Agreement"); and

      B. CNL wishes to retain MOP to render certain services to assist CNL in the cost-efficient management of the Properties, and in a manner and pursuant to the terms and conditions set forth herein; and

      C. MOP is willing to provide or cause to be provided certain administrative, managerial, accounting, information systems and other services to assist CNL with the operation of the Properties, all upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the agreements and obligations herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby agree as follows:

                            ARTICLE I - DEFINED TERMS

      For good and valuable consideration, the parties hereto agree as follows:

      Section 1.1 Defined Terms. Capitalized terms used, but not defined, herein shall have the meaning set forth in the Purchase Agreement. Additionally, for purposes of this Agreement, the following definitions apply:

            (a) The term "MRI" or "MRI system" shall mean the MRI Netsource accounting software for use by MOP for its corporate and property-level accounting, including without limitation the Commercial Management Module (including billing tenants, posting cash receipts, other accounts receivable activities, other commercial management activities, closing the Commercial Management Module), the Accounts Payable Module (including the setup of vendors, entering invoices, writing checks, other accounts payable activities, closing the

Accounts Payable Module), and the General Ledger Module (including monthly activities and closing the General Ledger module).

            (b) The term "Property Managers" means the property-level managers located at each of the Properties (e.g., NDG Property Management LLC, a Colorado limited liability company, with respect to the Property owned by Medical Office Rocky Mountain, LLC).

            (c) The term "Property Management Agreements" shall mean each management agreement between an owner of a Property and the Property Manager.

            (d) The term "Corporate Personnel" shall mean personnel from the corporate offices of MOP who perform activities in connection with the services provided by MOP under this Agreement.

            (e) The term "CNL Personnel" shall mean all individuals employed by CNL or by CNL Retirement Corp.

            (f) "Key Personnel" shall mean Daniel L. Wilson, Jr., Hilde M. Alter and Robert A. Sweet.

      Section 1.2 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned this Agreement and the Section and Article captions used herein are for convenience or reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the term "hereof," "herein," "hereunder" and similar terms refer to this Agreement as a whole (including all Exhibits hereto), and the references herein to Sections and Articles refer to Sections and Articles of this Agreement. Whenever the term "daily basis" or a term of like import is used in this Agreement, it shall mean a business day which is not a day on which banks are allowed to close in Maryland.

                              ARTICLE II - SERVICES

      Section 2.1 Provision of Asset Management Services.

      The Key Personnel are or will be parties to employment or consulting agreements with MOP. Subject to those agreements, MOP shall provide the asset management services to CNL in respect to the Properties prescribed herein, including advising CNL with respect to MOP's judgment and opinion as to the optimal manner in which to manage, operate and maximize income from the Properties. Such services shall include:

            (a) Reviewing any financial documents furnished to or in the possession of MOP relating to the Properties and, in connection with such review, advising CNL with respect to MOP's judgment and opinion as to the optimal manner in which to manage, operate or maximize net operating income from the Properties;

            (b) Advising CNL as to MOP's opinion as to the necessity or desirability of CNL entering into any third-party contract or agreement;

            (c) Inspecting and reviewing the records of revenues and expenses with respect to the management and operation of the Properties furnished to or in the possession of MOP and providing CNL with feedback and recommendations relating to such information;

            (d) Meeting with CNL by telephone either on a daily basis or as often as necessary or in person as requested by CNL, upon reasonable notice, at MOP's offices or at any of the Properties, at CNL's expense, to review and provide feedback and recommendations concerning the operations of the Properties;

            (e) Advising CNL in its relationships with the Property Managers, including, without limitation, as a result of MOP's review of the activities of and reports produced by the Property Managers and furnished to MOP with respect to the Properties;

            (f) Assisting CNL in conducting physical inspections of the Properties, at CNL's expense;

            (g) Assisting CNL in establishing relationships with the hospital and health care systems adjacent to any of the Properties, including, without limitation, at CNL's expense, engaging in face-to-face introductory meetings involving CNL, such hospital and health care system's representatives, and Corporate Personnel; and

            (h) Assisting CNL in establishing relationships with the Property Managers including, without limitation, at CNL's expense, introductory face-to-face meetings involving CNL Personnel, Corporate Personnel, and representatives of such Property Managers.

            (i) Making available to CNL, under the terms of MOP's employment or consulting agreement with such individuals, each of the Key Personnel in order to assist CNL concerning the provision of the asset management services described in this Section 2.1.

      Section 2.2 Provision of Transition Services.

            (a) MOP agrees to coordinate the set up of a new MRI database as of the date of this Agreement which will be used by MOP, Property Managers and CNL Personnel to record all data subsequent to CNL's purchase of the Properties. MOP agrees to assist CNL in obtaining licenses with MRI in order to permit CNL Personnel to receive all data recorded on the MRI system, including, without limitation, facilitating monthly "data dumps" of data from the MRI system to any similar system maintained by CNL. CNL shall pay all costs related to user licenses for its personnel, MOP or for use of the MRI system by Property Managers and any other costs related to its use of the MRI system.

            (b) MOP shall provide CNL with access to its books and records in respect to the Properties in order to permit CNL to adequately test financial controls with respect to the data recorded for each of the Properties.

            (c) Subject to their employment or consulting agreements with MOP, MOP agrees to provide CNL with access upon reasonable notice, at MOP's offices, to its Corporate Personnel in areas of property management, legal, and accounting and financial systems, with such access being limited to data and matters concerning the Properties. MOP shall use its reasonable best efforts to make its Corporate Personnel available promptly to CNL by telephone or at its offices either on a daily basis or as necessary in order to respond to CNL's data gathering, accounting and financial reporting needs.

            (d) MOP shall use its reasonable best efforts to assist CNL in maintaining its licensing rights with respect to the MRI system and shall not terminate or allow the expiration (insofar as within the control of MOP) of CNL's rights with respect to the MRI system throughout the term of this Agreement.

            (e) MOP shall make available to CNL each of the Key Personnel, under the terms of MOP's employment or consulting agreement with such individuals, in order to assist CNL concerning the provision of the transition services described in this Section 2.2.

      Section 2.3 Notice of Activities away from MOP

      Whenever MOP or any of its employees are required to perform services hereunder away from the premises of MOP, they shall be given reasonable notice in advance by CNL. Any expenses of MOP or such employees in so providing services away from the premises of MOP shall be paid by CNL.

                       ARTICLE III - PAYMENT FOR SERVICES

      In consideration of MOP entering into the Agreement and in consideration of its services rendered hereunder, CNL agrees to pay MOP the sum of $750,000 payable in nine (9) equal monthly installments of Eighty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($83,333.33) (the "Monthly Payment Amount") each payable in arrears commencing on the tenth (10th) day of the month following the month in which Closing occurs under the Purchase Agreement, and continuing through February 10, 2005, unless sooner terminated pursuant to
Article IV below.

                                ARTICLE IV - TERM

      The term of this Agreement (the "Term") shall commence on the Closing Date and shall continue in effect to and including:

            (a) In respect to the asset management services under Section 2.1, December 31, 2004, and

            (b) In respect to the transition services under Section 2.2, at such time as CNL has been able to close its general ledger in respect to each of the Properties for the period through and including December 31, 2004, but not beyond February 10, 2005, unless the parties otherwise agree.

      Notwithstanding the foregoing, however, CNL may (1) terminate this Agreement as to either or both of the asset management services to be provided under Section 2.1 or the transition services to be provided under Section 2.2 upon thirty (30) days prior written notice to MOP upon payment of the remaining balance of the unpaid Monthly Payment Amounts unless MOP fails to perform the services required to be performed by it hereunder, and (2) extend the Term of this

Agreement in respect to the transition services to be provided under Section 2.2 for a period of six (6) months upon payment to MOP of an amount mutually agreed upon.

                          ARTICLE V - BOOKS AND RECORDS

      CNL agrees to purchase its own licenses and associated rights to use the MRI system (or a similar system) and to use its reasonable best efforts to do so as soon as practicable. It is the intent of CNL to purchase its MRI licenses prior to the purchase of Properties. MOP acknowledges that until such time as CNL has purchased and implemented the MRI system ( or similar system employed by CNL), the Property Managers will be reporting property-level data in respect to each of the Properties using MOP's current MRI system, through MOP's provision of user licenses, which the Property Managers shall use to access the database of each of the Properties and complete all accounting functions for each of the Properties. MOP agrees that throughout the Term of this Agreement, until CNL has obtained its own rights and licenses to use the MRI system (or a similar system), MOP shall continue to provide each Property Manager with user licenses with which the Property Managers may access MOP's database and complete all accounting functions for each Property. MOP further acknowledges that the data stored in MOP's MRI system with respect to any Property is the property of CNL and CNL may request copies thereof in paper or electronic format. MOP agrees to advise CNL if the Property Managers have made the timely entry of all lease data into the MRI system, consistent with the requirements under each of the Property Management Agreements. Any and all reports, records, funds or other data or services rendered or delivered by the Property Managers to MOP shall be delivered by MOP to CNL either on a daily basis or as necessary by email, facsimile transmission or overnight delivery.

                         ARTICLE VI - GENERAL PROVISIONS

      Section 6.1 Confidentiality. CNL and MOP agree that all matters disclosed in negotiations of this Agreement and the matters set forth in this Agreement are strictly confidential. In addition, CNL and MOP agree to keep strictly confidential all information of a proprietary or confidential nature about or belonging to either party or to any affiliate of either party to which the other party gains or has access. Except as disclosure may be required to obtain the advice of professionals or consultants, or in furtherance of a permitted or proposed assignment of this Agreement, or as may be required by law or by order of any government, regulatory authority or tribunal or otherwise to comply with the legal requirements (including reporting requirements applicable to public companies), CNL and MOP shall make every effort to ensure that such information is not disclosed to the press or to any third person without the prior consent of the other party, provided, however, that MOP shall be entitled to summarize the provisions of this Agreement in its proxy statement for the special meeting of its stockholders to approve the transactions contemplated by the Purchase Agreement. The obligations set forth in this Section 6.1 shall survive any termination or expiration of this Agreement. CNL and MOP shall cooperate with one another on all public statements, whether written or oral and no matter how disseminated regarding their contractual relationship as set forth in this Agreement or the performance of their respective obligations under this Agreement.

      Section 6.2 Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transition, registered or certified mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

         If to MOP to: Attention: Robert Sweet
                  Medical Office Properties, Inc.
                  4445 Willard Avenue, Suite 1100
                  Chevy Chase, MD  20815
                  Telephone No: (301) 941-1660
                  Facsimile No: (301) 941-1661

         with copy to: Attention: Sean P. Murphy, Esq.
                  Medical Office Properties, Inc.
                  4445 Willard Avenue, Suite 1100
                  Chevy Chase, MD  20815
                  Telephone No: (301) 941-1660
                  Facsimile No: (301) 941-1661

         If to CNL:  Attention: General Counsel
                  CNL Retirement Properties, Inc.
                  CNL Center at City Commons
                  450 South Orange Avenue
                  Orlando, FL  32801
                  Telephone No: (407) 835-3215
                  Facsimile No: (407) 835-3232

         With copy to: Attention: Stuart J. Beebe, Chief Financial Officer
                  CNL Retirement Properties, Inc.
                  CNL Center at City Commons
                  450 South Orange Avenue
                  Orlando, FL  32801
                  Telephone No: (407) 650-3601
                  Facsimile No: (407) 650-1073

      Each party, by written notice to the other party given in accordance with this Section 6.2 may change the address to which notices, other communications or documents are to be sent to such party. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged in writing by the addressee, if by facsimile transmission; (iii) five (5) business days after having been deposited in the mail, postage prepaid, if mailed by first class mail; and (iv) on the first business day with respect to which a reputable air courier guarantees delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

      Section 6.3 Successors, Assigns and Transferees.

            (a) The rights and obligations of any party under this Agreement may be transferred only with the written consent of the other parties; provided, however, (i) that CNL may assign this Agreement in connection with a transfer to any affiliate, or in connection with a merger or other business combination in which CNL is the non-surviving entity, or as security for financings of the Properties and (ii)MOP may assign this Agreement to an entity controlled or managed by Edward P. Nordberg, Jr., provided such entity has retained the services of each of the Key Personnel by means of employment or consulting agreements with them in order to be able to make them available to provide the services required of them under this Agreement. Any transfer in violation of this Section 6.3(a) shall be null and void.

            (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

      Section 6.4 Standard of Care; Indemnity.

            (a) In performing its duties hereunder, MOP shall use the same standard of care that it adheres to in the conduct of its own business and shall not be liable to CNL except in the case of its gross negligence or willful misconduct.

            (b) CNL agrees to hold harmless and indemnify MOP and its Corporate Personnel and Key Employees from and against any loss, damage, liability or expense (including the costs of investigation and defense, which shall also include reasonable legal fees of counsel selected by them) arising from, related to or derived from any advice, information or data furnished (in whole or in part) to CNL by MOP or any of its Key Employees or Corporate Personnel hereunder, unless MOP would be liable under the provisions of Section
6.4 (a).

      Section 6.5 Governing Law; Jurisdiction.

            (a) This Agreement shall be governed by and construed in accordance with the governing law specified in the Purchase Agreement.

            (b) The parties agree that venue for any dispute in connection with this Agreement shall be governed in accordance with the venue and dispute provisions of the Purchase Agreement.

      Section 6.6 Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby as long as the remaining provisions do not fundamentally alter the relations among the parties.

      Section 6.7 Entire Agreement; Amendment.

            (c) This Agreement, together with the Purchase Agreement, as each may be amended from time to time by the parties hereto, sets forth the entire understanding and agreement between the parties with respect to the transactions contemplated hereby and supercedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. Any provision of this Agreement may be amended, modified or waived in whole or in part at any time by an agreement in writing between the parties executed in the same manner as this Agreement. In the event of any conflict or inconsistency between any provisions of this Agreement and the terms of the Purchase Agreement, the terms of this Agreement shall govern.

            (d) The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

      Section 6.8 Counterparts. This Agreement may be executed in any number of separate counterparts which may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same Agreement.

      Section 6.9 Further Assurances; Cooperation. Each party agrees to execute and deliver such other documents and to take such other actions as the other party may reasonably request to effect the terms of this Agreement.

      Section 6.10 Survival. The parties' obligations in Article 5 (Books and Records), 6.1 (Confidentiality), 6.4 (Standard of Care; Indemnity), 6.5 (Governing Law; Jurisdiction) and 6.9 (Further Assurances; Cooperation) shall survive the expiration or any termination of this Agreement.

      Section 6.11 Third-Party Beneficiaries. The provisions of this Agreement are for the benefit of CNL and MOP and not for any other person. However, should a third-party institute proceedings, this Agreement shall not provide any such person with any remedy, claim, liability, reimbursement, cause of action, or other write in excess of those provided herein.

      Section 6.12 Independent Contractor. The parties are independent contractors of each other and nothing in this Agreement shall create a partnership, joint venture, principal-agent, master-servant, employer-employee, franchise or other relationship between CNL and MOP. Neither nor its employees shall have, or shall represent itself or themselves as having, any authority to bind the other party.

                      (SIGNATURES APPEAR ON FOLLOWING PAGE)

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereto duly authorized, all as of the day and year first above written.

                                            MEDICAL OFFICE PROPERTIES, INC.,
                                            a Maryland corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                            CNL RETIREMENT PROPERTIES, INC.,
                                            a Delaware corporation

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT J

                    FORM OF TENANT NON-SOLICITATION AGREEMENT

                        TENANT NON-SOLICITATION AGREEMENT

      This TENANT NON-SOLICITATION AGREEMENT (this "Agreement") is made as of the ___ day of _________, 2004, by and among CNL Retirement Properties, Inc., a Maryland corporation ("CNL"); Medical Office Properties, Inc., a Maryland corporation ("MOP"); Edward P. Nordberg Jr.; Peter J. Farrell; Sean P. Murphy; Daniel L. Willison Jr.; Daniel W. Colhoun, III; and Henry "Hans" Wittich, IV all being the current Authorized Officers of MOP (collectively, the individuals are referred to as the "MOP Officers," and MOP and the MOP Officers are collectively referred to as the "Restricted Parties").

      WHEREAS, CNL and MOP are among the parties to that certain Real Estate Purchase and Sale Agreement (the "Purchase Agreement") dated __________, 2004, pursuant to which up to twenty-two (22) Properties are being conveyed to CNL (or to designated assignees of CNL that have been approved or are permitted under the Purchase Agreement, such assignees being "Permitted Assignees");

      WHEREAS, it was a condition precedent to CNL's entering into the Purchase Agreement that the Restricted Parties agree to certain restrictions with respect to the Tenants at the Properties; and

      WHEREAS, the Restricted Parties have agreed to certain restrictions with respect to such Tenants, upon the terms, conditions and limitations set forth in this Agreement.

      NOW, THEREFORE, in consideration of the aforesaid, and the benefits to be derived by the parties from the completion of the sale of the Properties pursuant to the Purchase Agreement, which are hereby acknowledged, the parties agree as follows.

      1. Recitals Incorporated. The foregoing recitals are hereby incorporated into this Agreement as if fully set forth herein. Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to such terms in the Purchase Agreement.

      2. Acknowledgement. The Restricted Parties acknowledge that CNL would not have effected the purchase of the Properties without their execution and delivery of this Agreement.

      3. Non-Solicitation of Tenants. For a period of two (2) years following the date of this Agreement, neither the Restricted Parties nor any Affiliate thereof, shall, without CNL's prior written consent, solicit or induce any Tenant to vacate any space at any Property in order to lease space at any building owned, managed, or controlled by a Restricted Party or an Affiliate thereof.

      4. Scope of Tenants. For the purposes of this Agreement, "Tenants" shall only include any Tenant leasing or occupying space at any Property as of the date hereof. In addition, the restrictions and prohibitions set forth in
Section 3 shall not apply with respect to the entirety of the named lessee on the lease for any Property or the entire corporate umbrella or parent entity constituting any Tenant, but only with respect to the particular internal department, group, organization, or association within the Tenant that is currently operating at the Property (such that, for example, the restrictions set forth in Section 3 would not apply to the entirety of Duke University, but only to the particular departments of Duke University currently occupying a Property (or the particular groups of physicians within a particular department of Duke University currently occupying a Property), and only to the extent the additional space at issue is desired or required by such particular departments (or groups of physicians, as the case may be) in order to expand, improve, continue, maintain or grow the particular function being performed at a Property.

      5. Termination of Agreement as to Specific Tenants. In the event that a Tenant covered by the terms of this Agreement terminates its lease at any Property with any Permitted Assignee other than as a result of a violation of this Agreement by the Restricted Parties, said Tenant shall no longer be covered by the terms of this Agreement.

      6. Termination of Agreement as to Specific Properties. The restrictions in this Agreement shall be terminated with respect to all Tenants at a Property once said Property is conveyed by CNL (or any of its Affiliates) to a third party other than an Affiliate of CNL.

      7. Termination of Agreement. The terms of this Agreement shall only be in force and effect for two (2) years from the date hereof, at which time this Agreement will automatically terminate and be of no further force and effect.

      8. Definition of Affiliate. For purposes of this Agreement, an Affiliate of a Person shall mean any entity, organization, trust association, incorporated association or joint venture that such Person controls. The term "control" for this purpose, shall mean the ability, whether by the ownership of shares or other equity interest, by contract or otherwise, to elect a majority of the directors of the corporation or independently to select the managing partner of a partnership or a manager of a limited liability company or otherwise to have the power independently to remove and then select a majority of those persons exercising governing authority thereover, and control shall be conclusively presumed in the case of the ownership of 50% or more the ownership interests.

      9. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      10. Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      11. Applicable Law. This Agreement shall be governed and controlled as to validity, enforcement, interpretations, construction, effect and in all other respects by the internal laws of the State of Maryland.

      12. Waiver. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

      13. Assignments, Successors, and Third-Party Rights. No Restricted Party may assign this Agreement without the prior consent of CNL. The benefits of this Agreement are personal to CNL and to any Permitted Assignees and neither CNL nor any Permitted Assignee may assign this Agreement to any other Person without the prior written consent of the Restricted Parties.

      14. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

If to the Restricted Parties:
(as applicable)

                                    Edward P. Nordberg Jr.
                                    Medical Office Properties, Inc.
                                    4445 Willard Avenue, Suite 1100
                                    Chevy Chase, MD  20815
                                    Fax: (301) 941-1661

                                    Peter J. Farrell
                                    Medical Office Properties, Inc.
                                    4445 Willard Avenue, Suite 1100
                                    Chevy Chase, MD  20815
                                    Fax: (301) 941-1661

                                    Sean P. Murphy
                                    Medical Office Properties, Inc.
                                    4445 Willard Avenue, Suite 1100
                                    Chevy Chase, MD  20815
                                    Fax: (301) 941-1661

                                    Daniel L. Willison Jr.
                                    Medical Office Properties, Inc.
                                    4445 Willard Avenue, Suite 1100
                                    Chevy Chase, MD  20815

                                    Fax: (301) 941-1661

                                    Daniel W. Colhoun, III
                                    Medical Office Properties, Inc.
                                    4445 Willard Avenue, Suite 1100
                                    Chevy Chase, MD  20815
                                    Fax: (301) 941-1661

                                    Henry "Hans" Wittich, IV
                                    Medical Office Properties, Inc.
                                    4445 Willard Avenue, Suite 1100
                                    Chevy Chase, MD  20815
                                    Fax: (301) 941-1661

with a copy to:                     Powell, Goldstein, Frazer & Murphy LLP
                                    191 Peachtree Street, N.E.
                                    Sixteenth Floor
                                    Atlanta, Georgia 30306
                                    Attn: G. William Speer
                                    Fax: (404) 572-6999

If to CNL:                          CNL Retirement Properties, Inc.
                                    CNL Center at City Commons
                                    450 South Orange Avenue
                                    Orlando, Florida 32801
                                    Attn: Stuart J. Beebe
                                    Fax: (407) 835-3235

with a copy to:                     Greenberg Traurig, P.A.
                                    450 S. Orange Avenue
                                    6th Floor
                                    Orlando, Florida  32801
                                    Attention: Michael J. Sullivan, Esq.
                                    Fax: (407) 420-5909

      15. Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts taken together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties or their duly authorized representatives have executed this Tenant Non-Solicitation Agreement as of the day first written above.

                                    MEDICAL OFFICE PROPERTIES, INC.,
                                    a Maryland corporation

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title
                                         ---------------------------------------

                                    MOP OFFICERS:

                                    --------------------------------------------
                                    Edward P. Nordberg Jr.

                                    --------------------------------------------
                                    Peter J. Farrell

                                    --------------------------------------------
                                    Sean P. Murphy

                                    --------------------------------------------
                                    Daniel L. Willison Jr.

                                    --------------------------------------------
                                    Daniel W. Colhoun, III

                                    --------------------------------------------
                                    Henry "Hans" Wittich, IV

                                    CNL RETIREMENT PROPERTIES, INC.,
                                    a Maryland corporation

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title
                                         ---------------------------------------

                                    EXHIBIT K

                         COMPOSITE STATE SPECIFIC RIDERS

                                      TEXAS

      THIS RIDER TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Rider") is attached to and made a part of the Real Estate Purchase and Sale Agreement, dated ____________________ _____, 2004 (the "Agreement"), by and between CNL
Retirement Properties, Inc., a Delaware corporation and its permitted successors and assigns ("Purchaser"), Medical Office Properties, Inc., a Maryland corporation ("MOP") and the Sellers under the Agreement ("Sellers"). Any provision of this Rider that conflicts with the Agreement shall supercede and take precedence over those terms in the Agreement. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

      1. THE FOLLOWING SHALL BE ADDED TO THE AGREEMENT AFTER THE LAST SENTENCE OF SECTION 2.05 THEREOF:

      "With respect to any Property located in the State of Texas (a "Texas Property"), Sellers and Purchaser also agree that the amount of One Hundred and No/100 Dollars ($100.00) (the "Independent Contract Consideration") for each Texas Property shall be paid by Purchaser to Sellers on the date hereof as consideration for Sellers' execution and delivery of this Agreement and for Buyer's rights under Article 3 hereof. The Independent Contract Consideration is independent of any other consideration or payment provided for in this Agreement and, notwithstanding anything to the contrary herein, is non-refundable in all events."

      2. SECTION 4.01(A)(IX) IS DELETED IN ITS ENTIRETY, AND A NEW SECTION 4.01(A)(IX) SHALL BE ADDED AS FOLLOWS:

      "With respect to each Texas Property, Sellers and Purchaser shall execute and deliver a letter, dated as of the date of Closing and addressed to all Tenants, informing such Tenants of the transfer of the Property and the assignment of the Leases to Purchaser, together with an instruction to pay all amounts due or to become due under the Leases to Purchaser, including an acknowledgment by Purchaser of receipt of all security deposits (specifying the exact dollar amount of the security deposit) and that Purchaser is responsible for the Tenant's security deposit, in compliance with Section 92.105 of the Texas Property Code."

      3. WITH RESPECT TO THE TEXAS PROPERTIES, THE FOLLOWING SHALL BE ADDED TO ARTICLE XI AS A NEW SECTION 11.16:

      "Section 11.16 Texas Real Estate License Act. The Texas Real Estate License Act requires written notice to Purchaser that it should have an attorney examine an abstract of title to a Texas Property or obtain a title insurance policy. Notice to that effect is, therefore, hereby given to Purchaser."

      4. WITH RESPECT TO THE TEXAS PROPERTIES, THE FOLLOWING SHALL BE ADDED TO ARTICLE XI AS A NEW SECTION 11.17:

      "Section 11.17 Notice Applicable to Property Outside Municipal Corporate Boundaries. Pursuant to the requirements of Section 5.011 of the Texas Property Code, Sellers hereby notify Purchaser that, if a Texas Property is located outside the limits of a municipality, the Texas Property may now or later be included within the extra-territorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and extraterritorial jurisdiction. To determine if a Texas Property is located within a municipality's extraterritorial jurisdiction or is likely to be located within a municipality's extraterritorial jurisdiction, contact all municipalities located in the general proximity of the Texas Property for further information."

      5. WITH RESPECT TO THE TEXAS PROPERTIES, THE FOLLOWING SHALL BE ADDED TO ARTICLE XI AS A NEW SECTION 11.18:

      "Section 11.18 Statutory Water Districts. If a Texas Property is situated in utility or other statutorily created district providing water, sewer, drainage or flood control facilities and services, Chapter 50 of the Texas Water Code requires Sellers to deliver and Purchaser to sign the statutory notice relating to the tax rate, bonded indebtedness or standby fee of the district prior to the final execution of this Agreement."

      6. WITH RESPECT TO THE TEXAS PROPERTIES, THE FOLLOWING SHALL BE ADDED TO ARTICLE XI AS A NEW SECTION 11.19:

      "Section 11.19 Coastal Property. If a Texas Property adjoins or shares a common boundary with the tidally influenced submerged lands of the State of Texas, Section 33.35 of the Texas Natural Resources Code requires a notice regarding coastal area property to be included in this Agreement."

                                   (COLORADO)

      THIS RIDER TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Rider") is attached to and made a part of the Real Estate Purchase and Sale Agreement, dated ____, 2004 (the "Agreement"), by and between CNL Retirement Properties, Inc., a Delaware corporation and its permitted successors and assigns ("Purchaser"), Medical Office Properties, Inc., a Maryland corporation ("MOP") and the Sellers under the Agreement ("Sellers"). Any provision of this Rider that conflicts with the Agreement shall supercede and take precedence over those terms in the Agreement. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

            1. Inclusion of the Land and Improvements Within Any Special Taxing District. With respect to any Property located in the State of Colorado (a "Colorado Property"), Purchaser hereby acknowledges the following:

            SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. PURCHASER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

                                  (CALIFORNIA)

      THIS RIDER TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Rider") is attached to and made a part of the Real Estate Purchase and Sale Agreement, dated ________________ ____, 2004 (the "Agreement"), by and between CNL Retirement Properties, Inc., a Delaware corporation and its permitted successors and assigns ("Purchaser"), Medical Office Properties, Inc., a Maryland corporation ("MOP") and the Sellers under the Agreement ("Sellers"). Any provision of this Rider that conflicts with the Agreement shall supercede and take precedence over those terms in the Agreement. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

      1. The following shall be added as Section 3.05 with respect to any of the Properties located in the State of California (the "California Properties"):

                  "Purchaser and Sellers acknowledge that Sellers are required to disclose if any of the California Properties lies within the following natural hazard areas or zones: (i) an area of potential flooding, as designated by the California Office of Emergency Services (California Government Code Section 8589.4); (ii) a very high fire hazard severity zone (California Government Code Section 51183.5); (iii) a wild land area that may contain substantial forest fire risks and hazards (Public Resources Code Section 4136); (iv) an earthquake fault or special studies zone (Public Resources Code
            Section 2621 et. Seq.) or (vi) a seismic hazard zone (Public Resources Code Section 2694)(collectively, the "Natural Hazards").

            Sellers have employed the services of Property I.D. ("Natural Hazard Expert") to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Sellers to fulfill its disclosure obligations with respect to the Natural Hazards and to report the results of its examination to Purchaser and Sellers in updates to written Property Condition Reports (the "Property Condition Reports"). The fees and expenses of the Natural Hazard Expert shall be paid by Sellers. The Property Condition Reports prepared by the Natural Hazard Expert regarding the results of its examination fully and complete discharge Sellers from its disclosure obligations referred to herein, and, for the purposes of this Agreement, the provisions of Civil Code Section 1103.4 regarding the non-liability of Sellers for errors and/or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and Property Condition Reports regarding the Natural Hazards."

      2. With respect to the California Properties, Section 4.01(a)(ix) is hereby deleted in its entirety and replaced with the following:

            "(vii) On or promptly following the Closing, Sellers shall deliver or cause to be delivered to each of the Tenants a tenant notification letter in a form agreed to by Sellers and Purchaser (the "Tenant Notification Letters"). Pursuant to California Civil Code Section 1950.7(d)(1), Sellers hereby notify Purchaser that Sellers have elected to notify the Tenants and the transfer of the Tenants' security deposits to Purchaser by means of the delivery to the Tenants of the Tenant Notification Letters.

                  _____________________              _________________________
                    Sellers' Initials                  Purchaser's Initials"

      3. With respect to the California Properties, the following shall be added to the last sentence of Section 5.15(b):

                  IN THAT CONNECTION, PURCHASER, ON BEHALF OF ITSELF, ITS
            SUCCESSORS, ASSIGNS AND SUCCESSORS-IN-INTEREST AND SUCH OTHER PERSONS AND ENTITIES, WAIVES THE BENEFIT OF CALIFORNIA CIVIL CODE
            SECTION 1542, WHICH PROVIDES AS FOLLOWS:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE
            CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

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      4.    With respect to the California Properties, the parties acknowledge that the remedy set forth in Section 10.01(c) of the Agreement constitutes liquidated damages to MOP and Sellers, pursuant to California Civil Code Sections 1671, 1676, and 1679, is not intended as a forfeiture or penalty within the meaning of California Civil Code Sections 3275 or 3369 or otherwise, and is intended to settle all issues and questions about the amount of damages suffered by MOP and Sellers in the applicable event.

            INITIALS FOR SELLERS                     INITIALS FOR PURCHASER

      5.    With respect to the California Properties, the parties agree that
Section 11.07 of the Agreement constitutes written consent that trial by jury shall be waived in any such claim, demand, action, suit, proceeding or other cause of action pursuant to California Code of Civil Procedure Section 631 and agrees that the Purchaser, MOP and Sellers each shall have the right at any time to file this Agreement with the clerk or judge of any court in which any such claim, demand, action, suit, proceeding or other cause of action may be pending as statutory written consent to waiver of trial by jury in accordance with California Code of Civil Procedure Section 631.

                                     FLORIDA

      THIS RIDER TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Rider") is attached to and made a part of the Real Estate Purchase and Sale Agreement, dated ________, 2004 (the "Agreement"), by and between CNL Retirement Properties, Inc., a Delaware corporation and its permitted successors and assigns ("Purchaser"), Medical Office Properties, Inc., a Maryland corporation ("MOP") and the Sellers under the Agreement ("Sellers"). Any provision of this Rider that conflicts with the Agreement shall supercede and take precedence over those terms in the Agreement. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

      1. Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. With respect to the Properties located in the State of Florida, additional information regarding radon and radon testing may be obtained from your county health department. [Note: This paragraph is provided for informational purposes pursuant to section 404.056(6), Florida Statutes (2002).]

      2. Energy Efficiency. With respect to the Properties located in the State of Florida, Purchaser may have the building's energy efficiency rating determined. Purchaser acknowledges receipt of a copy of the Florida Building Energy Efficiency Rating System pamphlet prepared by the State of Florida Department of Community Affairs. [Note: This

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paragraph is provided for informational purposes pursuant to section 553.996,
Florida Statutes (2002).]

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                                    EXHIBIT L

     LIST OF SERVICE CONTRACTS FOR WHICH PURCHASER HAS REQUESTED TERMINATION

                    [TO BE ATTACHED AFTER THE EFFECTIVE DATE]